UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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(Rule 14a-101)

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Express Scripts Holding Company
(Name of registrant as specified in its charter)

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2015	Notice of Annual Meeting of Stockholders and Proxy Statement

EXPRESS SCRIPTS HOLDING COMPANY

One Express Way

Saint Louis, Missouri 63121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 6, 2015

The 2015 Annual Meeting of Stockholders of EXPRESS SCRIPTS HOLDING COMPANY, a Delaware corporation (the “Company”), will be held at the principal executive offices of the Company, One Express Way, Saint Louis, Missouri 63121, on Wednesday, May 6, 2015, at 8:00 a.m. Central Time (the “meeting”), to consider and act upon the following matters:

  Items of Business

1.	to elect twelve (12) directors to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified;

2.	to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for 2015;

3.	to approve, by non-binding vote, the Company’s executive compensation;

4.	to consider two stockholder proposals, if properly presented at the meeting; and

5.	to transact such other business as may properly come before the meeting.

  Voting

Only stockholders of record at the close of business on March 9, 2015, are entitled to notice of, and to vote at, the meeting. At least ten days prior to the meeting, a complete list of stockholders entitled to vote will be available for inspection by any stockholder for any purpose germane to the meeting, during ordinary business hours, at the office of the Secretary of the Company at One Express Way, Saint Louis, Missouri 63121. As a stockholder of record, you are cordially invited to attend the meeting in person. Regardless of whether you expect to be present at the meeting, please either complete, sign and date the enclosed proxy card and mail it promptly in the enclosed envelope, or vote electronically by telephone or the Internet as described in greater detail in the proxy statement. Returning the enclosed proxy card or voting electronically or telephonically, will not affect your right to vote in person if you attend the meeting.

By Order of the Board of Directors

Martin P. Akins

Vice President, Deputy General Counsel and Corporate Secretary

One Express Way

Saint Louis, Missouri 63121

March 24, 2015

Even though you may plan to attend the meeting in person, please vote by telephone or the Internet, or execute the enclosed proxy card and mail it promptly. A return envelope (which requires no postage if mailed in the United States) is enclosed for your convenience. Telephone and Internet voting information is provided on your proxy card. Should you attend the meeting in person, you may revoke your proxy and vote in person.

Map to Annual Meeting of Stockholders	Back Cover

PROXY STATEMENT

EXPRESS SCRIPTS HOLDING COMPANY

One Express Way

Saint Louis, Missouri 63121

2015 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Express Scripts Holding Company, a Delaware corporation, to be voted at the 2015 Annual Meeting of Stockholders, which we refer to as the “annual meeting” or the “meeting,” and any adjournment or postponement of the meeting. The meeting will be held at the principal executive offices of the Company, One Express Way, Saint Louis, Missouri 63121, on Wednesday, May 6, 2015, at 8:00 a.m. Central Time, for the purposes contained in the accompanying Notice of Annual Meeting of Stockholders and as set forth in this proxy statement. On March 24, 2015, we mailed to our stockholders a notice containing instructions on how to access this proxy statement and our annual report to stockholders online, and made this proxy statement and form of proxy available online.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on May 6, 2015: The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com. (All website addresses given in this document are for informational purposes only and are not intended to be an active link or to incorporate any website information into this document).

On April 2, 2012, we consummated a series of transactions (the “Medco transactions”) whereby Medco Health Solutions, Inc. became a wholly-owned subsidiary of our Company. References to the “Company,” “Express Scripts,” “we,” “our,” or “us” refer to Express Scripts Holding Company, with respect to the period following April 2, 2012, and to Express Scripts, Inc., with respect to the period prior to April 2, 2012.

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    1

2015 PROXY SUMMARY

This summary highlights information contained in this proxy statement. This summary does not contain all of the information that you should consider, and you should carefully read the entire proxy statement before voting.

ANNUAL MEETING OF STOCKHOLDERS

•	Time and Date: 8:00 a.m., Central Time, Wednesday, May 6, 2015

•	Place: Company Headquarters, One Express Way, Saint Louis, Missouri 63121

•	Record Date: March 9, 2015

•

Voting: Stockholders as of the record date are entitled to vote; each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on

VOTING MATTERS AND BOARD RECOMMENDATIONS

•	Election of twelve directors (Board Recommendation: FOR EACH NOMINEE)

•	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for 2015 (Board Recommendation: FOR)

•	Approval, by non-binding vote, of the Company’s executive compensation (Board Recommendation: FOR)

•	Two stockholder proposals, if properly presented at the meeting (Board Recommendation: AGAINST)

Item No. 1: Election of Directors

BOARD NOMINEES

Name	Age	Director Since	Committee Memberships	Other Current Public Company Boards
Gary G. Benanav Independent	69	2000	Compliance Corporate Governance	Barnes Group, Inc.
Maura C. Breen Independent	59	2004	Compensation (Chair)
William J. DeLaney Independent	59	2011	Audit Compensation	Sysco Corporation
Elder Granger, MD, MG, USA (Retired) Independent	61	N/A	N/A	DLH Holdings Corp.
Nicholas J. LaHowchic Independent	68	2001	Compliance (Chair)
Thomas P. Mac Mahon Independent	68	2001	Corporate Governance (Chair)	PharMerica Corporation
Frank Mergenthaler Independent	54	2009	Audit (Chair)
Woodrow A. Myers, Jr., MD Independent	61	2007	Compensation Compliance
Roderick A. Palmore Independent	63	2014	Corporate Governance	Goodyear Tire & Rubber Co. CBOE Holdings, Inc.
George Paz	59	2004		Honeywell International, Inc.
William L. Roper, MD, MPH Independent	66	2012	Compliance	DaVita HealthCare Partners Inc.
Seymour Sternberg Independent	71	1992	Audit Corporate Governance	CIT Group Inc.

2    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

2015 PROXY SUMMARY

Item No. 2: Ratification of Appointment of Independent Registered Public Accountants

Independent Registered Public Accountants

Although not required, we are asking stockholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for 2015.

Item No. 3: Advisory Vote on Executive Compensation

Named Executive Officers

•	George Paz, Chair and Chief Executive Officer (President through February 2014)

•	Timothy Wentworth, President since February 2014

•	Keith Ebling, Executive Vice President and General Counsel

•	Sara Wade, Senior Vice President and Chief Human Resources Officer

•	Cathy Smith, Executive Vice President and Chief Financial Officer from February 2014 through December 2014

•	Matthew Harper, Vice President (Interim Chief Financial Officer from July 2013 through February 2014)

Advisory Vote

We are asking our stockholders to approve on an advisory basis the compensation of our named executive officers. Our board recommends a FOR vote because we believe that our compensation program aligns the interests of our named executive officers with those of our stockholders and achieves our compensation objective of rewarding management based upon individual and Company performance and the creation of stockholder value over the long-term.

Key Elements of Our Compensation Program

Base Salary
Key Elements • A fixed cash amount, determined annually. Objective • Provides a pay opportunity comparable with the companies with which we compete for management talent.
Employee Annual Bonus Plan

Key Elements

•  An annual cash award made to employees below the senior management level.

•   Mr. Harper participates in the Employee Annual Bonus Plan (the “Employee ABP”). None of our other named executive officers participates in the Employee ABP.

•   Funding of the Employee ABP is generally based on the achievement of certain financial and performance metrics and may be further adjusted subject to the discretion of our chief executive officer.

Objective

•   Rewards the achievement of certain operational and performance metrics that are established for each year.

•   Motivates performance by delivering greater rewards for superior Company and individual performance, while delivering reduced awards for Company or individual underperformance.

Executive Performance-Based Cash Bonus Awards

Key Elements

•  An annual cash award approved by the Compensation Committee (and ratified by the board with respect to our executive vice presidents and president, and ratified by the independent members of the board with respect to Mr. Paz) for executive officers.

•   All of our named executive officers (other than Mr. Harper) are eligible to receive annual performance-based cash bonus awards.

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    3

2015 PROXY SUMMARY

• In the first quarter of the performance year, the Compensation Committee approves, and the board ratifies, as applicable, a performance-based cash bonus award for each executive officer to be paid in the first quarter of the following year. The award is granted at 200% of each executive’s target bonus amount (215% beginning in 2015), which reflects the maximum potential award. For purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, the Compensation Committee also approves, and the board ratifies, a minimum EPS target that must be achieved during the performance year or the award is forfeited. If the minimum EPS target is met, the Compensation Committee retains the discretion to adjust the actual payout of the award downward from the maximum potential award.

•  Performance-based cash bonus awards are awarded under the Express Scripts, Inc. 2011 Long-Term Incentive Plan, as amended and restated, or the “2011 LTIP.” The Compensation Committee may, in its discretion, use a variety of subjective performance factors when granting these awards and considers, among other factors, each executive’s individual performance as a key factor in determining the actual payout.

Objective

•  Rewards the achievement of certain operational and performance metrics that are established for each year.

•  Motivates performance by delivering greater rewards for superior Company and individual performance, while delivering reduced or no awards for Company or individual underperformance.

Long-Term Incentive Plan

Key Elements

• Stock options comprise approximately 40% and 33 1/3% of annual long-term incentive equity awards for our CEO and other named executives (other than Mr. Harper), respectively, and have a three-year vesting and seven-year expiration period (ten-year expiration period for stock options issued after January 1, 2015). Beginning in 2015, stock options comprise approximately 33 1/3% of annual long-term incentive equity awards for our CEO.

•  Restricted stock units comprise approximately 25% and 33 1/3% of annual long-term incentive equity awards for our CEO and other named executives (other than Mr. Harper), respectively, and have a three-year vesting period. Beginning in 2015, restricted stock units comprise approximately 33 1/3% of annual long-term incentive equity awards for our CEO.

•  Performance shares comprise approximately 35% and 33 1/3% of annual long-term incentive equity awards for our CEO and other named executives (other than Mr. Harper), respectively, and vest based upon the Company’s performance over three years in three equally weighted performance categories:

• total stockholder return relative to a defined industry peer group;

• compound annual growth in EPS (as defined on page 35) relative to a defined industry peer group; and

• three-year average return on invested capital relative to a predetermined target.

Beginning with performance shares granted in 2015, performance shares comprise approximately 33 1/3% of annual long-term incentive equity awards for our CEO and the annual growth in EPS performance metric has been eliminated.

• Mr. Harper’s annual long-term equity incentive award was comprised of 50% stock options and 50% restricted stock units.

Objective

• Stock options and restricted stock units align compensation to long-term stockholder value and stock price appreciation.

•  Performance shares reward the achievement of our long-term financial goals relative to a defined industry peer group and predetermined targets.

•  Overlapping vesting periods help to manage compensation-related risks associated with maximizing performance in any one period at the expense of another.

•  Multi-year vesting period serves as a retention tool.

4    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

2015 PROXY SUMMARY

Executive Compensation Program Best Practices

Our compensation program is designed to drive performance towards achievement of both short-term and long-term goals and to increase stockholder value, while appropriately balancing risk and reward. We regularly review our compensation program to incorporate best practices, examples of which include:

•

target total direct compensation (base salary, performance-based cash bonus awards and long-term incentive equity awards) that is competitive with a peer group of companies and other companies with which we compete for talent;

•	a mix of short- and long-term performance incentives, with emphasis on long-term performance;

•	the regular risk assessment of compensation programs;

•	stock ownership guidelines;

•	a prohibition on trading in derivatives related to shares of our common stock and on pledging shares of our common stock;

•	a clawback policy;

•	no reportable perquisites; and

•	no tax gross-ups for our executive officers.

2014 Performance Highlights

All of our clients are on one single technology platform as of January 1, 2014 and we have made significant progress in integrating our systems, processes and solutions to provide-best-in-class client service and patient care, while at the same time, delivering strong financial performance.

2014 Financial Review:

•	increased earnings per share from continuing operations attributable to Express Scripts from $2.31 to $2.64, a 14% increase;

•	increased net income attributable to Express Scripts from $1,844.6 million to $2,007.6 million, a 9% increase;

•	increased generic fill rate from 80.8% to 82.9%; and

•	cash flow provided by operating activities was $4.55 billion.

2014 Summary Compensation

(see page 42 for additional detail)

	Base Salary	Restricted Stock and Performance Share Awards	Option Awards	Bonus and Non-Equity Incentive Plan Compensation		All Other	Total
George Paz	$1,235,385	$6,000,000	$4,000,000	$1,392,233		$293,388	$12,921,006
Timothy Wentworth	815,303	3,400,000	1,700,000	1,264,863	(1)	106,036	7,286,202
Keith Ebling	660,385	1,800,000	900,000	662,540		121,202	4,144,127
Sara Wade	535,385	1,375,000	687,500	387,029		80,367	3,065,281
Cathy Smith(2)	613,462	3,833,334	916,667	1,079,225	(3)	—	6,442,688
Matthew Harper	332,045	169,525	169,525	166,301		15,600	852,996

(1)	Includes a cash bonus of $775,683 under the Executive Performance-Based Cash Bonus Plan and payments of $489,180 in connection with Mr. Wentworth’s $2,935,050 retention bonus granted in January 2012.

(2)	Ms. Smith left the Company effective March 1, 2015. The amounts set forth in the table above reflect compensation amounts for Ms. Smith with respect to 2014. For a summary of the termination benefits received by Ms. Smith, some of which are payable in 2015 and 2016, see “Employment Agreement and Potential Payments Upon Termination or Change in Control – Cathy Smith.”

(3)	Includes a cash bonus of $579,225 under the Executive Performance-Based Cash Bonus Plan and a payment of $500,000 in connection with Ms. Smith’s sign-on bonus.

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    5

ABOUT THE MEETING

ABOUT THE MEETING

1. Why Did I Receive this Proxy Statement?

Because you were a stockholder of our Company as of March 9, 2015, or the “record date,” and are entitled to vote at the annual meeting, our board of directors is soliciting your proxy to vote at the meeting. This proxy statement summarizes the information you need to know in order to cast a vote at the meeting.

2. What Am I Voting On?

You are voting on five items:

•	election of directors (see page 9);

•	ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for 2015 (see page 66);

•	approval, by non-binding vote, of the Company’s executive compensation (see page 67);

•	if properly presented at the meeting, a stockholder proposal regarding political disclosure and accountability (see page 68); and

•	if properly presented at the meeting, a stockholder proposal regarding an independent board chairman (see page 70).

3. How Do I Vote?

Stockholders of record

If you are a stockholder of record, there are four ways to vote:

•	by toll-free telephone at 1-800-690-6903*

•	by Internet at www.proxyvote.com*

•	by completing and returning your proxy card

•	by written ballot at the meeting

* The deadline to vote by telephone or Internet is 11:59 p.m. Eastern Time on May 5, 2015.

Street name holders

Shares of our common stock that are held in a brokerage account in the name of the broker are held in “street name.” If your shares are held in street name, you should follow the voting instructions provided by your broker. You may complete and return a voting instruction card to your broker or vote by telephone or the Internet. Check your voting instructions card for more information. If you hold your shares in street name and wish to vote at the meeting, you must obtain a legal proxy from your broker and bring that proxy to the meeting.

4. What Are the Voting Recommendations of the Board of Directors?

Our board of directors recommends the following votes:

•	FOR each director nominee;

•	FOR ratification of PricewaterhouseCoopers LLP as our independent registered public accountants for 2015;

•	FOR the approval, by non-binding vote, of the Company’s executive compensation;
•	AGAINST the stockholder proposal regarding political disclosure and accountability; and

•	AGAINST the stockholder proposal regarding an independent board chairman.

If you return a properly executed proxy card without instructions, the persons named as proxy holders will vote your shares in accordance with the recommendations of our board of directors.

5. Will Any Other Matters Be Voted On?

We do not know of any other matters that will be brought before the stockholders for a vote at the annual meeting. If any other matter is properly brought before the meeting, your signed or electronic proxy card gives authority to George Paz and Keith J. Ebling, or either of them, to vote your shares at their discretion.

6    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

ABOUT THE MEETING

6. Who Is Entitled to Vote at the Meeting?

Only stockholders of record at the close of business on the record date are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the meeting, or at any postponement or adjournment of the meeting.

7. How Many Votes Do I Have?

You will have one vote for each share of our common stock you owned at the close of business on the record date.

8. How Many Votes Can Be Cast By All Stockholders?

On the record date there were 728,792,883 outstanding shares of our common stock, each of which is entitled to one vote at the meeting. There is no cumulative voting. Unless otherwise provided, all references to shares of our common stock in this proxy statement have been adjusted to reflect all of our previous stock splits.

9. How Many Votes Must Be Present to Hold the Meeting?

The holders of a majority of the aggregate voting power of our common stock outstanding on the record date, or approximately 364,396,442 votes, must be present in person, or by proxy, at the meeting in order to constitute a quorum necessary to conduct the meeting.

If you vote, your shares will be part of the quorum. Abstentions will be counted in determining the quorum. If you hold your shares in street name and do not provide voting instructions to your broker, but your broker has, and exercises, its discretionary authority to vote on at least one matter to be voted on at the meeting, your shares will be counted in determining the quorum for all matters to be voted on at the meeting. Brokers have discretionary authority with respect to the ratification of auditors, but do not have discretionary authority with respect to the election of directors, the approval of executive compensation or the stockholder proposals. A “broker non-vote” occurs with respect to a matter to be voted on, when a broker holding shares in street name submits a proxy that states the broker has not received instructions from the beneficial owner on how to vote with respect to the matter and does not have discretionary authority to vote in the absence of instructions.

We urge you to vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that a quorum has been achieved.

10. What Vote Is Required to Approve Each Proposal?

With respect to Item 1, the election of directors, the affirmative vote of a majority of the votes cast is required to elect a director when a quorum is present. A “majority of the votes cast” means the number of votes cast “for” a director exceeds the number of votes cast “against” that director. “Votes cast” excludes abstentions and any broker non-votes. Accordingly, abstentions and broker non-votes will have no effect on the election of directors. Brokers do not have discretionary authority with respect to the election of directors. Under Delaware law, if an incumbent director-nominee is not elected at the meeting, the director will continue to serve on the board as a “holdover director.” As required by our bylaws, each director-nominee has submitted an irrevocable conditional letter of resignation which becomes effective if he or she is not elected by a majority of the votes cast by stockholders and the board of directors accepts the resignation. If a director-nominee is not elected by a majority of the votes cast, the Corporate Governance Committee will consider the director’s resignation and recommend to the board whether to accept or reject such resignation. The board of directors will decide whether to accept or reject the resignation and will publicly disclose its decision within 90 days after the date of the certification of the election results.

With respect to Items 2, 3, 4 and 5, the affirmative vote of a majority of the shares represented in person or by proxy at the meeting and entitled to vote on the matter is required for approval. An abstention with respect to Items 2, 3, 4 and 5 will not be voted, although it will be counted for the purpose of determining the number of shares represented at the meeting and entitled to vote on the matter. Accordingly, an abstention will have the effect of a negative vote. Broker non-votes, if any, are not counted or deemed present or represented for determining whether stockholders have approved the proposal and would have no effect on the outcome of the vote. Brokers have discretionary authority with respect to the ratification of auditors. Brokers do not have discretionary authority with respect to the approval of executive compensation or the stockholder proposals.

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    7

ABOUT THE MEETING

11. Can I Change My Vote or Revoke My Proxy?

Yes. You may change or revoke your proxy by sending in a new proxy card with a later date, or cast a new vote by telephone or Internet (not later than the deadline of 11:59 p.m. Eastern Time on May 5, 2015), or send a written notice of revocation to our Corporate Secretary at the address on the cover of this proxy statement. Also, if you attend the meeting and wish to vote in person, you may request that your previously submitted proxy be revoked.

12. Why Haven’t I Received a Printed Copy of the Proxy Statement or Annual

       Report?

We are taking advantage of Securities and Exchange Commission (“SEC”) rules that allow companies to furnish proxy materials to stockholders via the Internet. This allows us to avoid printing and mailing proxy materials to stockholders who prefer to review the materials online. If you received a Notice of Internet Availability of Proxy Materials, or “Notice,” by mail, you will not receive a printed copy of the proxy materials, unless you submit a specific request. The

Notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report as well as how to submit your proxy over the Internet. If you received the Notice and would still like to receive a printed copy of the proxy materials, you should follow the instructions for requesting these materials included in the Notice. We plan to mail the Notice to stockholders by March 24, 2015.

13. Who Can Attend the Annual Meeting?

Any Express Scripts stockholder as of the close of business on March 9, 2015 may attend the meeting. You will need an admission ticket or proof of ownership to enter the meeting. An admission ticket is attached to your proxy card if you hold shares directly in your name as a stockholder of record. If you plan to attend the meeting, please vote your shares by submitting a proxy, but keep the admission ticket and bring it with you to the meeting.

If your shares are held in street name (beneficially held in the name of a broker, bank or other holder of record), you must present proof of your ownership, such as a bank or brokerage account statement, to be admitted to the meeting.

You may also obtain an admission ticket in advance by writing to the Office of the Secretary, One Express Way, Saint Louis, Missouri 63121. You must provide evidence of your ownership of shares with your ticket request, which you can obtain from your broker or bank. Please note that if you are a beneficial holder and would like to vote at the meeting in person, you will need to bring a legal proxy from your broker, bank or other holder of record.

Stockholders must also present a valid form of photo identification, such as a driver’s license, in order to be admitted to the meeting. No cameras, recording equipment, large bags or packages will be permitted in the meeting.

14. How Will My Shares Be Voted if I Submit a Proxy Without Indicating My

       Vote?

If you submit a properly executed proxy without indicating your vote, your shares will be voted as follows:

•	FOR each director nominee named in this proxy statement;

•	FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for 2015;
•	FOR the approval, by non-binding vote, of the Company’s executive compensation;

•	AGAINST the stockholder proposal regarding political disclosure and accountability, if properly presented at the meeting; and

•	AGAINST the stockholder proposal regarding an independent board chairman, if properly presented at the meeting.

8    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

The current term of office of all of our directors expires at the meeting or when their successors are duly elected and qualified. The Corporate Governance Committee of our board of directors has nominated twelve directors to be elected to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. Mr. Palmore and Dr. Granger were each identified as a potential director candidate by a third-party director search firm engaged by our Corporate Governance Committee. Dr. Granger is not currently a member of our board and Mr. Palmore was officially nominated by the Corporate Governance Committee and appointed a director of Express Scripts in September 2014. Mr. Parker retired from the board on February 18, 2015 and accordingly, there is currently a vacancy on the board. The Corporate Governance Committee of the board has nominated Dr. Granger to fill this vacancy. Eleven nominees are currently directors of our Company and all nominees have agreed to serve if elected. Unless otherwise specified, all proxies will be voted in favor of each nominee listed below as a director of our Company.

Our board of directors has no reason to expect that any of the nominees will be unable to stand for election on the date of the meeting or will otherwise not serve. If a vacancy occurs among the original nominees prior to the meeting, the proxies may be voted for a substitute nominee named by our board of directors as well as for the remaining nominees. Because this election is not a contested election, directors are elected by a majority of the votes cast when a quorum is present. A “majority of the votes cast” means that the number of votes cast “for” a director exceeds the number of votes cast “against” that director. “Votes cast” excludes abstentions and any broker non-votes. Our board of directors has determined that, in its judgment, with the exception of Mr. Paz, who is also the chief executive officer of our Company, all of the nominees for our board of directors are independent, as defined by the listing standards of The Nasdaq Global Select Market, as of the date of this proxy statement.

Our Corporate Governance Guidelines provide that the Corporate Governance Committee will nominate candidates for our board of directors who possess the highest personal and professional ethics, integrity and values, and who are committed to representing the long-term interests of stockholders. Although we have not adopted a formal policy on diversity, the Corporate Governance Committee considers the diversity, age, skills, and experience of the candidates in the context of the overall needs of the board. The Corporate Governance Committee evaluates diversity in a broad sense, recognizing the benefits of racial and gender diversity, but also considers the breadth of backgrounds, professional skills, and business experiences that directors and candidates may bring to our board. In addition to these qualities, the selection criteria for nomination include the skills and characteristics possessed by each candidate in the context of the perceived needs of the board of directors at that point in time in an effort to ensure there is a blend of skills and experience that will enhance the effectiveness of the board of directors. (For a full discussion on the criteria and process for the nomination of directors, see “Selection of Nominees for the Board of Directors” on page 18).

As described in more detail below, our board believes that the nominees, as a group, bring a diverse range of perspectives, and that each of our directors meets such criteria and has attributes and experience that make him or her well qualified to serve on our board of directors. For example, our board of directors includes several individuals with substantial healthcare and medical experience as well as individuals with experience serving as a chief executive officer and/or as a director of another publicly-traded company or significant financial services company. Most of our directors have financial or accounting experience, including several who have held the position of chief financial officer at a publicly-traded company. The Corporate Governance Committee considered, among other factors, the specific experience and qualifications in the biographical information detailed below as part of its decision to nominate each individual.

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    9

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

GARY G. BENANAV
Director
Age: 69 Director since: 2000
Committees: Compliance Corporate Governance

Gary G. Benanav, 69, was elected a director of Express Scripts in January 2000. He served as Vice Chairman and a Director of New York Life Insurance Company or “New York Life,” a life insurance and financial services company, from November 1999 until his retirement in March 2005 and as Chairman and Chief Executive Officer of New York Life International from December 1997 until his retirement in March 2006. Mr. Benanav has served or serves on the boards of public companies, and has held leadership roles in industry trade groups. Mr. Benanav is currently a director of Barnes Group, Inc.

Skills and Experience

Relevant Areas of Expertise, Experience and Qualifications: Mr. Benanav brings experience to our board in the areas of mergers and acquisitions, corporate finance, law and compliance, government regulation, and international trade and operations. Mr. Benanav has experience in a variety of business sectors including banking and financial services, capital markets, and life, health and property and casualty insurance. Mr. Benanav holds a Masters in Business Administration and is a licensed attorney. Mr. Benanav also has over nine years of experience as a chief executive officer.

MAURA C. BREEN
Director
Age: 59 Director since: 2004
Committees: Compensation (Chair)

Maura C. Breen, 59, was elected a director of Express Scripts in July 2004. Ms. Breen served as Senior Vice President and General Manager for the New York Region for Verizon Communications, Inc. or “Verizon,” a provider of communications services, from March 2006 until her retirement in September 2008. Previously, Ms. Breen was Senior Vice President/Support Services, Network Services Group for Verizon, from December 2003 through March 2006. Ms. Breen also served as Senior Vice President & Chief Marketing Officer, Retail Market Groups for Verizon from July 2001 through December 2003. Ms. Breen also serves as Chair of the Crohn’s & Colitis Foundation of America.

Skills and Experience

Relevant Areas of Expertise, Experience and Qualifications: Ms. Breen brings experience to our board in the areas of marketing and branding, cost control and restructuring, technology and innovation, sales and business development, and operations. Ms. Breen has over 30 years of experience with a Fortune 100 company in the telecommunications industry, including over nine years as a corporate executive officer.

WILLIAM J. DELANEY
Director
Age: 59 Director since: 2011
Committees: Audit Compensation

William J. DeLaney, 59, was elected a director of Express Scripts in September 2011. Mr. DeLaney is currently Chief Executive Officer of Sysco Corporation or “Sysco,” a food marketing and distribution company, and has served in this capacity since March 2009. He assumed the additional title of President of Sysco in March 2010. Mr. DeLaney began his Sysco career in 1987 and has held positions of increasing responsibility. In July 2007, Mr. DeLaney became Sysco’s Executive Vice President and Chief Financial Officer and continued to serve in such position following his promotion to CEO until October 2009. He has been a director of Sysco since January 2009.

Skills and Experience

Relevant Areas of Expertise, Experience and Qualifications: Mr. DeLaney brings experience to our board in the areas of accounting, finance, operations and management. Throughout his career, Mr. DeLaney has developed experience and knowledge in the areas of leadership and management development, corporate strategy and development, finance and accounting and distribution and supply chain management. Mr. DeLaney holds a Masters in Business Administration and has extensive experience as a corporate executive officer, including six years as a chief executive officer.

10    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

ELDER GRANGER, MD, MG, USA (Retired)
Nominee
Age: 61
Committees: N/A

Elder Granger, MD, MG, USA (Retired), 61. Dr. Granger is a U.S. Army Major General (retired) and has served as the President and Chief Executive Officer of The 5Ps LLC, a healthcare, education, and leadership consulting firm, since August 2009. Previously, Dr. Granger served in the U.S. Army for over 35 years before retiring in June 2009, and was the Deputy Director and Program Executive Officer of the TRICARE Management Activity, Office of the Assistant Secretary of Defense (Health Affairs) in Washington, D.C. from December 2005 to June 2009. In this role he served as the principal advisor to the Assistant Secretary of Defense (Health Affairs) on DoD health plan, policy and performance and oversaw the acquisition, operation and integration of DoD’s managed care program within the Military Health System. Prior to joining TRICARE Management Activity, Dr. Granger led the largest U.S. and multi-national battlefield health system in recent history while serving as Commander, Task Force 44th Medical Command and Command Surgeon for the Multinational Corps Iraq. Dr. Granger received a B.S. Degree from Arkansas State University and earned his medical degree from University of Arkansas School of Medicine where he was awarded the Henry Kaiser Medical Fellowship for Medical Excellence and Leadership. Dr. Granger is board certified by the American College of Physician Executives, American Board of Medical Quality and American Board of Internal Medicine and holds numerous medical certifications. He is a director of DLH Holdings Corp., a provider of healthcare delivery solutions, logistics and technical services, and a current and former advisor or member of the board of directors of additional privately-held companies.

Skills and Experience

Relevant Areas of Expertise, Experience and Qualifications: Dr. Granger brings a wealth of knowledge with respect to healthcare management and operations and has broad experience covering the healthcare industry as well as the government sector. Dr. Granger also brings unique and extensive leadership experience and, through his deep understanding of the markets in which we compete, will provide a strong independent voice on our board.

NICHOLAS J. LAHOWCHIC
Director
Age: 68 Director since: 2001
Committees: Compliance (Chair)

Nicholas J. LaHowchic, 68, was elected a director of Express Scripts in July 2001. Mr. LaHowchic is currently President and Chief Executive Officer of Diannic, LLC, a management consulting firm, and has served in this capacity since February 2007. Previously, he served as President and Chief Executive Officer of Limited Logistics Services, Inc. or “LLS,” from October 1997, and as Executive Vice President for Limited Brands, Inc., a retail apparel company and the parent of LLS, from April 2004 until his retirement in February 2007. As Executive Vice President for Limited Brands, Inc., Mr. LaHowchic also had responsibility for company wide Information Technology Services and co-leadership with the Vice-Chairman for company ERP Transformation Initiative. LLS provides supply chain, compliance and procurement services to retailers including Limited Brands, Inc. Mr. LaHowchic previously served as a director of Advance Auto Parts, Inc.

Skills and Experience

Relevant Areas of Expertise, Experience and Qualifications: Mr. LaHowchic brings experience to our board in the areas of financial reporting, accounting and controls, corporate finance, mergers and acquisitions, public policy, and government regulation. Mr. LaHowchic has global experience in a variety of business sectors including retail apparel, transportation and logistics services, manufacturing and distribution, and information services. Mr. LaHowchic holds a Masters in Business Administration and has over seventeen years of experience as a chief executive officer.

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PROXY ITEM NO. 1: ELECTION OF DIRECTORS

THOMAS P. MAC MAHON
Director
Age: 68 Director since: 2001
Committees: Corporate Governance (Chair)

Thomas P. Mac Mahon, 68, was elected a director of Express Scripts in March 2001 and has served as Presiding Director since May 2008. Mr. Mac Mahon served as Chairman of the Board, President and Chief Executive Officer and a member of the Executive and Management Committees of Laboratory Corporation of America Holdings or “LabCorp,” the second largest independent clinical laboratory company in the U.S., from January 1997 until his retirement in December 2006. Mr. Mac Mahon has also served or serves on the boards of several public and private companies. Mr. Mac Mahon served as a director of LabCorp from 1995 to 2013 and Golden Pond Healthcare from 2007 to 2009. Mr. Mac Mahon also serves as a director of two start-up diagnostic companies, SYNAP Diagnostics and Aushon Biosystems. He currently serves as a director of PharMerica Corporation.

Skills and Experience

Relevant Areas of Expertise, Experience and Qualifications: Mr. Mac Mahon brings experience to our board in the areas of financial reporting, accounting and controls, mergers and acquisitions, corporate finance, cost control and restructuring, operations, public policy, law and compliance, government regulation, and information services. Mr. Mac Mahon has experience in a variety of business sectors including broad healthcare experience. Mr. Mac Mahon has extensive experience as a chief executive officer.

FRANK MERGENTHALER
Director
Age: 54 Director since: 2009
Committees: Audit (Chair)

Frank Mergenthaler, 54, was elected a director of Express Scripts in January 2009. He is currently Executive Vice President and Chief Financial Officer of Interpublic Group of Companies, Inc., an advertising and marketing services company, and has served in this capacity since July 2005. From April 2002 to July 2005, Mr. Mergenthaler was Executive Vice President and Chief Financial Officer of Columbia House Company, a direct marketer of entertainment content.

Skills and Experience

Relevant Areas of Expertise, Experience and Qualifications: Mr. Mergenthaler brings experience to our board in the areas of financial reporting, accounting and controls, corporate finance, cost control and restructuring, insurance and risk management, marketing and branding, and information services. Mr. Mergenthaler has experience in a variety of business sectors including broad experience in the advertising and marketing industry. Mr. Mergenthaler is a Certified Public Accountant, has extensive experience as a Chief Financial Officer, and is a former partner of PricewaterhouseCoopers LLP.

WOODROW A. MYERS, JR., MD
Director
Age: 61 Director since: 2007
Committees: Compensation Compliance

Woodrow A. Myers, Jr., MD, 61, was elected a director of Express Scripts in May 2007. Dr. Myers is currently Chief Executive Officer of Corizon Health, Inc., a provider of correctional health care solutions, and has served in this capacity since October 2013. In addition, Dr. Myers served as Managing Director of Myers Ventures, LLC, a healthcare consulting company, from December 2005 to October 2013. Dr. Myers also served as Executive Vice President and Chief Medical Officer of Anthem, Inc. (formerly, WellPoint, Inc.), a health benefits company, from September 2000 through December 2005 and has also served or serves on the boards of numerous public and private companies, including Genomic Health Inc., from 2006 to 2013, LipoScience, Inc. from 2011 to 2013, Cardionet, Inc., Mozambique Healthcare Consortium and Stanford University Hospital & Clinics. Dr. Myers previously served as Commissioner of Health for New York City and for the State of Indiana. He is currently a director of Stanford University Hospitals and Clinics.

Skills and Experience

Relevant Areas of Expertise, Experience and Qualifications: Dr. Myers brings medical and management experience to our board, including broad experience in the healthcare industry. Dr. Myers is a Medical Doctor and holds a Masters in Business Administration. Dr. Myers has extensive experience as a corporate executive officer.

12    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

RODERICK A. PALMORE
Director
Age: 63 Director since: 2014
Committees: Corporate Governance

Roderick A. Palmore, 63, was elected a director of Express Scripts in September 2014. Mr. Palmore served as Executive Vice President, General Counsel, Chief Compliance and Risk Management Officer and Secretary of General Mills, a global manufacturer and marketer of food products, from February 2008 until his retirement in February 2015. Mr. Palmore previously served as Executive Vice President, General Counsel and Secretary at Sara Lee Corporation from 1999 through 2008. Mr. Palmore was a partner with Sonneschein Nath & Rosenthal in Chicago from 1993 to 1996, and a partner with Wildman, Harrold, Allen & Dixon from 1986 to 1993. Prior to joining Wildman, Harrold, Allen & Dixon as an associate in 1982, he served as an Assistant United States Attorney in the Northern District of Illinois. Mr. Palmore is currently a member of the board of directors of Goodyear Tire & Rubber Co. and CBOE Holdings, Inc.

Skills and Experience

Relevant Areas of Expertise, Experience and Qualification: Mr. Palmore brings experience to our board in the areas of law and compliance, corporate governance, government regulation and mergers and acquisitions. Mr. Palmore has extensive experience managing legal and corporate governance aspects of a large public company, having served as General Counsel for both General Mills and Sara Lee Corporation. Mr. Palmore is also a licensed attorney, was previously a partner with a nationally recognized law firm, and served as an Assistant United States Attorney for the Northern District of Illinois.

GEORGE PAZ
Director
Age: 59 Director since: 2004
Committees: none

George Paz, 59, was elected a director of Express Scripts in January 2004 and has served as Chair of the board since May 2006. He assumed the role of Chief Executive Officer of Express Scripts on April 1, 2005 and served as President from October 2003 to February 2014. Mr. Paz joined Express Scripts and was appointed Senior Vice President and Chief Financial Officer in January 1998 and continued to serve as Chief Financial Officer following his appointment to the office of President until his successor joined the Company in April 2004. Mr. Paz is currently a member of the board of directors of Honeywell International, Inc. and serves on the board of directors of the Federal Reserve Bank of St. Louis.

Skills and Experience

Relevant Areas of Expertise, Experience and Qualifications: Mr. Paz has extensive knowledge about Express Scripts and the opportunities and challenges we face, and brings over 30 years of experience to our board of directors, including over ten years as our chief executive officer and over six years as our chief financial officer. Mr. Paz has experience in relevant areas such as tax, financial reporting, accounting and controls, corporate finance, insurance and risk management, mergers and acquisitions, capital markets, government regulation, and employee health benefits. Mr. Paz is a Certified Public Accountant.

WILLIAM L. ROPER, MD, MPH
Director
Age: 66 Director since: 2012
Committees: Compliance

William L. Roper, MD, MPH, 66, was elected a director of Express Scripts in April 2012. Dr. Roper served as a director of Medco Health Solutions, Inc. from December 2007 until the consummation of the Medco transactions in April 2012. Dr. Roper has served as Dean of the School of Medicine and Vice Chancellor for Medical Affairs of the University of North Carolina (“UNC”) at Chapel Hill, and as Chief Executive Officer of the UNC Health Care System, in each case, since 2004. He has also served as a Professor of Pediatrics and Social Medicine at the UNC School of Medicine and as a Professor of Health Policy and Administration at the UNC School of Public Health. Before joining UNC in 1997, Dr. Roper served as Senior Vice President of Prudential Health Care and in other roles from 1993 to 1997. He also served as director of the Centers for Disease Control and Prevention from 1990 to 1993, on the senior White House staff in 1989 and 1990 and as the administrator of CMS from 1986 to 1989. Dr. Roper has been a director of DaVita HealthCare Partners Inc. since 2001. He is former Chairman of the Board of Directors of the National Quality Forum, a private, not-for-profit, public benefit corporation established to standardize healthcare quality measurement and reporting.

Skills and Experience

Relevant Areas of Expertise, Experience and Qualifications: Dr. Roper brings medical and management experience to our board as well as experience and deep relationships in the healthcare industry. Dr. Roper is a Medical Doctor and has extensive executive experience in various capacities. Dr. Roper is a member of the American Academy of Pediatrics and the American Medical Association.

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    13

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

SEYMOUR STERNBERG
Director
Age: 71 Director since: 1992
Committees: Audit Corporate Governance

Seymour Sternberg, 71, was elected a director of Express Scripts in March 1992. Mr. Sternberg became Chief Executive Officer and Chairman of the Board of New York Life in April 1997, and served as Chief Executive Officer until his retirement in June 2008. Mr. Sternberg continued to serve as non-executive Chairman of the Board of New York Life until May 2009. Mr. Sternberg was appointed by former President Clinton as one of three U.S. representatives to the Business Advisory Council of the Asia-Pacific Economic Cooperation. Mr. Sternberg has also served or serves on the boards of several public or private companies and charitable organizations. Mr. Sternberg is currently a director of CIT Group Inc. and a director of Northeastern University.

Skills and Experience

Relevant Areas of Expertise, Experience and Qualifications: Mr. Sternberg brings experience to our board in the areas of strategic oversight, capital markets, mergers and acquisitions, corporate finance, financial reporting, accounting and controls, law and compliance, government regulation, public policy and governmental affairs, and insurance and risk management. Mr. Sternberg has extensive experience in the life insurance and financial services industry. Mr. Sternberg has over 30 years of experience as an executive corporate officer, including more than 11 years as a chief executive officer.

Directors’ Recommendation The board of directors unanimously recommends a vote FOR the election of each director nominee listed above.

Retiring Directors

John O. Parker retired from our board on February 18, 2015 due to health reasons. As such, Mr. Parker is not included on the slate of nominees for election to the board listed above. The Company is grateful for Mr. Parker’s contributions and service for more than 10 years on our board.

14    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

The Board of Directors and its Committees

Our board of directors is responsible for establishing broad corporate policies and for overseeing the overall management of the Company. In addition to considering various matters which require its approval, our board of directors provides advice and counsel to, and ultimately monitors the performance of, our senior management.

Committees of the Board of Directors

	Audit	Compensation	Compliance	Corporate Governance

Gary G. Benanav

Maura C. Breen

William J. DeLaney

Nicholas J. LaHowchic

Thomas P. Mac Mahon

Frank Mergenthaler

Woodrow A. Myers Jr., M.D.

Roderick A. Palmore

William L. Roper, MD, MPH

Seymour Sternberg

Chair                 Member                 Financial Expert

Our board of directors has four standing committees: the Audit Committee, the Compensation Committee, the Compliance Committee, and the Corporate Governance Committee. Each committee has a written charter which is reviewed at least annually to reflect the activities of each of the respective committees, changes in applicable law or other relevant considerations, with any changes approved by the full board of directors. Each committee is composed entirely of directors deemed to be, in the judgment of our board of directors, independent in accordance with listing standards of The Nasdaq Global Select Market. Our board of directors met five times in 2014. Each director attended at least 75% of the total number of meetings of the board of directors and the board committees of which he or she was a member in 2014. While we do not have a formal policy requiring members of the board of directors to attend the annual meeting of stockholders, we encourage all directors to attend. All of our directors attended the annual meeting in 2014.

The following table lists the members, primary functions, and number of meetings held for each of the committees.

Members	Principal Functions	Meetings in 2014

Audit Committee Frank Mergenthaler (Chair)* William J. DeLaney* Seymour Sternberg* * Each member of the Audit Committee has been determined by the board of directors, in its judgment, to be an audit committee financial expert, as defined under applicable SEC rules.

•       Assist the board of directors in its oversight of (i) the integrity of our financial statements; (ii) our compliance with securities laws, including financial and disclosure requirements; (iii) our system of internal controls and the performance of our internal audit function; and (iv) the qualifications, independence and performance of our independent registered public accountants.

•       Select, retain and oversee our independent registered public accountants.

•       Review our annual and interim financial statements.

•      Establish procedures for the receipt and handling of complaints regarding accounting, internal accounting controls or auditing matters.

8

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    15

CORPORATE GOVERNANCE

Members	Principal Functions	Meetings in 2014

Compensation Committee Maura C. Breen (Chair) William J. DeLaney Woodrow A. Myers, Jr., MD	• Review and approve our stated compensation strategy. • Review annually the goals and objectives relating to the compensation, and the performance, of our chief executive officer. • Review and approve compensation for our senior executives (approval of compensation for our executive vice presidents and our president is ratified by the board, and approval of compensation for our CEO is ratified by the independent members of the board). • Review and make recommendations to the Corporate Governance Committee regarding the compensation of directors.	9

•       Approve forms of employment agreements for our senior executives.

•       Approve and oversee the administration of our equity plans and executive incentive compensation, including the effect of our executive incentive compensation program on the risk-taking behavior of participants.

Compliance Committee Nicholas J. LaHowchic (Chair) Gary G. Benanav Woodrow A. Myers, Jr., MD William L. Roper, MD, MPH	• Review and make recommendations to the board of directors addressing our legal and regulatory compliance practices generally (excluding SEC and financial reporting matters). • Review our Code of Conduct and Ethics at least annually and make recommendations to the board of directors with respect to any proposed changes. • Oversee implementation by management of procedures intended to ensure compliance with our Code of Conduct and Ethics. • Meet regularly with our management to assess our compliance policies and procedures.	4

Corporate Governance Committee Thomas P. Mac Mahon (Chair) Gary G. Benanav Roderick A. Palmore Seymour Sternberg

•       Recommend to the board of directors criteria for membership on our board.

•       Select and recommend candidates for election or reelection as directors at our annual meeting of stockholders.

•       Consider stockholder recommendations for and nominations of candidates for election as directors.

•       Recommend candidates to fill any vacancies on our board of directors.

•       Review and make recommendations to the board of directors regarding our Corporate Governance Guidelines and the nature and duties of the committees of the board.

•       Approve and make adjustments to our policies regarding compensation of non-management directors.

•       Review proposed related party transactions.

		4

16    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

CORPORATE GOVERNANCE

Leadership Structure of the Board of Directors

Mr. Paz has served as both the chair of our board of directors and our chief executive officer since May 2006. We believe that the current board leadership structure is appropriate and in the best interests of our stockholders because Mr. Paz has a unique depth of knowledge about Express Scripts and the opportunities and challenges we face. The current board leadership structure provides for effective leadership because, among other things, it recognizes the value of one person both speaking for and leading the Company and the board of directors.

Our Corporate Governance Guidelines provide for the selection of a Presiding Director of the board at such times as the position of chair of the board is held by a non-independent director. Mr. Mac Mahon has served as the Presiding Director since May 2008. The duties of the Presiding Director include:

•	presiding at all meetings of the board of directors at which the chair of the board is not present, including executive sessions of the independent directors;

•	serving as liaison between the chair of the board and the independent directors;

•	the authority to approve the nature and extent of information and data sent to the board of directors;

•	the authority to approve meeting agendas for the board of directors;

•	the authority to approve meeting schedules to assure there is sufficient time for discussion of all agenda items;

•	the authority to call meetings of the independent directors; and

•	if requested by major stockholders, ensuring availability for consultation and direct communication with such stockholders.

We believe that our governance structure provides effective oversight of the board of directors because:

•	we have a strong, independent Presiding Director;

•	the board of directors has established and follows robust Corporate Governance Guidelines, as discussed below;

•	each member of the board of directors, other than Mr. Paz, is independent as defined by the listing standards of The Nasdaq Global Select Market;

•	each standing committee of the board of directors is composed solely of independent directors; and

•	our independent directors meet regularly in executive session.

Governance Practices and Policies

Our Company is committed to the values of effective corporate governance and high ethical standards. These values are conducive to long-term performance and the board reevaluates our policies on an ongoing basis to ensure they sufficiently meet the Company’s needs. Our corporate governance procedures include (i) a majority voting standard for the uncontested election of directors; (ii) a majority threshold for stockholders to amend our bylaws; (iii) a strong and empowered Presiding Director; and (iv) the ability of stockholders to call a special meeting. We also have not adopted a stockholder rights plan.

We describe below certain key corporate governance and ethics policies which we believe enable us to manage our business in accordance with the highest standards of business practices and in the best interests of our stockholders.

Corporate Governance Guidelines and Committee Charters

We have adopted Corporate Governance Guidelines to outline our corporate governance structure and address significant corporate governance issues, which are reviewed at least annually by the Corporate Governance Committee. Copies of these Guidelines as well as the Charters for each of the committees of our board of directors can be found at the “Investor Relations — Governance — Corporate Governance Documents” section of our website at www.express-scripts.com.

Code of Ethics

We have adopted a Code of Ethics which applies to all of our directors, officers, and employees, including our senior financial officers. A copy of the Code of Ethics is available at the “Investor Relations — Governance — Corporate Governance Documents” section of our website at www.express-scripts.com. We will also post any amendments to the Code of Ethics or any waivers of the Code of Ethics for any of our directors, executive officers or senior financial officers, in the same section of our website.

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    17

CORPORATE GOVERNANCE

Selection of Nominees for the Board of Directors

The Corporate Governance Committee is responsible for evaluating potential candidates to serve on our board of directors, and for recommending nominees to be presented for election to the board of directors at our annual meeting of stockholders. In evaluating potential director candidates, including incumbent directors, the Corporate Governance Committee considers the skills and characteristics possessed by each candidate in the context of the perceived needs of the board of directors at that point in time in an effort to ensure there is a blend of skills and experience that will enhance the effectiveness of the board. Among the factors considered by the Corporate Governance Committee are the following:

•	the nominee’s independence;

•	the nominee’s relevant professional skills and depth of business experience;

•	the nominee’s character, judgment, and personal and professional integrity;

•	the nominee’s ability to read and understand corporate financial statements;

•	the nominee’s willingness to commit sufficient time to attend to his or her duties and responsibilities as a member of the board of directors;

•	the nominee’s qualifications for membership on certain committees of the board of directors;

•	any potential conflicts of interest involving the nominee; and

•	the composition and diversity of our existing board of directors.

Although the board has not adopted a formal policy on diversity, the Corporate Governance Committee considers the diversity, age, skills, and experience of candidates in the context of the overall needs of the board. The Corporate Governance Committee evaluates diversity in a broad sense, recognizing the benefits of racial and gender diversity, but also considering the breadth of backgrounds, professional skills, and business experiences that directors and candidates may bring to our board.

In identifying potential candidates for the board of directors, the Corporate Governance Committee relies on recommendations from a number of possible sources, including current directors and officers. The Corporate Governance Committee may also retain outside consultants or search firms to help identify potential candidates for membership on the board. The Corporate Governance Committee will also consider candidates recommended by stockholders on the same basis as other candidates.

Any stockholder wishing to recommend a candidate for consideration by the Corporate Governance Committee to become a nominee for election to the board of directors may do so by submitting a written recommendation to the Corporate Governance Committee in accordance with our procedures for the submission of future stockholder proposals, as set out in our bylaws (see “Future Stockholder Proposals” on page 76). For a nominee to be considered for election, the nominee must provide the questionnaire and the representation and agreement described in the “Future Stockholder Proposals” section, and must describe various matters regarding the nominee and the recommending stockholder (including the underlying beneficial owner, if any) including, among other things, the following information:

•	the name, age, addresses and principal occupation or employment of both the nominee and the recommending stockholder;

•	the nominee’s general biographical information, including the identification of any other boards on which the nominee serves;

•	with respect to our common stock, the current ownership information for both the nominee and the recommending stockholder;

•	a description of any transactions or relationships between the nominee and/or the recommending stockholder on the one hand, and our Company or our management on the other hand;

•	a description of any material proceedings that are adverse to our Company and to which the nominee or the recommending stockholder, or either of their associates or affiliates, is a party;

•

a description of all agreements, arrangements and understandings between the recommending stockholder (or such stockholder’s affiliates and associates, or others acting in concert with such stockholder) and the nominee (or such nominee’s affiliates and associates) pursuant to which the nomination is made;

•

a description of any rights to vote or acquire shares of our common stock together with a description of any other derivative securities related to shares of our common stock held by the recommending stockholder;

18    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

CORPORATE GOVERNANCE

•

such other information as may reasonably be required by the Company to determine the eligibility of the nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee; and

•

any other information relating to the nominee or the recommending stockholder that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

The request for nomination must also be accompanied by a written consent from the proposed nominee authorizing his or her nomination and agreeing to serve as a director if elected. Our Corporate Secretary will review all such stockholder recommendations, and will forward those that comply with the above-described requirements to the Corporate Governance Committee for evaluation and consideration.

Directors’ Compensation

The compensation of our directors is determined by the Corporate Governance Committee with input from the Compensation Committee. The objectives for our non-employee director compensation program are to attract highly-qualified individuals to serve on the board of directors and to appropriately align the interests of our directors with those of our stockholders. The Corporate Governance Committee and the Compensation Committee review the program periodically to ensure that it continues to meet these objectives. In order to determine whether the director compensation program is competitive, the Corporate Governance Committee and the Compensation Committee consider general market information on program design as well as the significant amount of time that directors expend in fulfilling their duties to the Company and the skill level required by members of the board.

Directors who are employed by our Company or its subsidiaries do not receive compensation for serving as directors. Directors who are not employees of our Company or its subsidiaries are entitled to receive:

•	an annual retainer as follows:

•	$15,000 for the Audit Committee Chairperson;

•	$10,000 for the Compensation Committee Chairperson;

•	$5,000 for other committee Chairpersons;

•	$40,000 for all non-employee directors;

•	an additional $25,000 for the Presiding Director;

•	an additional $10,000 for each committee on which a director serves after the first committee;

•	a meeting fee of $2,000 for each meeting attended in person; and

•	a meeting fee of $1,000 for each meeting attended telephonically.

We also reimburse non-employee directors for out-of-pocket expenses incurred in connection with attending board and committee meetings.

Our non-employee directors also receive equity awards. All awards are currently being made under the 2011 LTIP. All awards that were made prior to September 2011 were granted under the Express Scripts, Inc. 2000 Long-Term Incentive Plan, as amended, or the “2000 LTIP.” We make the following equity awards to our non-employee directors:

•	an initial equity grant with a notional value of $115,000 for the first board of directors meeting attended as a non-employee director; and

•	annual equity grants with a notional value of $200,000, with new directors who have taken office since the previous annual meeting receiving a pro-rated grant for the partial first year.

These equity awards are granted consistent with our Equity Award Granting Policy. The grant date with respect to annual equity grants is typically the date of our annual May board meeting and the grant date with respect to initial equity grants is the last to occur of the following: (i) the date of the final action necessary by the Committee or the board (as appropriate) to approve such award; (ii) such later date as may be specified in the terms of such award; or (iii) if the effective date under (i) or (ii) above would not fall within an “open window” trading period, then such award will be granted with an effective grant date as of the third trading date following the date of the next release of quarterly or annual financial results.

The equity awards are divided between non-qualified stock options and restricted stock units as follows:

•

one-half of the value of the equity award in time-vested, non-qualified stock options, valued using the method we utilize in valuing the grants for financial reporting purposes (currently the Black-Scholes valuation model), with the number of stock options and the exercise price determined based on the fair market value of our common stock as of the grant date; and

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    19

CORPORATE GOVERNANCE

•

one-half of the value of the equity award in restricted stock units, valued based on the fair market value of our common stock as of the grant date. The restricted stock units entitle the non-employee director to receive an equivalent number of shares of our common stock upon vesting.

All of the stock options granted to the non-employee directors prior to 2015 under both the 2011 LTIP and the 2000 LTIP have an exercise price equal to 100% of the fair market value of our common stock on the grant date and have a seven year term (ten year term for stock options granted after January 1, 2015). The stock options and restricted stock units vest ratably over a period of approximately three years. In order to relieve administrative burdens inherent with multiple vestings within a short timeframe, we generally align the vesting date for annual grants of time-based equity awards to a date certain (as opposed to the anniversary of the actual grant date). For non-employee director annual awards, the vesting date is May 1 of each year.

Generally, upon termination of a director’s board membership, all unvested stock options and restricted stock units are forfeited. However, the vesting of unvested stock options and restricted stock units accelerates upon a director’s retirement as follows:

•

upon attaining age 70, which we refer to as a “tenured retirement,” all unvested stock options and restricted stock units vest immediately, with the right to exercise each stock option throughout the length of its term; and

•

upon attaining age 65 with at least 10 years of service on the board of directors, which we refer to as an “early retirement,” a pro-rated portion of all unvested stock options and restricted stock units vest in accordance with the original vesting schedule of the respective equity grant. The pro-rated portion that continues to vest is equal to (i) the number of months served past age 65, divided by (ii) 60, or at a rate of 20% per year between the ages 65 and 70. This vested portion of the stock option remains exercisable until the earlier of four years after the retirement date or the expiration of the award. The portion of any award that does not vest is forfeited.

The vesting of unvested stock options and restricted stock units accelerates upon a director’s death or “disability” (as defined in the 2011 LTIP or 2000 LTIP, as applicable) as follows:

•	all unvested stock options vest and remain exercisable for one year;

•	all unvested restricted stock units vest, pro-rated for the portion of the three-year vesting period from the grant date through the date of death or “disability;” and

•

upon the death or “disability” of a director who would have been eligible for a tenured retirement or an early retirement, such director or his or her representative can elect to have the eligible equity grants treated accordingly.

The vesting of all unvested stock options and restricted stock units accelerates upon a “change in control” (as defined in the 2011 LTIP and 2000 LTIP, as applicable).

The following table provides information regarding our compensation of non-employee directors for 2014.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards (3)	Total
Gary G. Benanav(4)	$69,000	$100,000	$100,000	$269,000
Maura C. Breen(5)	69,000	100,000	100,000	269,000
William J. DeLaney(6)	77,000	100,000	100,000	277,000
Nicholas J. LaHowchic(7)	58,000	100,000	100,000	258,000
Thomas P. Mac Mahon(8)	71,500	100,000	100,000	271,500
Frank Mergenthaler(9)	70,000	100,000	100,000	270,000
Woodrow A. Myers, Jr., MD(10)	77,000	100,000	100,000	277,000
Roderick A. Palmore(11)	15,000	57,500	57,500	130,000
John O. Parker(12)	72,000	100,000	100,000	272,000
William L. Roper, MD, MPH(13)	53,000	100,000	100,000	253,000
Samuel K. Skinner(14)	27,500	0	0	27,500
Seymour Sternberg(15)	75,000	100,000	100,000	275,000

(1)	This column reports the amount of cash compensation earned for 2014 service on our board of directors and its committees.

(2)

Each director, except for Mr. Palmore and Mr. Skinner, received an award of 1,491 restricted stock units on May 7, 2014 which vest one-third per year on May 1, 2015, May 1, 2016, and May 1, 2017. Grant date fair value was $100,000 (each

20    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

CORPORATE GOVERNANCE

grant had a notional award value of $100,000 rounded down to the nearest whole share). Pursuant to the Company’s Director Compensation Policy, restricted stock unit awards have been valued in the same manner as described in footnote 1 to the Summary Compensation Table on page 42.

(3)	Each director, except for Mr. Palmore and Mr. Skinner, received a grant of 6,402 non-qualified stock options on May 7, 2014, which vest one-third per year on May 1, 2015, May 1, 2016, and May 1, 2017. Grant date fair value was $100,000. Pursuant to the Company’s Director Compensation Policy, non-qualified stock options have been valued in the same manner as described in footnote 3 to the Summary Compensation Table on page 42.

(4)	At year-end, Mr. Benanav held 35,173 vested stock options, 12,607 unvested stock options and 3,208 unvested restricted stock units.

(5)	At year-end, Ms. Breen held 22,045 vested stock options, 12,607 unvested stock options and 3,208 unvested restricted stock units.

(6)	At year-end, Mr. DeLaney held 10,473 vested stock options, 11,845 unvested stock options and 2,996 unvested restricted stock units.

(7)	At year-end, Mr. LaHowchic held 14,395 vested stock options, 12,607 unvested stock options and 3,208 unvested restricted stock units.

(8)	At year-end, Mr. Mac Mahon held 35,173 vested stock options, 12,607 unvested stock options and 3,208 unvested restricted stock units.

(9)	At year-end, Mr. Mergenthaler held 37,747 vested stock options, 12,607 unvested stock options and 3,208 unvested restricted stock units.

(10)	At year-end, Dr. Myers held 22,045 vested stock options, 12,607 unvested stock options and 3,208 unvested restricted stock units.

(11)	Mr. Palmore was appointed to the board of directors on September 10, 2014. He received an award of 3,382 non-qualified stock options and 766 restricted stock units on September 10, 2014, each of which which vest one-third per year on September 10, 2015, September 10, 2016 and September 10, 2017. At year-end, Mr. Palmore held 3,382 unvested stock options and 766 unvested restricted stock units.

(12)	Mr. Parker retired from the board on February 18, 2015. At year-end, Mr. Parker held 22,045 vested stock options, 12,607 unvested stock options and 3,208 unvested restricted stock units.

(13)	At year-end, Dr. Roper held 6,537 vested stock options, 12,607 unvested stock options, 3,208 unvested restricted stock units and 6,872 restricted stock units fully vested but deferred until retirement.

(14)	Mr. Skinner retired from the board on May 7, 2014.

(15)	At year-end, Mr. Sternberg held 6,537 vested stock options, 12,607 unvested stock options and 3,208 unvested restricted stock units.

Stock Ownership Guidelines for Directors

Our Corporate Governance Guidelines establish a minimum level of stock ownership that is sufficient, in the judgment of the Corporate Governance Committee, to closely align the interests of our directors with those of our stockholders. Directors are expected to maintain stock ownership with a value of at least 1.5 times the notional value of our annual equity grant to non-employee directors. Only stock owned “free and clear” is included in determining compliance with this threshold (i.e., unexercised stock options and unvested restricted stock units are not included). Directors are given five years to meet this threshold. In addition, once a director has met the threshold, if the value of the stock held by such director falls below the required ownership level due to a decrease in the trading price of our stock, such director has two years to remedy the shortfall. While these guidelines are not mandatory, each director’s status with respect to stock ownership is reviewed annually and communicated to the directors. Each of our directors is currently in compliance with these guidelines.

The Board of Directors’ Role in Enterprise Risk Management

The board of directors has general oversight responsibility for our affairs, including risk management, while management is responsible for our day-to-day operations. In order to assist the board of directors in overseeing risk management, we have implemented “enterprise risk management” or “ERM,” which is a company-wide initiative that involves the board of directors, senior management and other personnel acting in an integrated effort to identify, assess and manage risks that may affect our ability to execute on our corporate strategy and fulfill our business objectives. These activities involve the identification, prioritization and assessment of a broad range of risks (e.g., financial, operational, business, reputational, governance and managerial), and the formulation of plans to manage these risks or mitigate their effects.

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CORPORATE GOVERNANCE

Management provides periodic updates to our board of directors with respect to key risks which allows the board to formulate plans to manage these risks or mitigate their effects. At least annually, the board of directors discusses with management the appropriate level of risk relative to our corporate strategy and business objectives and reviews with management our existing risk management processes and their effectiveness. Further, at least annually, our Audit Committee discusses with our management and internal audit team our major financial risk exposures and the steps that have been taken to monitor and control such exposures, including a discussion of our risk assessment and risk management policies. In addition, our Compensation Committee regularly reviews risks related to our compensation policies and practices, and, at least annually, reviews and discusses the relationship between our risk management policies, corporate objectives, and compensation arrangements.

Communicating with the Board of Directors

Stockholders wishing to communicate with our board of directors or with an individual board member may do so by writing to the board of directors or the specific board member, and mailing the correspondence to: Express Scripts Holding Company, Attention: Corporate Secretary, One Express Way, Saint Louis, Missouri 63121. The outside of the envelope should clearly indicate that it contains a stockholder communication. Our board of directors has approved a process pursuant to which the office of the Corporate Secretary will review and forward the correspondence to the appropriate person or persons for response, with the exception of correspondence which is inappropriate or unrelated to the duties and responsibilities of the board of directors.

Certain Relationships and Related Party Transactions

The board of directors has adopted a Related Person Transaction Policy which requires all “Related Person Transactions” to be approved by the Corporate Governance Committee. The policy will be reviewed periodically by the Corporate Governance Committee.

Under the policy, a “Related Person” is: (i) any person who has served as an executive officer, director or director nominee of the Company at any time since the beginning of the last fiscal year; (ii) any person beneficially owning in excess of 5% of any class of the Company’s voting securities; or (iii) an immediate family member of any person described in clause (i) or (ii).

Under the policy, a “Related Person Transaction” is any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships (i) involving an amount that exceeds or is expected to exceed $120,000 in the aggregate; (ii) in which the Company or its subsidiaries was, is, or will be a participant; and (iii) in which a Related Person had, has, or will have a direct or indirect material interest, other than:

•	any compensation arrangement with one of our executive officers if the appropriate board committee approved such compensation arrangement;

•	any compensation paid to one of our directors if the compensation is approved by the appropriate board committee;

•

any transaction where the Related Person’s interest arises solely from the ownership of our securities and all holders of the same class of securities receive the same benefit on a pro rata basis (e.g. dividends);

•

any transaction with another company at which a Related Person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved over any 12-month period does not exceed the greater of $200,000, or 2% of that company’s total annual revenues;

•

any charitable contribution, grant, or endowment by the Company to a charitable organization, foundation or university at which a Related Person’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the greater of $200,000, or 2% of the charitable organization’s total annual receipts;

•	transactions available to all employees generally and conducted on similar terms;

•	any transaction involving a Related Person in which the rates or charges involved are determined by competitive bids;

•

any transaction with a Related Person involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority;

•	any transactions with a Related Person involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture or similar services; and

•	any transaction, contract or arrangement approved by the board of directors.

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CORPORATE GOVERNANCE

Our executive officers and directors are expected to notify the General Counsel of any current or proposed transaction that may be a Related Person Transaction. The General Counsel will determine if such transaction is likely to be considered a Related Person Transaction, and, if so, will include it for consideration at the next meeting of the appropriate committee. Approval should be obtained in advance of a Related Person Transaction whenever practicable and is only granted where the appropriate committee determines that the transaction is in, or is not inconsistent with, the best interests of our stockholders. If it becomes necessary to approve a Related Person Transaction between meetings, the chair of the Corporate Governance Committee is authorized to act on behalf of the Corporate Governance Committee and will provide a report at its next meeting.

We expect our directors, officers and employees to act and make decisions that are in the best interests of our stockholders and encourage them to avoid situations which present a conflict between our interests and their own personal interests. In addition, we are strictly prohibited from extending personal loans to, or guaranteeing the personal loans of, any director or officer. A copy of our Code of Ethics is available at the “Investor Relations — Governance — Corporate Governance Documents” section of our website at www.express-scripts.com.

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    23

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Company Performance

All of our clients are on one single technology platform as of January 1, 2014 and we have made significant progress in integrating our systems, processes and solutions to provide-best-in-class client service and patient care, while at the same time, delivering strong financial performance.

2014 Financial Review:

•	increased earnings per share from continuing operations attributable to Express Scripts from $2.31 to $2.64, a 14% increase;

•	increased net income attributable to Express Scripts from $1,844.6 million to $2,007.6 million, a 9% increase;

•	increased generic fill rate from 80.8% to 82.9%; and

•	cash flow provided by operating activities was $4.55 billion.

Compensation Program Reflects Best Practices

We have designed our compensation program to drive performance toward the achievement of our short-term and long-term goals and to increase stockholder value, while appropriately balancing risk and reward. In May 2014, the Compensation Committee (for purposes of this “Executive Compensation” section of the proxy statement, the “Committee”) conducted its annual review and risk assessment of the Company’s compensation policies and practices to ensure our compensation program remains competitive and continues to align individual and group performance with the operational and financial performance of the Company. Following this review, the Committee concluded that our compensation program was appropriately designed for the size and complexity of the Company, was not reasonably likely to encourage excessive risk taking and that no significant changes were required. We intend to continue to regularly review our compensation program and incorporate best practices, examples of which include:

•

target total direct compensation (base salary, performance-based cash bonus awards and long-term incentive equity awards) that is competitive with a peer group of companies and other companies with which we compete for talent;

•	a mix of short- and long-term performance incentives, with an emphasis on long-term performance;

•	the regular risk assessment of compensation programs;

•	stock ownership guidelines;

•	a prohibition on trading in derivatives with respect to our common stock and on pledging shares of our common stock;

•	a clawback policy;

•	no reportable perquisites; and

•	no tax gross-ups for our executive officers.

Pay-for-Performance

As discussed in more detail below, our compensation program is focused on aligning the interests of our executive officers with those of our stockholders. Because the majority of total direct compensation is in the form of performance-based variable pay awards (cash bonus awards and long-term incentive equity awards), the aggregate total direct compensation of our executive officers is designed to increase when the Company’s performance exceeds, and to decrease when the Company’s performance falls short of, our operational and financial goals. Total direct compensation for each of our executive officers can also increase or decrease based on individual performance (as determined by the Committee in consultation with the CEO or, with respect to the CEO, by the Committee and the independent members of the board). We also measure our compensation program relative to a peer group of companies. See “Implementing Our Compensation Objectives – Competitive Market Assessment of Executive Compensation Programs” on page 31.

24    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

EXECUTIVE COMPENSATION

Stockholder Say-on-Pay

In May 2014, we held our annual stockholder advisory vote on executive compensation, commonly referred to as a say-on-pay vote. Of all votes cast, 97% were in favor of the compensation of our named executive officers as disclosed in our 2014 proxy statement. The Committee considered the results of the say-on-pay vote together with the trends in the say-on-pay votes of other companies and concluded that the vote affirms stockholder support of our approach to executive compensation. As a result, the Committee decided not to make any significant changes to the structure of our compensation program.

2014 Say-on-Pay Vote

Named Executive Officers

Ms. Smith assumed the role of executive vice president and chief financial officer on February 10, 2014. Upon Ms. Smith’s appointment, Matthew Harper left the role of interim chief financial officer, remaining with the Company in his primary role as vice president. On December 15, 2014, we announced a chief financial officer transition process, pursuant to which Cathy Smith left the role of chief financial officer effective as of December 10, 2014. Ms. Smith remained an employee of the Company through March 1, 2015, after which certain payments and benefits were provided to Ms. Smith pursuant to the terms of her Executive Employment Agreement. See “Employment Agreements and Potential Payments Upon Termination or Change in Control – Cathy Smith” on page 61.

We refer to George Paz, our chief executive officer, Cathy Smith, our former chief financial officer, Matthew Harper, our former interim chief financial officer and the three other officers named in the Summary Compensation Table (Timothy Wentworth, Keith Ebling and Sara Wade) as the “named executives,” “named executive officers,” or “NEOs.”

The compensation of our named executive officers (other than Mr. Harper) is approved by the Committee and ratified by the board in the case of our executive vice presidents and our president, and ratified by the independent members of the board in the case of our CEO; however, because Mr. Harper was our interim chief financial officer for only a brief period of time, his compensation was not subject to Committee approval or board ratification and was generally determined by management.

Summary of Compensation Components

The key components of our compensation program for our named executives are outlined in the following table (excluding retirement, health and similar benefits which are generally available to all employees).

Base Salary

Key Elements

• A fixed cash amount, determined annually.

Objective

•  Provides a pay opportunity comparable with the companies with which we compete for management talent.

Compensation Actions in 2014

• Increased base salary in 2014 by approximately 4.2% for Mr. Paz, 8% for Mr. Ebling, 10% for Ms. Wade and 4% for Mr. Harper. Mr. Wentworth was appointed to the role of President effective February 1, 2014 and his base salary was increased to a level commensurate with the role of President. Ms. Smith’s base salary was not increased in 2014 as she was hired by the Company on February 10, 2014.

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EXECUTIVE COMPENSATION

Employee Annual Bonus Plan

Key Elements

•  An annual cash award made to employees below the senior management level.

•   Mr. Harper participates in the Employee Annual Bonus Plan (the “Employee ABP”). None of our other named executive officers participates in the Employee ABP.

•   Funding of the Employee ABP is generally based on the achievement of certain financial and performance metrics and may be further adjusted subject to the discretion of our chief executive officer.

Objective

•   Rewards the achievement of certain operational and performance metrics that are established for each year.

•   Motivates performance by delivering greater rewards for superior Company and individual performance, while delivering reduced awards for Company or individual underperformance.

Compensation Actions in 2014

•   The target Employee ABP award was set at 50% of projected base salary for Mr. Harper.

•   The Employee ABP was funded at 100% of target funding.

Executive Performance-Based Cash Bonus Awards

Key Elements

•  An annual cash award approved by the Committee (and ratified by the board, with respect to Mr. Wentworth and Mr. Ebling, and ratified by the independent members of the board, with respect to Mr. Paz) for executive officers.

•   All of our named executives (other than Mr. Harper) are eligible to receive annual performance-based cash bonus awards.

•   In the first quarter of the performance year, the Committee approves, and the board ratifies, a performance-based cash bonus award for each executive officer to be paid in the first quarter of the following year. The award is granted at 200% of each executive’s target bonus amount (215% beginning in 2015), which reflects the maximum potential award. For purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, the Committee also approves, and the board ratifies, a minimum EPS target that must be achieved during the performance year or the award is forfeited. If the minimum EPS target is met, the Committee retains the discretion to adjust the actual payout of the award downward from the maximum potential award.

•  Performance-based cash bonus awards are awarded under the 2011 LTIP. The Committee may, in its discretion, use a variety of subjective performance factors when granting these awards and considers, among other factors, each executive’s individual performance as a key factor in determining the actual payout.

Objective

•   Rewards the achievement of certain operational and performance metrics that are established for each year.

•   Motivates performance by delivering greater rewards for superior Company and individual performance, while delivering reduced or no awards for Company or individual underperformance.

Compensation Actions in 2014

•   The target cash bonus award was set at 150% of projected base salary for Mr. Paz, 125% of projected base salary for Mr. Wentworth, 100% of projected base salary for Mr. Ebling, 80% of projected base salary for Ms. Wade and 100% of projected base salary for Ms. Smith.

•  Consistent with historical practice, in the first quarter of 2014 the Committee approved, and the board ratified, a performance-based cash bonus award for each named executive officer (other than Mr. Harper) to be paid in the first quarter of the following year. The award was granted at 200% of each executive’s target bonus amount, which reflected the maximum potential award. For purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, the Committee also approved, and the board ratified, a minimum EPS target for 2014.

•   For 2014, the Committee approved, and the board ratified, a minimum EPS target of $1.75 (representing non-adjusted EPS as determined in accordance with GAAP).

•   The minimum EPS target was exceeded for 2014; however, based on a variety of factors, including a combination of the decrease in the Company’s 2014 financial guidance announced in April 2014 and the individual performance of each named executive, the Committee used its downward discretion to reduce the actual payout of each award (as a percentage of the maximum potential award) to 37.5% for Mr. Paz, 37.5% for Mr. Wentworth, 50% for Mr. Ebling, 45% for Ms. Smith and 45% for Ms. Wade.

26    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

EXECUTIVE COMPENSATION

Long-Term Incentive Plan

Key Elements

• Stock options comprise approximately 40% and 33 1/3% of annual long-term incentive equity awards for our CEO and other named executives (other than Mr. Harper), respectively, and have a three-year vesting and seven-year expiration period (ten-year expiration period for stock options issued after January 1, 2015). Beginning in 2015, stock options comprise approximately 33 1/3% of annual long-term incentive equity awards for our CEO.

•  Restricted stock units comprise approximately 25% and 33 1/3% of annual long-term incentive equity awards for our CEO and other named executives (other than Mr. Harper), respectively, and have a three-year vesting period. Beginning in 2015, restricted stock units comprise approximately 33 1/3% of annual long-term incentive equity awards for our CEO.

•  Performance shares comprise approximately 35% and 33 1/3% of annual long-term incentive equity awards for our CEO and other named executives (other than Mr. Harper), respectively, and vest based upon the Company’s performance over three years in three equally weighted performance categories:

• total stockholder return relative to a defined industry peer group;

• compound annual growth in EPS (as defined on page 35) relative to a defined industry peer group; and

• three-year average return on invested capital relative to a predetermined target.

•  Beginning with performance shares granted in 2015, performance shares comprise approximately 33 1/3% of annual long-term incentive equity awards for our CEO and the annual growth in EPS performance metric has been eliminated.

• Mr. Harper’s annual long-term equity incentive award was comprised of 50% stock options and 50% restricted stock units.

Objective

• Stock options and restricted stock units align compensation to long-term stockholder value and stock price appreciation.

•  Performance shares reward the achievement of our long-term financial goals relative to a defined industry peer group and predetermined targets.

•  Overlapping vesting periods help to manage compensation-related risks associated with maximizing performance in any one period at the expense of another.

•  Multi-year vesting period serves as a retention tool.

Compensation Actions in 2014

•  Long-term incentive equity awards were granted consistent with historical practice, except that the three year average return on invested capital component of performance share awards will be measured relative to a predetermined target as opposed to a defined industry peer group.

Compensation Philosophy and Objectives

The Committee regularly discusses the general principles that form the basis of our compensation program. These principles, which guided the Committee’s compensation decisions in 2014, are discussed below.

Aligning Compensation with Stockholder Interests

The primary goal of our compensation program is to align the interests of our executives, including our named executive officers, with those of our stockholders through compensation vehicles that reward sustainable performance. Rewarding the achievement of established annual and long-term goals has the ultimate objective of increasing long-term stockholder value. The elements utilized to help achieve this alignment include:

•	grants of performance shares, which incentivize management actions that are likely to enhance stockholder return and return on invested capital;

•	grants of time-vested non-qualified stock options and awards of time-vested restricted stock units under our long-term incentive plan;

•	executive stock ownership guidelines pursuant to which executives are expected to maintain significant holdings of our stock; and

•

an annual performance-based cash bonus award applicable to all of our named executives (other than Mr. Harper, who participates in the Employee ABP), under which amounts paid out to our named executive officers, if any, are approved by the Committee and ratified by the board in the case of our executive vice presidents and our president, and ratified by the independent members of the board in the case of our CEO (but only if the established minimum EPS target is achieved) and are determined on a subjective basis, based on a variety of factors, including, with respect to 2014, the decrease in the Company’s 2014 financial guidance announced in April 2014 and the individual performance of each named executive.

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EXECUTIVE COMPENSATION

Rewarding Both Annual and Long-Term Performance, with an Emphasis on Long-Term Performance

The various components of our compensation program are intended to reward the achievement of both annual and long-term performance objectives by the Company, the Company’s business units, and the individual executives, in each case, with a greater emphasis on long-term, sustainable performance. This objective, in many ways, overlaps with the alignment objective and is achieved through the same compensation elements, which include:

•

grants of performance shares (awarded to all of our named executives other than Mr. Harper), the payout of which is contingent upon our performance, as measured by certain key financial metrics, over a three-year period;

•	grants of stock options and restricted stock units, the values of which are dependent upon the growth of the Company’s stock price over a period of several years; and

•

annual performance-based cash bonus awards applicable to all of our named executives (other than Mr. Harper, who participates in the Employee ABP), which are designed to focus our executives on annual Company-wide, business unit, and individual operational goals.

Providing a Pay Opportunity Comparable with Peer Companies

In a constantly growing and rapidly changing business, it is imperative that we are able to attract and retain superior employees in key executive positions. For that purpose, it is our goal to provide opportunities that are comparable with the companies with which we compete for talent. These opportunities include:

•

a total direct compensation package (consisting of base salary, performance-based cash bonus awards, and long-term incentive equity awards) that is competitive with a peer group of companies and other companies with which we compete for talent;

•	employment agreements with our key executives which contain severance and change in control provisions; and

•

an Executive Deferred Compensation Plan, which provides a tax-advantaged method for executives to save for retirement and under which we make cash contributions that cliff vest after three years (subject to acceleration upon eligibility for retirement (see “Other Compensation Related Matters – Deferred Compensation” on page 38)).

Managing Compensation-Related Risks

As discussed in more detail below, we do not believe that our program encourages excessive or unnecessary risk-taking. See page 40 for additional detail.

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EXECUTIVE COMPENSATION

Mix of Compensation

While total direct compensation of our named executive officers consists of base salary, performance-based cash bonus awards and long-term incentive equity awards, in light of the focus of our executive compensation program on sustainable long-term performance and increased stockholder value, the majority of total direct compensation is granted in the form of long-term incentive equity awards. The following chart shows the relative value of the various compensation components for 2014 (base salary, performance-based cash bonus awards and long-term incentive equity awards), valued at target, as a percentage of 2014 total direct compensation.

	Base Salary and All Other Compensation(1)	Performance Based Cash Bonus Awards (target)	Long-Term Incentive Equity Awards (target)
CEO	$1,528,773	$1,856,310	$10,000,000
NEOs (other than CEO)(2)	2,932,140	2,770,399	12,612,500
for all NEOs	4,460,913	4,626,709	22,612,500

(1)	All other compensation is discussed in footnote 5 to the “Summary Compensation Table” on page 42.

(2)	Excludes Matthew Harper and includes Cathy Smith. Excludes $500,000 sign-on bonus and a sign-on grant of restricted stock units with a grant date fair value of $2,000,000 with respect to Ms. Smith and payments of $489,180 in connection with Mr. Wentworth’s retention bonus granted in January 2012.

Implementing our Compensation Objectives

Compensation Committee

The Committee is responsible for establishing, overseeing and reviewing executive compensation policies as well as approving, validating and benchmarking the compensation and benefits provided to our named executive officers. Any decision by the Committee related to compensation for our named executive officers (other than our CEO, Ms. Wade and Mr. Harper) is submitted for ratification by the board. Any decision by the Committee related to compensation for our CEO is submitted for ratification by the independent members of the board. The Committee’s charter is available on the Corporate Governance page at the “Investor Relations — Governance — Corporate Governance Documents” section of our website at www.express-scripts.com. The Committee currently includes three directors – Maura C. Breen (Chair), William J. DeLaney, and Woodrow A. Myers, Jr., MD. Each of these directors is independent, as defined by the listing standards of The Nasdaq Global Select Market.

Role of Management in Establishing Compensation

At the direction of the Chair of the Committee, management generally prepares briefing materials for the Committee in advance of its meetings. A compensation consultant retained by the Committee may also prepare materials depending on the topics to be covered at the meeting. At the meetings, the Committee considers for approval compensation matters for executive officers and for newly hired or promoted executive officers. Management may also request the Committee consider additional issues involving compensation policies or design. During the annual evaluation process, the chief executive officer evaluates the performance of our named executive officers and other members of our senior management team and provides a recommendation to the Committee with respect to annual increases to base salary, annual performance-based cash bonus awards, and long-term incentive equity awards. The Committee makes the final compensation decisions with respect to our named executives and other members of our senior management team, which are ratified by the board in the case of our executive vice presidents and our president, and which are ratified by the independent members of the board in the case of our CEO.

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EXECUTIVE COMPENSATION

Management may be asked to assist in conducting the meetings and to provide relevant data, information and other resources. The Committee’s independent compensation consultant also participates as requested by the Committee. As part of regular Committee meetings, Committee members generally meet in executive session during which members of management are not present.

In consultation with the Committee, management establishes compensation parameters for employees below the senior management level. These compensation parameters generally reflect the philosophy and objectives established by the Committee in designing the compensation program for our named executive officers.

Role of the Compensation Consultant

Pursuant to its charter, the Committee has the independent authority to engage the services of outside advisors and experts. The Committee engaged Pearl Meyer & Partners (“PMP”) as its compensation consultant with respect to 2014 compensation matters related to our executive officers, including our CEO. In November 2014, following a thorough “request for proposal” process, the Committee engaged Frederic W. Cook & Co., Inc. (“FWC”) as its compensation consultant going forward. The engagement of FWC did not reflect any disagreement or other problematic issue with respect to PMP. For purposes of this proxy statement, the term “Compensation Consultant” refers to PMP with respect to periods prior to November 4, 2014 and refers to FWC with respect to periods following November 4, 2014.

The Committee is solely responsible for commissioning the work of the Compensation Consultant. The Compensation Consultant is independent of management and does no other executive compensation work for the Company. The Committee has also assessed the independence of the Compensation Consultant pursuant to the rules of the SEC and concluded that its work for the Committee does not raise any conflict of interest. The Committee has adopted a policy requiring the approval of the Committee Chair, or, at the Chair’s discretion, the entire Committee, before the Compensation Consultant can be utilized to perform any other services for the Company other than those required under its engagement by the Committee. In 2014, the Compensation Consultant was not utilized to perform any other services for the Company. The Committee has the authority to hire and dismiss the Compensation Consultant as well as to establish new engagements. Management receives copies of completed work performed by the Compensation Consultant and may also discuss work in progress with the permission of the Committee. If requested by the Committee, a representative of the Compensation Consultant may participate in the meetings of the Committee in person or by telephone.

The role of the Compensation Consultant is to provide independent, expert advice to the Committee on the design of the Company’s compensation programs and the level of compensation paid to our executive officers. The Compensation Consultant conducts an annual competitive market assessment by comparing the compensation elements of our executive officers, including the CEO, with the compensation elements of other executives in comparable positions at a select group of peer companies and in comparable positions as reported in proxy statements and nationally recognized compensation surveys. The Committee considers the competitive market assessment when making its final compensation decisions. It is the Committee’s current intention to continue annual competitive market assessments to ensure that our executive officers are compensated appropriately from a competitive and design perspective. In December 2013, PMP conducted a competitive market assessment (which included a compensation benchmarking report) of the compensation elements of our compensation program relative to our peer group companies and reviewed the results with the Committee (as discussed in further detail below). Management did not engage a separate executive compensation consultant during the year ended December 31, 2014.

Peer Group

The Compensation Consultant works with the Committee and management to review and select a group of peer companies that is reflective of the Company’s size and scope of business. The peer group companies (the “Peer Group Companies”) used for the December 2013 competitive market assessment include the ten companies above and the ten companies below our Company on the Fortune 100 list at the time the peer group was approved by the Committee in 2012 and includes companies from industries other than healthcare (exclusive of financial service and oil and gas companies due to their unique compensation practices). The Peer Group Companies are set forth below:

Peer Group Companies: Compensation Benchmarking

AmerisourceBergen Corp.	Home Depot Inc.
Apple Inc.	International Business Machines Corp.
AT&T Inc.	The Kroger Co.
The Boeing Co.	McKesson Corp.
Cardinal Health Inc.	Pfizer Inc.
Costco Wholesale Corp.	The Procter & Gamble Co.
CVS Health Corporation	Target Corp.
Ford Motor Co.	UnitedHealth Group Inc.
General Motors Co.	Verizon Communications, Inc.
Hewlett-Packard Co.	Walgreens Boots Alliance, Inc.

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The following table provides a recent overview of our financial information relative to that of our Peer Group Companies:

Financial Information for Peer Group Companies

(based on publicly available information as of January 16, 2015)

($ in billions)

	Revenue (most recent four quarters)	Total Assets (most recent quarter end)	Market Capitalization (as of 1/16/2015)
75th Percentile	$133.7	$172.7	$159.8
50th Percentile	113.0	89.0	85.5
25th Percentile	88.5	45.2	52.8
Express Scripts	100.9	53.8	62.4
Express Scripts Percentile	40%	40%	40%

The Committee expects to review and update our Peer Group Companies from time to time as necessary to account for mergers, acquisitions or other changes, or as otherwise based on a determination by the Committee that some or all of our Peer Group Companies are no longer appropriate for benchmarking purposes.

Competitive Market Assessment of Executive Compensation Programs

The objective of our compensation design is to combine base salary, performance-based cash bonus awards, and long-term incentive equity awards to create an aggregate total direct compensation package that is competitive with the companies with which we compete for talent.

As stated above, the Committee engaged PMP to conduct a competitive market assessment for our executive officers, including our CEO, which was presented to the Committee in December 2013, in advance of the time 2014 executive compensation decisions were approved. The December 2013 competitive market assessment included a compensation benchmarking report with respect to our compensation program as compared to the compensation practices of (i) our Peer Group Companies and (ii) other companies of similar size. Compensation data was collected by PMP from proxy statements, with respect to our Peer Group Companies, and from nationally published surveys, with respect to other companies of similar size. The compensation data from these sources was weighted equally to develop the competitive market median for each component of total direct compensation with respect to each comparable executive officer position; however, where there was no comparable executive officer position at our Peer Group Companies, the compensation data from nationally published surveys was the only data utilized. PMP identified comparable executive officer positions at our Peer Group Companies for each of our named executive officers (other than Mr. Harper). The results of the December 2013 compensation benchmarking report provide the market competitiveness for all three components of total direct compensation (as well as in total) for our executive officers, including each of our named executive officers (other than Mr. Harper). This compensation benchmarking report constitutes one of the factors considered by the Committee in determining the appropriate compensation levels of our named executive officers. Mr. Harper was not included in the December 2013 compensation benchmarking report.

The results of the December 2013 compensation benchmarking report are outlined below and were considered by the Committee when approving our 2014 executive compensation program. Separate assessments were completed for Mr. Paz, Mr. Wentworth, Mr. Ebling and Ms. Wade (in the aggregate and individually). Ms. Smith was appointed to the role of Chief Financial Officer in February 2014 and, accordingly, an assessment of Ms. Smith’s compensation was not included in the December 2013 compensation benchmarking report; however, the market data with respect to the position of chief financial officer, which was included in the report, was considered when determining the compensation level for Ms. Smith in February 2014. Assessments for Mr. Wentworth reflected his role as Senior Vice President and President, Sales and Account Management prior to his appointment as President in February 2014 and, accordingly, we have not included the results of the analysis relating to Mr. Wentworth below; however, a separate market data report was prepared with respect to the position of the operational head of a pharmaceutical benefits management business in December 2013, which was considered when determining the compensation level for Mr. Wentworth. The results below assume payout of performance-based variable pay at target. The results of the December 2013 competitive market assessment is as follows:

•

total target cash compensation (base salary and annual performance-based cash bonus awards) was 30% below market median for Mr. Paz, 11% below market median for Mr. Ebling, and 27% below market median for Ms. Wade; and

•

total target direct compensation (base salary, annual performance-based cash bonus awards and long-term incentive equity awards) was 23% below market median for Mr. Paz, 12% below market median for Mr. Ebling, and 17% below market median for Ms. Wade.

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The Compensation Consultant also conducted a competitive market assessment (which included a compensation benchmarking report) with respect to 2014 executive compensation which was presented to the Committee in December 2014. The December 2014 compensation benchmarking report was prepared on a similar basis to the December 2013 compensation benchmarking report, utilizing data collected from proxy statements, with respect to our Peer Group Companies, and from nationally published surveys, with respect to other companies of similar size. The compensation data from these sources was blended to develop the competitive market median for total target cash compensation and total direct compensation with respect to each comparable executive officer position; however, where there was no comparable executive officer position at our Peer Group Companies, the compensation data from nationally published surveys was the only data utilized. FWC identified comparable executive officer positions at our Peer Group Companies for each of our named executive officers (other than Mr. Harper). The results of the December 2014 compensation benchmarking report provided the basis for the evaluation of market competitiveness for total target cash compensation and total direct compensation for our executive officers, including each of our named executive officers (other than Mr. Harper). The results of the December 2014 compensation benchmarking report are outlined below. Mr. Harper was not included in the December 2014 compensation benchmarking report. The results below assume payout of performance-based variable pay at target. The results of the December 2014 competitive market assessment is as follows:

•

total target cash compensation (base salary and annual performance-based cash bonus awards) was between 6% and 18% below market median with respect to our named executive officers other than Mr. Harper and our CEO and 26% below market median with respect to our CEO; and

•

total target direct compensation (base salary, annual performance-based cash bonus awards and long-term incentive equity awards) was between 21% below market median and 9% above market median with respect to our named executive officers other than Mr. Harper and our CEO and 19% below market median with respect to our CEO.

The results of the December 2014 competitive market assessment demonstrated that total direct compensation for our named executive officers is generally below the market median (assuming payout of performance-based variable pay awards at target).

Components of Executive Compensation

Base Salary

The Committee considers the following when determining the annual base salary (and any changes thereto) of our named executive officers (other than Mr. Harper):

•	the individual performance of the executive officer;

•	the recommendations of management (for named executive officers other than our CEO) and the Compensation Consultant;

•	the level, scope and complexity of responsibilities of the position;

•	the compensation levels of similarly positioned executive officers using the competitive market assessment (described above);

•	the performance of the business unit or functional division for which the executive officer is responsible; and

•	our overall budget for compensation.

Senior management considers the following when determining the annual base salary (and any changes thereto) of Mr. Harper:

•	Mr. Harper’s individual performance;

•	the recommendations of senior management;

•	the level, scope and complexity of responsibilities of his position;

•	the compensation levels of similarly positioned executive officers; and

•	our overall budget for compensation.

Base salary levels are typically reviewed annually as part of our performance review process or upon a promotion or significant change in an executive officer’s responsibilities. Changes in base salary for our named executive officers (other than Mr. Harper) are approved by the Committee and ratified by the board in the case of our executive vice presidents and our president, and ratified by the independent members of the board in the case of our CEO. Changes in base salary for Mr. Harper are approved by senior management. Annual changes are generally effective each year as of April 1.

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Following a careful review of the December 2013 competitive market assessment, in March 2014, following approval by the Committee and ratification by the board in the case of our executive vice presidents and our president, and ratification by the independent members of the board in the case of our CEO:

•	our CEO’s base salary was increased by 4.2% from $1,200,000 to $1,250,000;

•	the base salary of Mr. Ebling was increased by 8% from $625,000 to $675,000;

•	the base salary of Ms. Wade was increased by 10% from $500,000 to $550,000; and

•	the base salary of Mr. Harper was increased by 4% from $322,905 to $335,821 (which was approved by senior management and was not subject to approval by the Committee or ratification by the board).

The new base salary amounts were effective April 1, 2014.

In February 2014, following a review of market data prepared by the Compensation Consultant and further following approval by the Committee and ratification by the board (1) the base salary for Mr. Wentworth was increased to $850,000 in connection with his appointment to the role of President, and (2) the base salary for Ms. Smith was set at $725,000 in connection with her commencement of employment and appointment to the role of Chief Financial Officer.

Annual Bonus Plan

The Company administers two annual bonus programs: (1) the Employee ABP applicable to Mr. Harper and those employees who are not members of our senior management team and are not named executive officers and (2) performance-based cash bonus awards applicable to members of our senior management team and named executive officers (other than Mr. Harper).

Employee ABP

The Employee ABP is established each year and is typically tied to the achievement of certain operational and performance metrics with respect to the year and may be further adjusted subject to the discretion of our chief executive officer. For the 2014 performance period, the Employee ABP was funded at 100% of target funding.

Mr. Harper received an Employee ABP award for 2014 as reflected in the following table:

Executive	Bonus Target Percentage (% of Base Salary)	Target Bonus Amount(1)	Actual 2014 Payout Percentage (% of Bonus Target Amount)(2)	2014 Actual Bonus Payout
Matthew Harper	50%	$166,301	100%	$166,301

(1)	In determining the target bonus amount, Mr. Harper’s target bonus percentage is applied to his base salary with the effect of any salary adjustments during the year pro-rated for the portion of the year during which such adjustments were in effect.

(2)	Reflects an Employee ABP funding factor of 100%.

Executive Performance-Based Cash Bonus Awards

Pursuant to our executive performance-based cash bonus award program, each member of our senior management team, including each of the named executive officers (other than Mr. Harper), has an annual target bonus amount which is determined based on a percentage of the executive’s base salary – 150% of base salary for Mr. Paz, 125% of base salary for Mr. Wentworth, 100% of base salary for Mr. Ebling, 80% of base salary for Ms. Wade, and 100% of base salary for Ms. Smith (the effect of any salary adjustments during the year are pro-rated when determining “base salary”). In the first quarter of each year, the Committee approves, and the board ratifies, a performance-based cash bonus award under the 2011 LTIP for each member of our senior management team to be paid in the first quarter of the following year. The award is granted at 200% of each such executive’s target bonus amount, which reflects the maximum potential award. For purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, the Committee approves, and the board ratifies, a minimum EPS target that must be achieved during the performance year or the award is forfeited. If the minimum EPS target is met, the maximum potential award is eligible for payout and the Committee retains discretion to adjust the actual payout of the award downward from the maximum potential award. The EPS target with respect to 2014 was $1.75 (representing non-adjusted EPS as determined in accordance with GAAP).

The minimum EPS target was exceeded for 2014; however, based on a variety of subjective factors (none of which were established in advance), including a combination of the decrease in the Company’s 2014 financial guidance announced in April 2014 and the individual performance of each named executive, the Committee used its downward discretion to reduce the actual payout of each award to the amounts set forth in the table below. The Committee also subjectively considered the

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achievement of certain strategic and operational goals. The final bonus payout awards for our named executive officers were approved by the Committee and, with respect to Mr. Wentworth and Mr. Ebling, ratified by the board and, with respect to Mr. Paz, ratified by the independent members of the board.

Each of our named executive officers (other than Mr. Harper) received actual payouts under their respective cash bonus award for 2014 as reflected in the following table:

Executive	Maximum Potential Bonus Award(1)	Bonus Award Paid Out	Percentage of Maximum Potential Bonus Award Paid Out	Target Bonus Award	Percentage of Target Bonus Award Paid Out
George Paz	$3,712,620	$1,392,233	37.5%	$1,856,310	75%
Timothy Wentworth	2,068,488	775,683	37.5%	1,034,244	75%
Keith Ebling	1,325,080	662,540	50%	662,540	100%
Sara Wade	860,064	387,029	45%	430,032	90%
Cathy Smith(2)	1,287,166	579,225	45%	643,583	90%

(1)	Maximum 2014 performance-based cash bonus awards were granted pursuant to the 2011 LTIP.

(2)	As noted above, Ms. Smith left the Company effective March 1, 2015.

Annual Long-Term Incentive Equity Awards

The 2011 LTIP permits the Company to grant to eligible individuals stock options, restricted stock units, performance shares and other awards, which awards may be subject to one or more performance metrics selected from a broad range of permitted performance goals set forth in the 2011 LTIP.

The Company considers many factors in determining the appropriate mix of long-term incentive equity awards, including the prevalence and composition of equity awards as reported in the competitive market assessment and the mix of awards required to effectively incentivize management and to appropriately reward the creation of value for stockholders and strong financial performance. The Committee approves and the members of the board ratify (in the case of our named executive officers other than our CEO) and the independent members of the board ratify (in the case of our CEO) an aggregate value of long-term incentive equity awards for each named executive. The awards are then allocated among three different types of equity awards as follows:

Stock Options

Target % of Annual Long-Term Incentive Equity Awards

• 40% and 33 1/3% for our CEO and other named executives (other than Mr. Harper), respectively, based on the value calculated by the Black-Scholes valuation model, as described in Note 10 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for year ended December 31, 2014.

•  Mr. Harper’s annual long-term equity incentive award was comprised of 50% stock options.

Key Features

• Vests in three equal annual installments, subject to acceleration in certain circumstances.

• Expires seven years from the date of grant (ten years for stock options issued after January 1, 2015).

•  Exercise price equals the fair market value of our common stock on the grant date. The Company may not reduce the exercise price of any previously granted stock option, nor make any payment for cancellation of a stock option if the exercise price is below the fair market value of our common stock.

• Only provides compensation value if the stock price increases after the stock options are granted.

Restricted Stock Units

Target % of Annual Long-Term Incentive Equity Awards

• 25% and 33 1/3% for our CEO and other named executives (other than Mr. Harper), respectively, based on the fair market value of our common stock on the date of grant.

•  Mr. Harper’s annual long-term equity incentive award was comprised of 50% restricted stock units.

Key Features

• Vests in three equal annual installments, subject to acceleration in certain circumstances.

• Upon vesting, settled in shares of our common stock on a share-for-share basis.

• Realizable value is determined based on our stock price at the time of vesting.

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Performance Shares

Target % of Annual Long-Term Incentive Equity Awards

• 35% and 33 1/3% for our CEO and other named executives (other than Mr. Harper), respectively, based on the fair market value of our common stock on the date of grant.

Key Features

• Value of payout depends on the achievement of certain performance metrics over a three-year period. Performance metrics are weighted equally and include the following:

•  three-year total stockholder return: The Company’s performance with respect to three-year total stockholder return relative to the defined industry peer group determines the payout with respect to 33 1/3% of the total number of performance shares granted based on the following scale, with results between the various thresholds resulting in proportionately adjusted payouts, provided that achievement below the 40th percentile will trigger a 0% payout:

–  Threshold: 40th percentile results in a payout of 35% with respect to 33 1/3% of the total number of performance shares granted;

–  Target: 50th percentile results in a payout of 100% with respect to 33 1/3% of the total number of performance shares granted; and

–  Maximum: 80th percentile results in a payout of 250% with respect to 33 1/3% of the total number of performance shares granted.

“Stockholder return” is the annualized rate of return reflecting price appreciation over the performance period plus reinvestment of monthly dividends and the compounding effect of dividends paid on reinvested dividends.

•  three-year compound annual growth in EPS: The Company’s performance with respect to three-year compound annual growth in EPS (as defined below) relative to the defined industry peer group determines the payout with respect to 33 1/3% of the total number of performance shares granted based on the following scale, with results between the various thresholds resulting in proportionately adjusted payouts, provided that achievement below the 40th percentile will trigger a 0% payout:

–  Threshold: 40th percentile results in a payout of 35% with respect to 33 1/3% of the total number of performance shares granted;

–  Target: 50th percentile results in a payout of 100% with respect to 33 1/3% of the total number of performance shares granted; and

–  Maximum: 80th percentile results in a payout of 250% with respect to 33 1/3% of the total number of performance shares granted.

“Growth in EPS” is the percentage growth in basic earnings per share before extraordinary items and discontinued operations and is determined by an independent accounting firm on a consistent basis, using GAAP.

• three-year average return on invested capital: The Company’s performance with respect to three-year return on invested capital relative to a predetermined target that aligns with the Company’s annual budget determines the payout with respect to 33 1/3% of the total number of performance shares granted based on the following scale, with results between the various thresholds resulting in proportionately adjusted payouts:

–  Threshold: a three-year average return on invested capital equal to 10.25% results in a payout of 35% with respect to 33 1/3% of the total number of performance shares granted;

–  Target: a three-year average return on invested capital equal to 10.50% results in a payout of 100% with respect to 33 1/3% of the total number of performance shares granted; and

–  Maximum: a three-year average return on invested capital equal to 11.00% results in a payout of 250% with respect to 33 1/3% of the total number of performance shares granted.

“Return on invested capital” is income before extraordinary items (available for common stock), divided by total invested capital, which is the sum of total long-term debt, preferred stock, minority interest, total common equity and net long-term deferred tax liabilities.

•  Performance shares are settled in shares of our common stock on a share-for-share basis.

• The defined industry peer group applicable to the performance share awards granted in the first quarter of 2014 and to be paid out in the first quarter of 2017 is set forth below.

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Industry Peer Group: Performance Share Awards Granted in 2014

Aetna, Inc.	Humana Inc.
AmerisourceBergen Corp.	Laboratory Corp. of America Holdings
Cardinal Health, Inc.	McKesson Corp.
Cigna Corp.	Quest Diagnostics, Inc.
CVS Health Corporation	UnitedHealth Group, Inc.
DaVita HealthCare Partners Inc.	Walgreens Boots Alliance, Inc.

The Committee determines the vesting schedule for each time-based equity grant and generally makes grants that vest in equal amounts over approximately three years. In order to relieve administrative burdens inherent with multiple vestings within a short period of time (e.g., calculation of tax withholding amounts, multiple SEC filing requirements, etc.), we generally align the annual vesting date for time-based equity awards to a specific date (as opposed to the anniversary of the actual grant date). For example, with respect to annual long-term incentive equity awards granted to employees, which are typically granted in late February or early March of each year, we have historically set the annual vesting dates for all awards to February 28. Except in the case of retirement, disability or death, certain change in control transactions, or, in the case of performance share awards, termination by the Company without “Cause” (as defined in the applicable employment agreement), executive officers generally must be employed by the Company at the scheduled vesting time in order for such vesting to occur.

The aggregate value of a named executive’s long-term incentive equity award is determined by the Committee based, in part, upon the contribution that the executive officer is expected to make to the overall growth, profitability and financial performance of the Company during the vesting period. The Committee also considers long-term incentive equity compensation levels of our Peer Group Companies and the results of the competitive market assessment. While the Company maintains stock ownership guidelines (see “Stock Ownership Guidelines for Executives” on page 39), the Committee does not consider existing stock ownership levels of individual executives in determining the amount of long-term incentive equity awards.

Target values were determined by the Committee following consideration of the December 2013 competitive market assessment presented to the Committee by PMP in December 2013. The value and the composition of long-term incentive equity awards granted to our named executive officers is set forth in the “Summary Compensation Table” on page 42.

Summary of 2014 Direct Compensation Decisions

The table below details the total direct compensation decisions for 2014.

Name	2014 Base Salary(1)	Bonus Target Percentage (% of Base Salary)	Target Bonus Amount (2)	2014 LTI Award(3)		Total Target Direct Compensation(4)	Amount Earned Above/ (Below) Target Bonus Amount(5)	Total Actual Direct Compensation
George Paz	$1,250,000	150	$1,856,310	$10,000,000		$13,106,310	$(464,077)	$12,642,233
Timothy Wentworth	850,000	125	1,034,244	5,100,000		6,984,244	(258,561)	6,725,683
Keith Ebling	675,000	100	662,540	2,700,000		4,037,540	0	4,037,540
Sara Wade	550,000	80	430,032	2,062,500		3,042,532	(43,003)	2,999,529
Cathy Smith	725,000	100	643,583	4,750,001	(6)	6,118,584	(64,358)	6,054,226	(7)
Matthew Harper	335,821	50	166,301	339,050		841,172	0	841,172

(1)	Amounts shown represent annualized base salaries effective April 1, 2014.

(2)	The target bonus amount is calculated by multiplying the bonus target percentage by the executive’s base salary, with the effect of any salary adjustments during the year pro-rated for the portion of the year during which such adjustments were in effect.

(3)	The amounts shown include stock options, restricted stock units and performance shares (assuming payout at target) and reflect grant date fair market value. These awards are also reflected in the “Summary Compensation Table” below. Specific 2014 long-term incentive equity awards (which reflect grant date fair market value in the table above) are included in the “Grants of Plan-Based Awards in 2014” table below.

(4)	The amounts shown include base salary, target performance-based cash bonus award, stock options, restricted stock units and performance shares (assuming payout at target). Values with respect to stock options, restricted stock units and performance shares (assuming payout at target), reflect grant date fair market value and are also included in the “Summary Compensation Table” below.

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(5)	With respect to each of our named executive officers (other than Mr. Harper), amounts represent the amount by which the 2014 actual payout under the performance-based cash bonus awards was in excess of (or below) such named executives’ target bonus amount.

(6)	Includes a one-time sign-on grant of restricted stock units with a grant date fair value of $2,000,000.

(7)	Ms. Smith left the Company effective March 1, 2015. For a summary of the termination benefits received by Ms. Smith see “Employment Agreement and Potential Payments Upon Termination or Change in Control – Estimated Benefits – Cathy Smith.”

Performance Measures

The performance measures used to determine the payout of performance-based cash bonus awards to our named executives in the first quarter of 2015 (other than Mr. Harper) are discussed above, see “Compensation Discussion and Analysis — Components of Executive Compensation — Annual Bonus Plan — Executive Performance-Based Cash Bonus Awards.” The performance measures used to determine the payout under the Employee ABP with respect to Mr. Harper are discussed above, see “Compensation Discussion and Analysis — Components of Executive Compensation — Annual Bonus Plan — Employee ABP.”

The performance measures used to determine the vesting of performance share awards are discussed above, see “Compensation Discussion and Analysis — Components of Executive Compensation — Annual Long-Term Incentive Equity Awards — Performance Shares.”

With respect to both performance share awards and performance-based cash bonus awards, the Committee has the power and authority to make determinations concerning whether the performance measures have been achieved and may make appropriate adjustments to the results of the Company and/or any of the companies in the defined industry peer group, to account for changes in accounting principles or practices, changes in the number of shares outstanding (which would affect earnings per share targets), and similar changes, and may appropriately adjust for one-time items, extraordinary items, prior period adjustments, discontinued operation charges, and similar items, in determining whether the performance measures have been achieved. The Committee generally expects that it will only make such adjustments to the extent permitted by Section 162(m) of the Internal Revenue Code of 1986, as amended.

Performance Share Award Results

The performance share awards granted in 2012 and tied to performance metrics for the three-year period ended December 31, 2014 vested at 166.7% based on the achievement of the performance criteria as set forth in the table below.

The return on invested capital metric with respect to performance share awards granted in 2012 was based on the Company’s performance with respect to three-year average return on invested capital relative to a defined industry peer group (as opposed to the return on invested capital metric with respect to the performance share awards granted in 2014, and discussed above, which is based on the Company’s performance with respect to three-year average return on invested capital relative to a predetermined target).

Criteria	Express Scripts Performance	Weight	Percentile Rank	Peer Group Rank	Vesting as a Percentage of PSU Grant	Vesting Percent by Relative Weighting
Total Stockholder Return	23.0%	33 1/3%	21.4%	12 out of 15	0%	0%
Three-Year Compounded Annual Growth Rate — EPS(1)	18.0%	33 1/3%	92.9%	2 out of 15	250%	83.3%
Three-Year Average Return on Invested Capital(2)	16.9%	33 1/3%	92.9%	2 out of 15	250%	83.3%
Total Vesting						166.7%

(1)	As defined on page 35.
(2)

The Medco transactions significantly impacted the Company’s three-year average return on invested capital, primarily due to the fact that acquisitions are priced based on future expected returns. However, it can take years for synergies to be fully realized. “Invested capital” reflects the full acquisition price in the first year, which significantly reduces an acquiring company’s return on invested capital. Under the original terms of the performance share awards, the Company’s three-year average return on invested capital resulted in a payout of 0% with respect to 33  1/3% of the total number of performance shares granted. This result was primarily due to increased “invested capital” as a result of the Medco transactions. The Committee determined the Medco transactions were a significant benefit to the Company and

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concluded it was in the best interests of the Company and its stockholders to incentivize management to actively pursue beneficial acquisitions. Accordingly, the Committee exercised its authority to make appropriate adjustments and performed an adjusted calculation, whereby the cost of the Medco transactions was phased-in over a period of 5 years, resulting in a three-year average return on invested capital outcome as set forth in the table above.

The defined industry peer group applicable to the performance share awards granted in the first quarter of 2012 and paid out in the first quarter of 2015 is set forth below. Medco Health Solutions, Inc. (weighted as two companies) was not included in the determination of the 2015 payout of performance shares due to the Medco transactions. Coventry Health Care, Inc. was not included in the determination of the 2015 payout of performance shares due to its acquisition in the second quarter of 2013. The payout of these shares is reflected in the Option Exercises and Stock Vested Table on page 48.

Industry Peer Group: Performance Share Awards Granted in 2012 and Paid Out in 2015

Aetna, Inc.	Laboratory Corp. of America Holdings
AmerisourceBergen Corp.	McKesson Corp.
Becton, Dickinson and Company	Medco Health Solutions, Inc.
Cardinal Health, Inc.	Medtronic, Inc.
Cigna Corporation	Quest Diagnostics, Inc.
Coventry Health Care, Inc.	UnitedHealth Group, Inc.
CVS Health Corporation	Walgreens Boots Alliance, Inc.
Humana, Inc.	Anthem, Inc.

Other Compensation Related Matters

Perquisites

In accordance with our pay-for-performance compensation philosophy, no perquisites are provided to our senior executive officers that would be required to be reported in this proxy statement. All of the offices in our headquarters building are the same size, including the offices of our executive officers; no reserved parking is provided to employees at any level; and no financial counseling programs are provided to our executive officers. In addition, our executive officers pay significantly higher premiums for medical insurance than our lower compensated employees.

Deferred Compensation

The Company provides an opportunity for executive officers to participate in the Executive Deferred Compensation Plan (“EDCP”), a deferred compensation program that is intended to comply with the rules provided under Section 409A of the Internal Revenue Code of 1986, as amended. Participating executive officers can elect to defer up to 50% of their annual base salary and up to 100% of their annual performance-based cash bonus award. In addition, we have historically made contributions to each executive officer’s EDCP account in an amount equal to 6% of such executive officer’s annual cash compensation, with the contributions subject to cliff vesting at the end of the third calendar year following the year for which they are awarded. When an executive officer becomes eligible for retirement under the EDCP (which occurs upon reaching a minimum of age 55 and having a combined age plus years of service with the Company of 65), or upon termination due to death or disability (as defined in the EDCP plan), all Company EDCP contributions vest in full. Upon termination for any reason other than death, disability or retirement (as defined above), all unvested Company EDCP contributions are forfeited. Other than the 6% annual contribution to the EDCP and the opportunity to participate in the Company’s qualified 401(k) plan, the Company provides no retirement benefits to its executive officers.

Deferred compensation provides our executive officers a tax favored method of accumulating assets. The three-year vesting schedule applicable to Company contributions is intended to serve as a retention device for our executive officers. Amounts contributed to the EDCP by the participant are deemed to be invested in the hypothetical investment options selected by the participant from among the investment options similar to those available under the Company’s 401(k) plan and a Company stock fund. Contributions made by the Company are allocated as follows: 75% of the contribution is allocated to the participant’s selected hypothetical investment options and 25% is allocated to the Company stock fund. The account is credited with gains or losses actually experienced by the selected hypothetical investments. Accordingly, the EDCP does not credit above-market or preferential earnings on nonqualified deferred compensation.

Additional Benefits

Our executive officers also participate in employee benefit plans generally available to all employees on the same terms as similarly situated employees, including our 401(k) plan and health and welfare plans. The Company provides equivalent health insurance to all of our employees, and the employee paid portions of the premiums on such insurance are tiered such that more highly compensated employees pay higher premiums in order to subsidize the premiums for lower paid employees. As a result, the employee contributions paid by our highest paid employees can be nearly 300% higher than those paid by our lowest paid employees.

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Clawback Policy

The Committee has approved and adopted a formal clawback policy that is applicable to all current and former executive officers and certain other employees (including the Chief Accounting Officer), who receive incentive-based compensation (performance-based cash bonus awards and long-term incentive equity awards) following the effectiveness of the policy. The policy provides, subject to Committee discretion, for the recovery of incentive compensation in the event of a restatement of financial results, regardless of whether misconduct was the cause of the restatement. The policy became effective beginning with fiscal year 2012 reporting. Once final rules are released regarding clawback requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we intend to review our clawback policy and compensation plans and, if necessary, amend them to comply with the new mandates.

Employment Agreements

We have entered into employment agreements with our chief executive officer and each of our executive officers, which provide for, among other things, severance benefits and change in control protections. The Committee believes that these agreements are appropriate and provide value to the Company for a number of reasons:

•	the agreements assist in attracting and retaining executive officers as we compete for talented employees in a marketplace where such agreements are commonly offered;

•

the severance provisions require terminated executives to execute a release in favor of the Company in order to receive any severance payments and such payments are further conditioned upon compliance with certain terms of the agreement, including covenants with respect to non-competition, non-solicitation and non-disparagement; and

•	the change in control protections and severance benefits help to retain key personnel during rumored or actual acquisitions or similar corporate changes.

The employment agreement with Mr. Paz runs through March 2017 and the employment agreements with our other executive officers are automatically renewed on April 1 of each year for successive one-year periods unless either party provides at least ninety days notice prior to the end of the term.

Deductibility of Compensation

The goal for the deductibility of compensation is to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, to the extent deemed practicable or appropriate by the Committee. Section 162(m) places a limit of $1 million on the amount of compensation that a publicly-traded company may deduct in any one year for any of its “named executive officers” (as defined in the Code). This limitation does not apply to performance-based compensation meeting certain requirements (including the requirement that such compensation be paid under a stockholder-approved plan).

For 2014, the stock option awards, performance share awards and performance-based cash bonus awards, all of which were granted under the stockholder-approved 2011 LTIP, were designed with the intention of satisfying the deductibility requirements of Section 162(m). However, we cannot guarantee that our awards will in fact satisfy such requirements.

Stock Ownership Guidelines for Executives

The Company maintains guidelines for stock ownership with respect to its executive officers and vice presidents. The purpose of the guidelines is to encourage our executive officers and vice presidents to show a commitment to the Company and its stockholders by holding a prescribed number of shares of Company stock. In addition to shares of Company stock, the following equity vehicles are included when determining compliance with the ownership guidelines:

•	unvested restricted stock units, net of taxes (assuming shares are withheld for taxes);

•	Company share equivalents held under the EDCP, net of taxes (assuming shares are withheld for taxes); and

•	vested, unexercised stock options, net of taxes (assuming shares are withheld for taxes).

Unvested performance shares and unvested stock options are not included in determining compliance. While the guidelines are not mandatory, compliance is reviewed annually and communicated to the executive officers and vice presidents. Each executive officer and vice president has five years from the time of becoming an executive officer or vice president to attain the recommended ownership level. The guidelines suggest that each executive officer or vice president hold a number of eligible shares with a value at least equal to a multiple of his or her base annual salary as follows: 5.0x for the chief executive officer, 4.0x for the president, 3.0x for all executive vice presidents, 2.5x for all senior vice presidents, and 1.0x-1.5x for our vice presidents, with an exception for cases where the guidelines are not met due to a significant decrease in the stock price. As of December 31, 2014, each of our named executive officers employed by the Company was in compliance with the guidelines.

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    39

EXECUTIVE COMPENSATION

Equity Award Granting Policy

The Company has an equity awards policy which covers grant approvals and the establishment of the grant date for equity awards. Pursuant to this policy:

•

annual long-term incentive equity awards granted to our named executive officers during the first quarter of each year have an effective grant date as of the last to occur of the following: (i) the date of the final action necessary by the Committee or the board (as appropriate) to approve such award; (ii) such later date as may be specified in the terms of such award; or (iii) if the effective date under (i) or (ii) above would not fall within an “open window” trading period, then such award will be granted with an effective grant date as of the third trading date following the date of the next release of quarterly or annual financial results;

•

special equity awards for new hires, retention, promotion and special recognition may be granted during an “open window” trading period or, if the Committee, the board or the chief executive officer (as appropriate) acts outside of such a period, then such award will be granted with an effective grant date as of the third trading date following the date of the next release of quarterly or annual financial results;

•	the exercise price of stock options will not be less than the closing trading price of the stock on the grant date; and

•	equity grants will be made on a nominal value basis consistent with the method the Company uses to value options for financial reporting purposes under applicable authoritative accounting guidance.

By granting annual long-term incentive equity awards during the first quarter, the Committee is able to consider the previous year’s financial performance in determining the size and structure of such awards, both in the aggregate and with respect to individual executive officers. In addition, by granting annual long-term incentive equity awards during the first quarter, such grants are coordinated with the payout of performance-based cash bonus awards and annual base salary adjustments.

Derivatives Trading and Pledging

Because a primary goal of our equity-based incentive compensation program is to align the interests of our executive officers with those of our stockholders, we prohibit the trading of derivative securities related to shares of our stock, including hedging strategies, puts, calls or other types of derivative securities. Our policy also prohibits pledging shares of our stock.

Assessment of Risk

We do not believe that our compensation program generally, including the executive compensation program, encourages excessive or inappropriate risk-taking. A significant portion of our executive compensation program is generally performance-based, and, while appropriate risk-taking is a necessary component of growing a business, the Committee and management have focused on aligning our compensation policies with our long-term interests and avoiding short-term rewards for management and employee decisions that could pose undue long-term risks. Examples of such practices include:

•

Limits on Annual Performance-Based Cash Bonus Awards. The compensation of our named executive officers is not overly-weighted toward short-term incentives. For instance, our CEO’s target performance-based cash bonus award for 2014 was approximately 14% of his total target direct compensation. Performance-based cash bonus awards with respect to each executive officer are also capped at 200% (215% for 2015) of such executive officer’s target bonus award.

•

Emphasis on Long-Term Incentive Equity Awards; Overlapping Vesting Periods. The largest percentage of total target direct compensation for our named executive officers is provided through long-term incentive equity compensation which vests over a period of years. This vesting period encourages our executive officers to focus on sustaining and enhancing our Company’s long-term performance. Long-term incentive equity awards are also made annually so that our executive officers always have unvested equity awards which could significantly decrease in value if our business is not appropriately managed for the long-term.

•

Performance Share Awards. A significant portion of the long-term incentive equity compensation of our named executive officers (other than Mr. Harper) consists of performance shares. Performance share payouts are tied to the achievement of certain performance metrics (including stock price performance). This encourages focus on sustaining our long-term performance. These awards also have overlapping performance periods, so that any risks taken to increase the payout under one award could jeopardize the potential payout under other awards. To further reduce the incentive for unnecessary risk-taking, we cap the payout of these awards at 250% of target.

•

Performance Metrics. Awards are made based on the achievement of a variety of performance metrics, both predetermined (return on invested capital) and relative to our peers (total stockholder return), which diversifies the risks associated with any single indicator of performance. We believe these metrics are affected by management decisions

40    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

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and correlate to the creation of stockholder value over the long-term. Beginning with performance shares granted in 2015, annual EPS growth has been eliminated as an underlying performance metric.

•

Role of Compensation Committee. Members of the Committee approve the final payout of the annual performance-based cash bonus awards for our named executive officers (other than Mr. Harper), following a review of executive and Company performance, which are ratified by the members of the board in the case of our executive vice presidents and our president, and which are ratified by the independent members of the board in the case of our CEO. The Committee also reviews the Company’s compensation and incentive plans available to employees other than our named executive officers to, among other things, prevent unnecessary risk taking under such plans.

•

Stock Ownership Guidelines. Our stock ownership guidelines require our executive officers and vice presidents to hold a certain amount of Company stock. This requirement ensures that each executive officer and vice president will have a significant amount of personal wealth tied to the long-term performance of our stock.

•

Clawback Policy. We have adopted a clawback policy applicable to all current and former executive officers and certain other employees (including the Chief Accounting Officer), who receive incentive based compensation following the effectiveness of the policy. The policy provides, subject to Committee discretion, for the recovery of incentive compensation in the event of a restatement of financial results, regardless of whether misconduct was the cause of the restatement.

In summary, we have structured our compensation program so that a considerable amount of the wealth of our executive officers is tied to the long-term health and performance of our Company. We seek to provide incentives for our executive officers to manage for long-term performance while safeguarding our stockholders from inappropriate incentive compensation payments in the event of financial restatement. We also seek to avoid the type of disproportionately large short-term incentives that could encourage executive officers to take risks which may not be in the long-term interests of our stockholders. We believe this combination of factors encourages our executive officers to manage our Company in a prudent manner.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of Maura C. Breen (Chair), William J. DeLaney and Woodrow A. Myers, Jr., MD, none of whom are employees or current or former officers of our Company, or had any relationship with our Company required to be disclosed under “Certain Relationships and Related Party Transactions.”

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management. Based on such review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Maura C. Breen, Chair

William J. DeLaney

Woodrow A. Myers, Jr., MD

March 3, 2015

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    41

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation of our named executive officers for the year ended December 31, 2014:

Name and Principal Position	Year	Salary		Bonus		Stock Awards (1)(2)		Option Awards (3)	Non-Equity Incentive Plan Compensation (4)		All Other Compensation (5)	Total
George Paz	2014	$1,235,385		—		$6,000,000	(6)	$4,000,000	$1,392,233		$293,388	$12,921,006
Chief Executive Officer and Chair of the Board	2013 2012	1,187,308 1,226,123	(7)	— —		5,400,000 4,800,000		3,600,000 3,200,000	2,764,507 3,442,500		88,867 86,067	13,040,682 12,754,690
Timothy Wentworth	2014	815,303		$489,180	(8)	$3,400,000	(9)	1,700,000	775,683		106,036	7,286,202
President
Keith Ebling	2014	660,385		—		1,800,000	(10)	900,000	662,540		121,202	4,144,127
Executive Vice President and General Counsel	2013 2012	617,788 597,309	(7)	— —		1,533,334 1,075,000		766,667 925,000	959,093 1,142,250		51,139 48,339	3,928,021 3,787,898
Sara Wade	2014	535,385		—		$1,375,000	(11)	687,500	387,029		80,367	3,065,281
Senior Vice President and Chief Human Resources Officer
Cathy Smith	2014	613,462		500,000	(12)	$3,833,334	(13)	916,667	579,225		—	6,442,688
Former Executive Vice President and Chief Financial Officer(17)
Matthew Harper	2014	332,045		—		169,525	(14)	169,525	166,301	(15)	15,600	852,996
Former Interim Chief Financial Officer(18)	2013	320,192		150,000	(16)	130,000		130,000	298,122	(15)	15,300	1,043,614

(1)	Amounts reflect the aggregate fair value of restricted stock units and performance share awards (assuming payout at target), in each case, as of the grant date calculated in accordance with applicable authoritative accounting guidance. For restricted stock units and performance share awards, fair value is calculated using the closing price of our common stock on the date of grant. For additional information regarding stock-based compensation, refer to Note 10 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 (the “2014 10-K”).

(2)	With respect to the value of performance share awards, the payout is dependent on the achievement of certain performance metrics over a three-year period. Based on these performance metrics, the maximum payout is 250% of the target award, which would result in a maximum value of: $8,750,000 for Mr. Paz; $4,250,000 for Mr. Wentworth; $2,250,000 for Mr. Ebling; $1,718,750 for Ms. Wade; and $2,291,668 for Ms. Smith, with respect to performance share awards granted in 2014. For a full discussion of performance share awards, see “Compensation Discussion and Analysis — Components of Executive Compensation — Annual Long-Term Incentive Equity Awards” above.

(3)	Amounts reflect the aggregate fair value of stock options as of the grant date calculated in accordance with applicable authoritative accounting guidance. The value of the stock option awards was calculated using a Black-Scholes multiple option-pricing model. For additional information regarding stock-based compensation, including the assumptions used in the Black-Scholes model, refer to Note 10 to the Consolidated Financial Statements included in our 2014 10-K.

(4)	With respect to 2014, and except for Mr. Harper, amounts reflect the performance-based cash bonus awards (unvested as of December 31, 2014) earned during 2014, as discussed in the Compensation Discussion and Analysis above. These amounts were approved by the Committee at its March 3, 2015 meeting and ratified by the board, as applicable, at its March 4, 2015 meeting.

(5)	Amounts include the basic Company contribution under the EDCP and the matching contribution under the 401(k) Plan. The amounts for 2014 are as follows:

Compensation Category	Mr. Paz	Mr. Wentworth	Mr. Ebling	Ms. Wade	Ms. Smith	Mr. Harper
Company Contribution under the EDCP	$277,788	$90,436	$105,602	$64,767	$—	$—
Company Matching Contribution under the 401(k) Plan	15,600	15,600	15,600	15,600	—	15,600

Total	293,388	106,036	121,202	80,367	—	15,600

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(6)	Includes (i) an award of performance shares with a grant date fair value of $3,500,000 (assuming payout at target), which is based on the market price of our common stock on the date of grant and (ii) an award of time-based restricted stock units with a grant date fair value of $2,500,000, which is based on the market price of our common stock on the date of grant.

(7)	Salary information for 2012 includes payouts of accrued vacation days as follows: $79,931 for Mr. Paz; and $30,626 for Mr. Ebling. Such payouts were made following the Company’s decision to distribute amounts accrued under a former vacation policy that transitioned in 2000 – and such distribution was made to all eligible employees of the Company.

(8)	Represents amounts paid in connection with Mr. Wentworth’s $2,935,050 retention bonus granted in January 2012.

(9)	Includes (i) an award of performance shares with a grant date fair value of $1,700,000 (assuming payout at target), which is based on the market price of our common stock on the date of grant and (ii) an award of time-based restricted stock units with a grant date fair value of $1,700,000, which is based on the market price of our common stock on the date of grant.

(10)	Includes (i) an award of performance shares with a grant date fair value of $900,000 (assuming payout at target), which is based on the market price of our common stock on the date of grant and (ii) an award of time-based restricted stock units with a grant date fair value of $900,000, which is based on the market price of our common stock on the date of grant.

(11)	Includes (i) an award of performance shares with a grant date fair value of $687,500 (assuming payout at target), which is based on the market price of our common stock on the date of grant and (ii) an award of time-based restricted stock units with a grant date fair value of $687,500, which is based on the market price of our common stock on the date of grant.

(12)	Represents amount paid in connection with Ms. Smith’s sign-on bonus.

(13)	Includes (i) an award of performance shares with a grant date fair value of $916,667 (assuming payout at target), which is based on the market price of our common stock on the date of grant and (ii) awards of time-based restricted stock units with grant date fair values of $2,000,000 and $916,667, which are each based on the market price of our common stock on the date of grant.

(14)	Reflects an award of time-based restricted stock units with a grant date fair value of $169,525 which is based on the market price of our common stock on the date of grant.

(15)	Reflects cash incentive awards pursuant to the Employee Annual Bonus Plan.

(16)	Amount reflects a special one-time cash bonus award paid in the first quarter of 2014.

(17)	As discussed above, Ms. Smith left the Company effective March 1, 2015. The amounts set forth in the table above reflect compensation amounts for Ms. Smith with respect to 2014. For a summary of the termination benefits received by Ms. Smith, some of which are payable in 2015 and 2016, see “Employment Agreement and Potential Payments Upon Termination or Change in Control – Cathy Smith.” Accordingly, (i) all unvested stock and option awards (including all stock options and restricted stock units granted in 2014) were forfeited to the Company as of such date and (ii) performance share units will be treated as described under “Employment Agreements and Potential Payments Upon a Termination or Change in Control – Benefits Upon a Termination by the Company Other Than for ‘Cause’” as set forth below.

(18)	Mr. Harper served as Interim Chief Financial Officer until February 2014, following which he continued to serve the Company in his primary role as Vice President.

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Grants of Plan-Based Awards in 2014

The following table provides additional information about our annual long-term incentive equity awards, which consist of performance share awards (PSUs), restricted stock unit awards (RSUs), non-qualified stock option awards (options) and non-equity incentive plan awards, in each case, granted to our named executive officers in 2014 pursuant to the 2011 LTIP.

					Estimated Future Payouts Under Non- Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units(i) (#)		All Other Option Awards: Number of Securities Underlying Options(j) (#)		Exercise or Base Price of Option Awards(k) ($/sh)	Grant Date Fair Value of Stock and Option Awards(4) (l) ($)
Name (a)	Type of Award	Grant Date (b)(1)	Committee Action Date (1)		Threshold (c) ($)	Target (d) ($)	Maximum (e) ($)	Threshold (f) (#)	Target (g) (#)	Maximum (h) (#)
George Paz	PSUs	03/05/2014	02/25/2014					15,878	45,366	113,415						$3,500,000
	RSUs	03/05/2014	02/25/2014								32,404	(5)				$2,500,000
	Options	03/05/2014	02/25/2014										221,506	(6)	$77.15	$4,000,000
	2014 Performance- Based Cash Bonus Award		02/25/2014	(7)	N/A	$1,856,310	$3,712,620
Timothy Wentworth	PSUs	03/05/2014	02/25/2014					7,711	22,034	55,085						$1,700,000
	RSUs	03/05/2014	02/25/2014								22,034	(5)				$1,700,000
	Options	03/05/2014	02/25/2014										94,140	(6)	77.15	$1,700,000
	2014 Performance- Based Cash Bonus Award		02/25/2014	(7)	N/A	$1,034,244	$2,068,488
Keith Ebling	PSUs	03/05/2014	02/25/2014					4,082	11,665	29,162						$900,000
	RSUs	03/05/2014	02/25/2014								11,665	(5)				$900,000
	Options	03/05/2014	02/25/2014										49,838	(6)	$77.15	$900,000
	2014 Performance- Based Cash Bonus Award		02/25/2014	(7)	N/A	$662,540	$1,325,080
Sara Wade	PSUs	03/05/2014	02/25/2014					3,118	8,911	22,277						$687,500
	RSUs	03/05/2014	02/25/2014								8,911	(5)				$687,500
	Options	03/05/2014	02/25/2014										38,071	(6)	$77.15	$687,500
	2014 Performance- Based Cash Bonus Award		02/25/2014	(7)	N/A	$430,032	$860,064
Cathy Smith(10)	PSUs	03/05/2014	02/25/2014					4,158	11,881	29,702						$916,667
	RSUs	03/05/2014	02/25/2014								11,881	(5)				$916,667
	RSUs	03/05/2014	02/25/2014								25,923	(8)				$2,000,000
	Options	03/05/2014	02/25/2014										50,761	(6)	$77.15	$916,667
	2014 Performance- Based Cash Bonus Award		02/25/2014	(7)	N/A	$643,583	$1,287,166
Matthew Harper	RSUs	03/05/2014	02/25/2014								2,197	(5)				$169,525
	Options	03/05/2014	02/25/2014										9,387	(6)	$77.15	$169,525
	2014 Employee ABP		02/25/2014	(9)	N/A	$166,301	$332,602

(1)	The terms of the awards provide for a grant date of March 5, 2014, which was the first practical date during an open window period following Committee approval and ratification by the board at its March 5, 2014 meeting.

(2)

With respect to Mr. Paz, Mr. Wentworth, Mr. Ebling, Ms. Wade and Ms. Smith, the amounts in columns (c), (d) and (e) represent the threshold, target and maximum payouts with respect to 2014 performance-based cash bonus awards. In the first quarter of the 2014 performance year, the Committee approved, and the board ratified, a performance-based cash bonus award for each executive officer to be paid in the first quarter of 2015. The award was granted at 200% of

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each executive’s target bonus amount, which reflected the maximum potential award (column (e)). For purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, the Committee also approved, and the board ratified, a minimum EPS target that must be achieved during the performance year or the award would be forfeited. If the minimum EPS target was achieved, the Committee retained the discretion to adjust the actual payout of the award downward from the maximum potential award. The minimum EPS target was exceeded for 2014; however, based on a variety of subjective factors, including a combination of the decrease in the Company’s 2014 financial guidance announced in April 2014 and the individual performance of each named executive, the Committee exercised downward discretion to reduce the actual payout of each award. See “Compensation Discussion and Analysis — Components of Executive Compensation — Annual Bonus Plan — Executive Performance-Based Cash Bonus Awards” above.

With respect to Mr. Harper, the amounts in columns (c), (d) and (e) represent the threshold, target and maximum payouts with respect to the 2014 Employee ABP. See “Compensation Discussion & Analysis – Components of Executive Compensation – Annual Bonus Plan – Employee ABP.”

(3)	The numbers in columns (f), (g) and (h) represent the threshold (35%), target (100%) and maximum (250%) payouts with respect to the performance share awards made to our named executives for the January 1, 2014 through December 31, 2016 performance period. The number of shares of our common stock to be delivered upon settlement of the performance shares will be determined based upon our achievement of certain performance metrics over a three-year period. Realization of the performance share awards and their actual value, if any, will depend on our achievement of the performance metrics and the market value of our common stock on the date that the performance share awards are settled. See “Compensation Discussion and Analysis — Components of Executive Compensation — Annual Long-Term Incentive Equity Awards.”

(4)	The amounts in column (l) for restricted stock unit awards are based on the grant date fair value of the award. The amounts in column (l) for performance share awards are based on the grant date fair value of the award assuming payout at target. The amounts in column (l) for stock option awards are estimated on the date of grant using a Black-Scholes multiple option-pricing model. For additional information regarding equity-based compensation, including the assumptions used in the Black-Scholes model, refer to Note 10 to the Consolidated Financial Statements included in our 2014 10-K.

(5)	Numbers represent restricted stock unit awards. With respect to Mr. Paz, Mr. Wentworth, Mr. Ebling, Ms. Wade and Mr. Harper, one-third of these restricted stock units vested on February 28, 2015 and the remainder is scheduled to vest in two equal installments on February 28, 2016 and February 28, 2017, subject to acceleration under the terms of the 2011 LTIP and the applicable award agreement. With respect to Ms. Smith, 3,960 of these restricted stock units vested on February 28, 2015 and the remainder were forfeited to the Company as of her termination date (March 1, 2015).

(6)	Numbers represent non-qualified stock option awards. The stock options have an exercise price of $77.15 (the closing price of our common stock on the grant date) and, with respect to Mr. Paz, Mr. Wentworth, Mr. Ebling, Ms. Wade and Mr. Harper, one-third of these stock options vested on February 28, 2015 and the remainder is scheduled to vest in two equal installments on February 28, 2016 and February 28, 2017, subject to acceleration under the terms of the 2011 LTIP and the applicable award agreement, and, in each case, will expire seven years following the date of grant. With respect to Ms. Smith, 16,920 of these stock options vested on February 28, 2015 and the remainder were forfeited to the Company as of her termination date (March 1, 2015).

(7)	Consistent with historical practice, in the first quarter of 2014 the Committee approved (at its February 25, 2014 meeting), and the board ratified (at its March 5, 2014 meeting), a performance-based cash bonus award to be paid in the first quarter of the following year. The award was granted at 200% of each respective executive’s target bonus amount, which reflected the maximum potential award. For purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, the Committee also approved, and the board ratified, a minimum EPS target that must be achieved during the performance year or the award would be forfeited. For 2014, the Committee approved, and the board ratified, a minimum EPS target of $1.75 (representing non-adjusted EPS as determined in accordance with GAAP). The actual payouts for the 2014 performance-based cash bonus awards can be found under “Compensation Discussion and Analysis – Components of Executive Compensation – Annual Bonus Plan” above.

(8)	Number represents restricted stock unit awards. All restricted stock units were forfeited to the Company as of Ms. Smith’s termination date (March 1, 2015).

(9)	With respect to the Employee ABP, for 2014, the actual payout to Mr. Harper under the 2014 Employee ABP can be found under “Compensation Discussion and Analysis – Components of Executive Compensation – Annual Bonus Plan” above.

(10)	As discussed above, Ms. Smith left the Company effective March 1, 2015. Accordingly, all unvested restricted stock units and stock options as of March 1, 2015 were forfeited to the Company as of such date and performance share units will be treated as described under “Employment Agreements and Potential Payments Upon a Termination or Change in Control – Benefits Upon a Termination by the Company Other Than for ‘Cause’” as set forth below.

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    45

EXECUTIVE COMPENSATION

Outstanding Equity Awards at 2014 Fiscal Year-End

The following table provides information on vested and unvested equity awards held by our named executive officers as of December 31, 2014:

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)		Option Exercise Price	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
George Paz	3/3/2010	174,386			$49.495	3/3/2017
	3/2/2011	161,666			56.50	3/2/2018
	2/27/2012	139,572	69,786	(1)	53.05	2/27/2019		12,567	(5)	$1,064,048	87,984	(10)	$7,449,605
	3/6/2013	70,030	140,061	(2)	58.17	3/6/2020		25,786	(6)	2,183,301	135,378	(11)	11,462,455
	3/5/2014		221,506	(3)	77.15	3/5/2021		32,404	(7)	2,743,647	113,415	(12)	9,602,848
Timothy Wentworth	2/24/2012		43,081	(4)	47.61	2/24/2022		17,624	(8)	1,492,224
	3/6/2013	11,023	22,046	(2)	58.17	3/6/2020		6,494	(6)	549,847	24,353	(11)	2,061,969
	3/5/2014		94,140	(3)	77.15	3/5/2021		22,034	(7)	1,865,619	55,085	(12)	4,664,047
Keith Ebling	3/2/2011	45,609			56.50	3/2/2018
	2/27/2012	37,072	18,538	(1)	53.05	2/27/2019		2,671	(5)	226,154	13,354	(10)	1,130,683
	2/27/2012	8,208			53.05	2/27/2019
	3/6/2013	14,913	29,828	(2)	58.17	3/6/2020		8,786	(6)	743,911	32,948	(11)	2,789,707
	3/5/2014		49,838	(3)	77.15	3/5/2021		11,665	(7)	987,676	29,163	(12)	2,469,231
Sara Wade	2/22/2011	3,646			54.59	2/22/2018
	3/2/2011	20,348			56.50	3/2/2018
	2/27/2012	3,988	11,995	(1)	53.05	2/27/2019		1,729	(5)	146,394	8,640	(10)	731,549
	2/27/2012	4,596			53.05	2/27/2019
	3/6/2013	9,078	18,156	(2)	58.17	3/6/2020		5,348	(6)	452,815	20,055	(11)	1,698,057
	3/5/2014		38,071	(3)	77.15	3/5/2021		8,911	(7)	754,494	22,278	(12)	1,886,278
Cathy Smith(13)	3/5/2014							25,923	(9)	2,194,900
	3/5/2014		50,761	(3)	77.15	3/1/2016	(3)	11,881	(7)	1,005,964	11,881	(13)	1,005,964
Matthew Harper	2/27/2012		3,845	(1)	53.05	2/27/2019		369	(5)	31,243
	3/6/2013		5,058	(2)	58.17	3/6/2020		1,490	(6)	126,158
	3/5/2014		9,387	(3)	77.15	3/5/2021		2,197	(7)	186,020

(1)	The unvested portion of this stock option award vested on February 28, 2015.

(2)	One half of the unvested portion of this stock option award vested on February 28, 2015 and the remainder is scheduled to vest on February 28, 2016.

(3)	One-third of the unvested portion of this stock option award vested on February 28, 2015 and the remainder is scheduled to vest in two equal installments on February 28, 2016 and February 28, 2017. With respect to Ms. Smith, one-third of the unvested portion of this stock option award vested on February 28, 2015, which remains exercisable for one year following her termination date (March 1, 2016), and the remainder was forfeited to the Company as of her termination date (March 1, 2015).

(4)	The unvested portion of this stock option award vested on February 24, 2015.

(5)	The unvested portion of this restricted stock unit award vested on February 28, 2015.

(6)	One half of the unvested portion of this restricted stock unit award vested on February 28, 2015 and the remainder is scheduled to vest on February 28, 2016.

46    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

EXECUTIVE COMPENSATION

(7)	One-third of the unvested portion of this restricted stock unit award vested on February 28, 2015 and the remainder is scheduled to vest in two equal installments on February 28, 2016 and February 28, 2017. With respect to Ms. Smith, one-third of the unvested portion of this restricted stock unit award vested on February 28, 2015 and the remainder was forfeited to the Company as of her termination date (March 1, 2015).

(8)	The unvested portion of this restricted stock unit award vested on February 24, 2015.

(9)	This restricted stock unit award was forfeited to the Company as of Ms. Smith’s termination date (March 1, 2015).

(10)	Performance shares became payable following the end of the performance period on December 31, 2014 and were settled on March 5, 2015. The stated numbers reflect a payout of 166.7% of target. See “Compensation Discussion and Analysis — Summary of 2014 Direct Compensation Decisions — Performance Share Award Results” above.

(11)	Performance shares become payable following the end of the performance period on December 31, 2015. In accordance with SEC rules, because our performance in 2013 and 2014 was above target level, we are reporting the maximum number (250% of target) for these outstanding performance share awards. The number of shares payable may decrease from the maximum amount based upon the performance of the Company relative to the performance metrics during the remainder of the performance period.

(12)	Performance shares become payable following the end of the performance period on December 31, 2016. In accordance with SEC rules, because our performance in 2014 was above target level, we are reporting the maximum number (250% of target) for these outstanding performance share awards. The number of shares payable may decrease from the maximum amount based upon the performance of the Company relative to the performance metrics during the remainder of the performance period.

(13)	As discussed above, Cathy Smith left the Company effective March 1, 2015. Accordingly, all unvested stock and option awards as of March 1, 2015 were forfeited to the Company as of such date. Performance shares will be treated as described under “Employment Agreements and Potential Payments Upon a Termination or Change in Control – Benefits Upon a Termination by the Company Other Than for ‘Cause’” as set forth below.

Pursuant to the terms of her executive employment agreement, Ms. Smith will vest in a number of performance shares equal to the lesser of (i) the number of performance shares which would have vested and been paid based on the actual achievement of the performance metrics at the end of the performance period, or (ii) the number of performance shares which would have vested and been paid based on an assumed performance period ending as of the most recently completed fiscal quarter prior to termination, in either case, pro-rated for the portion of the performance period during which she was employed by the Company.

Because we are unable to calculate the actual amounts to be paid out with respect to performance shares for the performance period ending December 31, 2016, the amount set forth in the table above is based on an assumed performance period ending December 31, 2014. The amount is based on the closing price of our common stock on December 31, 2014. The award is payable in shares of our common stock and is pro-rated for the portion of the performance period during which Ms. Smith was employed by the Company.

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    47

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested Table

The following table provides information on the value realized by our named executive officers with respect to stock options exercised during 2014 and with respect to restricted stock units (RSUs) and performance share awards (PSUs) that vested during 2014:

	Type of Award	Option Awards		Stock Awards
Name		Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
George Paz	Options PSUs RSUs	681,508	$30,349,857	74,349 36,080	$5,736,025 2,717,185
Timothy Wentworth	Options RSUs	127,189	2,954,375	21,639	1,606,999
Keith Ebling	Options PSUs RSUs	186,572	8,798,898	11,985 13,701	924,643 1,031,822
Sara Wade	Options PSUs RSUs	20,000	347,702	5,346 8,063	412,444 605,330
Cathy Smith	N/A	—	—	—	—
Matthew Harper	Options RSUs	73,303	2,728,467	1,438	108,296

(1)	With respect to stock options, amounts reflect the value of the stock options exercised based on the difference between the exercise price for the stock options and the market value of our stock upon exercise.

(2)	Amounts reflect the value of the vested stock based on the closing price for our stock on the vesting date.

Nonqualified Deferred Compensation in 2014

The following table provides the EDCP account balance as of December 31, 2014 as well as 2014 EDCP contributions and earnings for each of our named executives. None of our named executive officers received payments under the EDCP in 2014:

Name	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY(2)	Aggregate Earnings in Last FY(3)	Aggregate Withdrawals/ Distributions(4)	Aggregate Balance at Last FYE(5)
George Paz	—	$277,788	$1,161,207	—	$9,001,340
Timothy Wentworth	—	90,436	11,683	—	130,689
Keith Ebling	—	105,602	34,939	—	399,312
Sara Wade	—	64,767	13,551	—	146,809
Cathy Smith	52,981	—	846	—	53,827
Matthew Harper	—	—	—	—	—

(1)	Executives are entitled to defer up to 50% of their annual base salary and up to 100% of their annual performance-based cash bonus award.

(2)	Amounts reflect contributions made by the Company to each named executive’s EDCP account during the first quarter of 2014. These amounts are equal to 6% of all cash compensation (base salary and performance-based cash bonus award) received by the named executive during 2013. These contributions vest on December 31 of the third year after the year for which they were calculated, in this case December 31, 2016, unless the executive is eligible for retirement as defined under the EDCP, in which case these contributions vest immediately.

(3)	A named executive’s account under the EDCP is deemed to be invested in the hypothetical investment options selected by the participant from among the investment options available under the Company’s 401(k) plan, which provided returns ranging from -5.63% to 15.14% in 2014 and a Company Stock Fund, which provided a return of 20.54% in 2014. A participant may change the investment options during the annual open window period. The EDCP account is credited with gains or losses actually experienced by the selected hypothetical investments. Accordingly, the EDCP does not credit above-market or preferential earnings on nonqualified deferred compensation. Contributions made by the Company are allocated as follows: 75% of the contribution is allocated to the participant’s selected hypothetical investment options and 25% is allocated to the Company Stock Fund.

48    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

EXECUTIVE COMPENSATION

(4)	Upon a termination for any reason other than death, “disability” or “retirement” (a termination of employment after attaining age 55 and having a combination of full years of age plus service with Express Scripts totaling at least 65), all unvested contributions (i.e. Company EDCP contributions) are forfeited. All Company EDCP contributions vest upon a termination due to death or disability or upon becoming eligible for retirement. Withdrawals/distributions of vested amounts are made after termination from the Company, either at a fixed time in a lump sum payment or pursuant to a fixed schedule as previously specified. Distribution of a participant’s EDCP account shall be made in cash, except for those amounts that are invested in the Company Stock Fund, which will be distributed in whole shares of our common stock with fractional shares paid in cash. All withdrawals and distributions are made in compliance with Section 409A of the Internal Revenue Code of 1986, as amended.

(5)	Amounts include 2014 executive and Company contributions and related earnings, as well as Company contributions and deferrals of base salary and performance-based cash bonus awards (together with related earnings) from past participation in the EDCP.

Employment Agreements and Potential Payments Upon Termination or Change in Control

We have employment agreements with all of our named executive officers (other than Mr. Harper). The employment agreement with Mr. Paz was publicly filed as Exhibit 10.1 to our Form 8-K filed January 14, 2014 and the form of employment agreement for our other named executive officers was publicly filed as Exhibit 10.2 to our Form 8-K filed on March 24, 2014.

As of December 31, 2014, potential payments to Mr. Harper upon a termination or change in control would have been made pursuant to policies applicable to vice presidents in general. See “Employment Agreements and Potential Payments Upon a Termination or Change in Control – Matthew Harper” below.

General Terms of Employment Agreements

•

Term. The employment agreement with Mr. Paz runs through March 2017 and the employment agreements with our other named executive officers are automatically renewed for a one-year period on April 1 of each year unless either party provides at least ninety days notice prior to the end of the term. Ms. Smith’s employment with the Company terminated effective March 1, 2015.

The following provides a summary of the benefits provided to our named executive officers (other than Mr. Harper who is not subject to an employment agreement) under the employment agreements and the form of grant notices for long-term incentive equity awards. Where benefits are subject to approval by the committee, such benefits are also ratified by the board in the case of our executive vice presidents and president, and ratified by the independent members of the board in the case of our CEO.

•

Compensation and Benefits. Each of the agreements generally provides for: (i) the payment of an annual base salary (which may not be reduced after any increase); (ii) a minimum target performance-based cash bonus award as a fixed percentage of the named executive officer’s base salary; (iii) participation in our employee benefit plans (other than bonus and incentive plans) on the same basis as such plans are generally made available to our other senior executives; (iv) the right to receive restricted stock unit awards, stock option awards and other equity awards and deferred compensation, to the extent determined by the Committee and the board; (v) the reimbursement of reasonable business expenses incurred in performing the named executive officer’s duties; and (vi) such perquisites and fringe benefits to which our other executive officers are entitled and which are suitable for the named executive’s position. Other than as set forth below, if the named executive’s employment is terminated, (i) all unvested stock options are forfeited and all vested stock options remain exercisable for the one-year period following the date of termination, and (ii) all unvested restricted stock units and performance shares are forfeited. Additionally, if the named executive’s employment is terminated by the Company for “cause,” all vested stock options are forfeited.

•

Benefits Upon Termination of Employment Prior to Expiration of Employment Period. Each agreement provides for the provision and forfeiture of certain benefits if the named executive officer’s employment is terminated prior to the expiration of the employment period (including any renewal period in effect). In general, if the named executive officer’s employment is terminated at any time, the named executive officer is entitled to (i) all previously earned and accrued, but unpaid, base salary; (ii) reimbursement for any business expenses properly incurred prior to termination; and (iii) such other employee benefits (if any) to which the named executive officer may be entitled under our employee benefit plans.

•

Benefits Upon Termination by the Company Other Than for “Cause.” If the named executive officer’s employment is terminated by us other than for “cause” (as defined in the applicable agreement), the named executive officer is entitled to:

•	Any performance-based cash bonus award earned for a previously completed performance year but unpaid as of the termination date, payable solely to the extent approved by the Committee.

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    49

EXECUTIVE COMPENSATION

•

A severance benefit equal to (i) 18 months of base salary plus (ii) 150% of the executive officer’s target performance-based cash bonus award for the year in which the termination date occurs. The severance benefit is payable in 18 substantially equal monthly installments beginning the first full month after termination, subject to a six-month deferral if necessary to avoid certain adverse tax consequences.

•

Reimbursement for the cost of continuing medical insurance under COBRA for a period of 18 months after termination (for Mr. Paz, payments for 36 months equal to either the cost of continuing medical insurance under COBRA or, following expiration of the COBRA period, equivalent medical insurance coverage). With respect to Mr. Paz, following the cessation of the 36 month coverage and subject to certain conditions, Mr. Paz may pay the full cost to continue participating in the retiree medical plan through his 65th birthday; and if the retiree medical plan is no longer offered, the Company will use commercially reasonable efforts to assist Mr. Paz in purchasing medical coverage that is reasonably equivalent to the medical benefits provided to current employees (these rights with respect to medical benefits transfer to Mr. Paz’s spouse at the time of his death or disability).

•

For performance share awards, the named executive vests in a number of unvested performance shares equal to the lesser of (i) the number of performance shares which would have vested and been paid based on the actual achievement of the performance metrics at the end of the performance period, or (ii) the number of performance shares which would have vested and been paid based on an assumed performance period ending as of the most recently completed fiscal quarter prior to termination, in either case, pro-rated for the portion of the performance period during which the named executive was employed by the Company.

•	With respect to Mr. Paz only, the provision of office space at a mutually agreed upon location and an executive administrative assistant. Mr. Paz must reimburse the Company at cost for these benefits.

•

Benefits Upon Termination by the Named Executive for “Good Reason.” If the named executive officer terminates employment with us for “good reason” (as defined in the applicable agreement), the named executive officer is entitled to the benefits set forth under “Benefits Upon Termination by the Company Other Than for ‘Cause’” above, except (i) all unvested and unpaid performance shares are forfeited and (ii) subject to approval by the Committee in its sole discretion, the named executive officer is entitled to receive an amount equal to the performance-based cash bonus award the named executive would have been entitled to receive for the year in which the termination occurs had the named executive remained employed through the end of such year, which amount shall be pro-rated for the portion of the termination year in which the named executive was employed by the Company and is payable in a lump sum at the same time performance-based cash bonus awards are paid out to other executive officers.

•

Benefits Upon Termination On Account of Death or “Disability.” If the named executive officer’s employment terminates on account of death or “disability” (as defined in the applicable agreement), the named executive officer is generally entitled to:

•	Any performance-based cash bonus award earned for a previously completed performance year but unpaid as of the termination date, payable solely to the extent approved by the Committee.

•	Reimbursement for the cost of continuing medical insurance set forth under “Benefits Upon Termination by the Company Other Than for ‘Cause.’”

•	Subject to approval by the Committee in its sole discretion, the pro-rata performance-based cash bonus award set forth under “Benefits Upon Termination by the Named Executive for ‘Good Reason.’”

•	All unvested stock options vest and become exercisable in full, and all vested stock options may be exercised at any time, or from time to time, within one year after the date of death or disability.

•

All unvested restricted stock units vest, pro-rated for the portion of the period from the grant date through the last vesting date on the vesting schedule with respect to each restricted stock unit award during which the named executive was employed by the Company.

•

The named executive vests in a number of unvested performance shares to the extent the performance criteria are ultimately achieved and any payment of performance shares is pro-rated for the portion of the performance period during which the named executive was employed by the Company.

•	All Company EDCP contributions to the named executive’s EDCP account are accelerated and vested.

50    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

EXECUTIVE COMPENSATION

•	Benefits Upon Non-Renewal of the Employment Period.

•

If the named executive elects not to renew the agreement at the end of any employment period, the named executive officer will be entitled to receive any performance-based cash bonus award earned for a previously completed performance year but unpaid as of the termination date, payable solely to the extent approved by the Committee.

•

If the Company elects not to renew the agreement at the end of any employment period, the named executive officer is entitled to the benefits set forth under “Benefits Upon Termination by the Named Executive for ‘Good Reason.’”

•

Benefits Upon “Tenured Retirement.” If the named executive officer’s employment terminates on account of a “tenured retirement” (59.5 years of age and 4.5 years of service as a senior executive), the named executive is generally entitled to:

•	Any performance-based cash bonus award earned for a previously completed performance year but unpaid as of the termination date, payable solely to the extent approved by the Committee.

•	Reimbursement for the cost of continuing medical insurance set forth under “Benefits Upon Termination by the Company Other Than for ‘Cause.’”

•	Subject to approval by the Committee in its sole discretion, the pro-rata performance-based cash bonus award set forth under “Benefits Upon Termination by the Named Executive for ‘Good Reason.’”

•

All vested stock options remain vested and exercisable through the end of their term, and all unvested stock options continue to vest in accordance with their term as if the named executive was still employed by the Company, and remain vested and exercisable through the end of their term.

•	All unvested restricted stock units continue to vest in accordance with their term as if the named executive was still employed by the Company.

•

The named executive vests in a number of unvested performance shares to the extent that the performance criteria are ultimately achieved; provided, however, that if the named executive’s termination date occurs prior to the third calendar month of the final year of the applicable performance period, the number of performance shares eligible for a payout greater than 100% of target with respect to such performance period is limited to a pro-rated number of performance shares based on the portion of the performance period during which the named executive was employed by the Company and the remaining performance shares are subject to a maximum payout equal to 100% of target.

•

Benefits Upon “Early Retirement.” If the named executive officer’s employment terminates on account of “early retirement” (54.5 years of age, 4.5 years of service as a senior executive and the sum of the named executive’s age and cumulative years of service as a senior executive equal at least 64 years), the named executive is generally entitled to:

•	Any performance-based cash bonus award earned for a previously completed performance year but unpaid as of the termination date, payable solely to the extent approved by the Committee.

•	Reimbursement for the cost of continuing medical insurance set forth under “Benefits Upon Termination by the Company Other Than for ‘Cause.’”

•	Subject to approval by the Committee in its sole discretion, the pro-rata performance-based cash bonus award set forth under “Benefits Upon Termination by the Named Executive for ‘Good Reason.’”

•	With respect to stock options granted prior to January 1, 2014:

•

vested stock options remain vested and exercisable until the earlier of (i) the end of their term and (ii) 12 months from the date of retirement plus the number of months employed by the Company past age 55 (the “early retirement extension period”); and

•

unvested stock options that are scheduled to vest prior to the date that is “early retirement option expiration date” (12 months from the date of retirement plus the number of months employed by the Company past age 55) vest on schedule, pro-rated based on the number of months employed by the Company past age 55 divided by 60, and remain vested and exercisable through the early retirement option expiration date; unvested stock options scheduled to vest following the early retirement option expiration date are forfeited.

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    51

EXECUTIVE COMPENSATION

•	With respect to stock options granted after January 1, 2014:

•	vested awards remain vested and exercisable until the earlier of (i) the end of their term and (ii) four years following the date of retirement; and

•

unvested stock options that are scheduled to vest prior to the “early retirement option expiration date” (four years following the date of retirement) vest on schedule, pro-rated based on the number of months employed by the Company past age 55 divided by 60 and remain vested and exercisable through the early retirement option expiration date; unvested stock options scheduled to vest following the early retirement option expiration date are forfeited.

•

A pro-rated portion of restricted stock units (based on the number of months employed by the Company past age 55, divided by 60) that are scheduled to vest on or prior to the third anniversary of the retirement date shall continue to vest in accordance with their terms as if the executive officer was still employed by the Company.

•

Unvested performance shares vest, pro-rated based on the number of months employed by the Company past age 55, divided by 60, and such vested performance shares are only paid out to the extent the performance metrics are ultimately achieved; provided, however, that if the named executive’s termination date occurs prior to the third calendar month of the final year of the applicable performance period, the number of performance shares eligible for a payout greater than 100% of target with respect to such performance period is limited to a pro-rated number of performance shares based on the portion of the performance period during which the named executive was employed by the Company and the remaining performance shares are subject to a maximum payout equal to 100% of target.

•

Benefits Upon Retirement. If the named executive officer’s employment terminates on account of “retirement” (and such “retirement” is not treated as an “early retirement” or a “tenured retirement”) the named executive is generally entitled to:

•	If the named executive has attained the age of 59.5:

•	any performance-based cash bonus award earned for a previously completed performance year but unpaid as of the termination date, payable solely to the extent approved by the Committee;

•	reimbursement for the cost of continuing medical insurance set forth under “Benefits Upon Termination by the Company Other Than for ‘Cause;’” and

•	subject to approval by the Committee in its sole discretion, the pro-rata performance-based cash bonus award set forth under “Benefits Upon Termination by the Named Executive for ‘Good Reason.’”

•

With respect to stock options granted prior to January 1, 2013, if the named executive has attained the age of 65, all unvested stock options vest and become exercisable in full, and all vested stock options may be exercised at any time, or from time to time, within one year after the date of retirement.

•	If the named executive has attained the age of 60 and 5 years of continuous service with the Company:

•

all unvested restricted stock units vest, pro-rated for the portion of the period from the grant date through the last vesting date on the vesting schedule with respect to each restricted stock unit award during which the named executive was employed by the Company; and

•

unvested performance shares vest to the extent the performance criteria are ultimately achieved and any payment of performance shares is pro-rated for the portion of the performance period during which the named executive was employed by the Company.

•

All Company contributions to the named executive’s EDCP account vest at the time the named executive officer attains the age of 55 and has a combination of full years of age plus service with Express Scripts totaling at least 65.

•	Benefits Upon a Change in Control.

•

If, prior to, concurrent with or following a change in control, the named executive officer is terminated without “cause” or the named executive officer terminates employment and such termination constitutes “good reason,” then the named executive officer shall be entitled to the benefits, except with respect to performance share awards, set forth under “Benefits Upon Termination by the Company Other Than for ‘Cause’” or “Benefits Upon Termination by the Named Executive for ‘Good Reason’” as applicable.

•

With respect to stock options granted after January 1, 2013, if following the change in control date there will be no generally recognized U.S. public market for the Company’s common stock or any common stock for which the Company’s common stock is exchanged, then all unvested stock options shall vest and become fully

52    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

EXECUTIVE COMPENSATION

exercisable and each stock option shall be cancelled on the change in control date and the Company shall provide payment in connection with such cancellation at a purchase price equal to the excess (if any) of the per share change in control purchase price over the exercise price of the option. If following the change in control date there will be a generally recognized U.S. public market for the Company’s common stock or any common stock for which the Company’s common stock is exchanged, then all stock options shall be assumed, exchanged or substituted for by a successor or acquirer entity and shall be subject to the same terms and conditions that were applicable to the stock options prior to the change in control. In addition, upon the occurrence of a change in control, if (i) within 90 days prior to the change in control date the employment of the named executive is terminated without ‘cause’ (as defined in the 2011 LTIP), or (ii) within two years following the change in control date, the employment of the named executive is terminated without ‘cause’ (as defined in the 2011 LTIP) or the named executive terminates employment due to a constructive termination (as defined in the stock option award agreement), then all outstanding unvested options shall vest in full on the change in control date, in the case of clause (i) above, and as of the date of termination, in the case of clause (ii) above and remain exercisable for the duration of their term.

•

With respect to stock options granted prior to January 1, 2013, if, following the change in control date there will be no generally recognized U.S. public market for the Company’s common stock or any common stock for which the Company’s common stock is exchanged, then all unvested stock options shall vest and become fully exercisable and each stock option shall be cancelled on the change in control date and the Company shall provide payment in connection with such cancellation at a purchase price equal to the excess (if any) of the per share change in control purchase price over the exercise price of the option. If following the change in control date there will be a generally recognized U.S. public market for the Company’s common stock or any common stock for which the Company’s common stock is exchanged, then all stock options shall be assumed, exchanged or substituted for by a successor or acquirer entity and all unvested stock options shall vest and remain exercisable for the duration of their term. The Committee, at its discretion, may provide for a different treatment of stock options that are not assumed, exchanged or substituted or are cancelled in connection with a change in control.

•

With respect to restricted stock units granted after January 1, 2013, if within two years following the change in control date either (i) the employment of the named executive officer is terminated without cause (as defined in the 2011 LTIP) or (ii) the named executive terminates employment due to a constructive termination (as defined in the restricted stock unit award agreement), then the outstanding unvested restricted stock units shall vest in full on the date of such termination. If the named executive is terminated without cause within 90 days prior to the change in control date then the outstanding unvested restricted stock units held by such named executive as of the date of termination that do not constitute “deferred compensation” subject to section 409A of the Internal Revenue Code of 1986, as amended, shall vest in full on the change in control date. If following the change in control date there will be no generally recognized U.S. public market for the Company’s common stock or any common stock for which the Company’s common stock is exchanged, then as of the change in control date, the Company shall pay into a rabbi trust, in respect of each cancelled restricted stock unit, a purchase price equal to the per share change in control purchase price and all restricted stock units shall be cancelled, and such per share amount shall be disbursed on the date on which the respective cancelled restricted stock unit would have vested, either according to its original schedule or upon acceleration, as applicable. If following the change in control date there will be a generally recognized U.S. public market for the Company’s common stock or any common stock for which the Company’s common stock is exchanged, then each outstanding restricted stock unit shall be assumed, exchanged or substituted by a successor or acquirer entity and shall relate to the common stock of such successor or acquirer entity and shall continue to vest according to its original schedule or upon acceleration.

•

With respect to restricted stock units granted prior to January 1, 2013, if the named executive officer (i) is not offered “comparable employment” (as defined in the applicable award agreement) on or before the change in control date or (ii) is involuntarily terminated without cause after the change in control date or voluntarily terminates employment for failure to maintain “comparable employment” relative to employment immediately prior to the change in control date, then all unvested restricted stock units shall vest as of the change in control date, in the case of clause (i) above and as of the date of termination, in the case of clause (ii) above. If the named executive officer is offered and accepts “comparable employment” with the Company or any successor of the Company’s business on or before the change in control date, then one-half of all unvested restricted stock units shall vest as of the change in control date. If following the change in control date there will be no generally recognized U.S. public market for the Company’s common stock or any common stock for which the Company’s common stock is exchanged, then as of the change in control date, the Company shall pay into a rabbi trust, in respect of each cancelled restricted stock unit, a purchase price equal to the per share change

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    53

EXECUTIVE COMPENSATION

in control purchase price and all restricted stock units shall be cancelled, and such per share amount shall be disbursed on the date on which the respective cancelled restricted stock unit would have vested, either according to its original schedule or upon acceleration, as applicable. If following the change in control date there will be a generally recognized U.S. public market for the Company’s common stock or any common stock for which the Company’s common stock is exchanged, then each outstanding restricted stock unit shall be assumed, exchanged or substituted by a successor or acquirer entity and shall relate to the common stock of such successor or acquirer entity and shall continue to vest according to its original schedule or upon acceleration; the Committee, at its discretion, may provide for different treatment of restricted stock units that are not assumed, exchanged or substituted or are cancelled in connection with a change in control.

•

With respect to performance shares, if the named executive officer is employed by the Company on the change in control date, then the named executive officer receives in cash the value of one share of the Company’s common stock as of the last trading day before the change in control date, multiplied by the greater of (i) the target grant with respect to each performance share award and (ii) the portion of each performance share award which would have vested and been paid based on an assumed performance period ending the day immediately preceding the change in control date. If the named executive officer’s employment has terminated due to death, “disability” or “retirement” (as defined in the award agreement), then the named executive officer shall receive in cash the value of one share of the Company’s common stock as of the last trading day before the change in control date, multiplied by the target grant with respect to each performance share award. If the named executive officer’s employment has been terminated by the Company without cause prior to the change in control date, then the named executive officer shall receive in cash the value of one share of the Company’s common stock as of the last trading day before the change in control date, multiplied by the lesser of (i) the target grant with respect to each performance share award and (ii) the portion of each performance share award which would have vested and been paid based on an assumed performance period ending as of the most recently completed fiscal quarter prior to termination, in either case, pro-rated for the portion of the actual performance period during which the named executive officer was employed. The Committee, at its discretion, may provide for different treatment of performance share awards that are not assumed, exchanged or substituted or are cancelled in connection with a change in control.

•

Restrictive Covenants. Upon termination of employment, each named executive officer is prohibited from (i) soliciting certain clients or prospective clients of the Company for a period of two years after termination; (ii) soliciting or hiring employees of the Company for a period of two years after termination; (iii) competing with the Company for a period of eighteen months after termination; (iv) disparaging the Company or its officers, directors and employees; and (v) disclosing certain confidential information with respect to the Company or its business. If, following a termination the named executive violates any of these covenants, then the named executive would forfeit all termination benefits provided under the executive employment agreement, and would be required to reimburse the Company for any realized benefits resulting from termination.

Estimated Benefits

The following tables reflect the amount of incremental compensation that would be paid to each named executive officer (other than Ms. Smith) upon the termination of employment or a change in control, in each case, as of December 31, 2014. The computation of these amounts requires us to make certain estimates that are described above in the description of the employment agreements or in the accompanying footnotes. Some of these amounts are payable pursuant to the terms of the employment agreement while others arise from the terms of the applicable grant agreement and/or benefit plan. Those amounts payable pursuant to the employment agreement generally require the named executive officer to sign a general release and to comply with certain restrictive covenants, including those related to nonsolicitation, noncompetition, non-disparagement and confidentiality. Because Ms. Smith left the Company effective March 1, 2015, the payments expected to be actually made to Ms. Smith in connection with her termination are set forth below.

Because the incremental amount of payments to be made depends on several factors, the actual amounts to be paid out upon the termination of employment or a change in control can only be determined at the time of the event. The tables do not include the nonqualified deferred compensation that would be paid, which is set forth in the “Nonqualified Deferred Compensation Table” above, except to the extent an individual is entitled to an additional benefit as a result of the termination or change in control. The estimated payments, compensation and benefits upon termination and change in control are set forth in the tables below. All amounts based on the value of our common stock are calculated using the closing price of our common stock ($84.67) on December 31, 2014.

54    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

EXECUTIVE COMPENSATION

GEORGE PAZ

Executive Benefits and Payments Upon Termination	Voluntary Termination	Retirement (1)(2)		Good Reason or Involuntary Not for Cause Termination (2)		For Cause Termination (2)	Death or Disability (2)		Change in Control (2)
									With Offer of Comparable Employment		Without Offer of Comparable Employment
Compensation:
Severance Benefit	$—	$—		$4,575,000	(3)	$—	$—		$—		$4,575,000	(3)(4)
Long-term Incentive:
PSUs	—	15,665,680	(5)	13,645,651	(6)	—	13,645,651	(7)	18,967,683	(8)	18,967,683	(8)
Stock Options Unvested & Accelerated	—	6,699,178	(9)	—		—	7,583,975	(10)	7,583,975	(11)	7,583,975	(11)
RSUs Unvested & Accelerated	—	5,292,046	(12)	—		—	3,101,297	(13)	532,024	(14)	5,990,995	(15)
Deferred Compensation Unvested & Accelerated(16)	—	—		—		—	—		—		—
Benefits:
Post-termination Health Care	—	40,675	(17)	40,675	(17)	—	40,675	(17)	—		40,675	(17)
Total	—	27,697,579		18,261,326		—	24,371,598		27,083,682		37,158,328

TIMOTHY WENTWORTH

Executive Benefits and Payments Upon Termination	Voluntary Termination	Retirement (1)(2)		Good Reason or Involuntary Not for Cause Termination (2)		For Cause Termination (2)	Death or Disability (2)		Change in Control (2)
									With Offer of Comparable Employment		Without Offer of Comparable Employment
Compensation:
Severance Benefit	$—	$—		$2,385,469	(3)	$—	$—		$—		$2,385,469	(3)(4)
Long-term Incentive:
PSUs	—	—	(5)	1,567,993	(6)	—	1,567,993	(7)	3,432,183	(8)	3,432,183	(8)
Stock Options Unvested & Accelerated	—	—	(9)	—		—	2,888,734	(10)	2,888,734	(11)	2,888,734	(11)
RSUs Unvested & Accelerated	—	—	(12)	—		—	2,263,554	(13)	746,105	(14)	3,907,675	(15)
Deferred Compensation Unvested & Accelerated	—	N/A		—		—	130,689	(18)	—		—
Benefits:
Post-termination Health Care	—	30,820	(17)	30,820	(17)	—	30,820	(17)	—		30,820	(17)
Total	—	30,820		3,984,282		—	6,881,790		7,067,022		12,644,881

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EXECUTIVE COMPENSATION

KEITH EBLING

Executive Benefits and Payments Upon Termination	Voluntary Termination	Retirement (2)	Good Reason or Involuntary Not for Cause Termination (2)		For Cause Termination (2)	Death or Disability (2)		Change in Control (2)
								With Offer of Comparable Employment		Without Offer of Comparable Employment
Compensation:
Severance Benefit	$—	N/A	$1,950,000	(3)	$—	$—		$—		$1,950,000	(3)(4)
Long-term Incentive:
PSUs	—	N/A	2,659,065	(6)	—	2,659,065	(7)	3,995,105	(8)	3,995,105	(8)
Stock Options Unvested & Accelerated	—	N/A	—		—	1,751,395	(10)	1,751,395	(11)	1,751,395	(11)
RSUs Unvested & Accelerated	—	N/A	—		—	942,556	(13)	113,077	(14)	1,957,740	(15)
Deferred Compensation Unvested & Accelerated	—	N/A	—		—	246,211	(18)	—		—
Benefits:
Post-termination Health Care	—	N/A	30,820	(17)	—	30,820	(17)	—		30,820	(17)
Total	—	N/A	4,639,885		—	5,630,047		5,859,577		9,685,060

SARA WADE

Executive Benefits and Payments Upon Termination	Voluntary Termination	Retirement (2)	Good Reason or Involuntary Not for Cause Termination (2)		For Cause Termination (2)	Death or Disability (2)		Change in Control (2)
								With Offer of Comparable Employment		Without Offer of Comparable Employment
Compensation:
Severance Benefit	$—	N/A	$1,425,000	(3)	$—	$—		$—		$1,425,000	(3)(4)
Long-term Incentive:
PSUs	—	N/A	1,721,030	(6)	—	1,721,030	(7)	2,652,620	(8)	2,652,620	(8)
Stock Options Unvested & Accelerated	—	N/A	—		—	1,146,710	(10)	1,146,710	(11)	1,146,710	(11)
RSUs Unvested & Accelerated	—	N/A	—		—	624,564	(13)	73,197	(14)	1,353,704	(15)
Deferred Compensation Unvested & Accelerated	—	N/A	—		—	144,293	(18)	—		—
Benefits:
Post-termination Health Care	—	N/A	20,679	(17)	—	20,679	(17)	—		20,679	(17)
Total	—	N/A	3,166,709		—	3,657,276		3,872,527		6,598,713

56    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

EXECUTIVE COMPENSATION

MATTHEW HARPER

Executive Benefits and Payments Upon Termination	Voluntary Termination	Retirement (2)	Good Reason or Involuntary Not for Cause Termination (2)		For Cause Termination (2)	Death or Disability (2)		Change in Control (2)
								With Offer of Comparable Employment		Without Offer of Comparable Employment
Compensation:
Severance Benefit	$—	N/A	$167,910	(3)	$—	$—		$—		$167,910	(3)(4)
Long-term Incentive:
PSUs	—	—	—		—	—		—		—
Stock Options Unvested & Accelerated	—	N/A	—		—	326,206	(10)	326,206	(11)	326,206	(11)
RSUs Unvested & Accelerated	—	N/A	—		—	158,276	(13)	15,622	(14)	343,422	(15)
Deferred Compensation Unvested & Accelerated	—	N/A	—		—	—	(18)	—		—
Benefits:
Post-termination Health Care	—	N/A	—	(17)	—	—	(17)	—		—	(17)
Total	—	N/A	167,910		—	484,482		341,828		837,538

(1)	Mr. Paz and Mr. Wentworth are each eligible for “early retirement” under their respective employment agreements. No other executive officers were retirement eligible as of December 31, 2014. If the employment of either Mr. Paz or Mr. Wentworth is terminated due to death or disability, the termination event, at the option of Mr. Paz or Mr. Wentworth, respectively, or their respective estate, as applicable, may be treated as “early retirement.”

(2)	The terms “retirement,” “early retirement,” “tenured retirement,” “good reason,” “cause,” “disability,” and “change in control” are defined terms under one or more of the 2000 LTIP, the 2011 LTIP, the employment agreements and the award agreements, as applicable. Both the 2000 LTIP and the 2011 LTIP under which the awards reflected in this table were granted, generally define a change in control as:

•	a change in the composition of a majority of our board of directors without the approval of the incumbent directors;

•	an acquisition of more than 25% of our common stock or voting power;

•

any merger, unless (i) our stockholders possess more than 50% of the surviving company’s outstanding stock, (ii) no person or group who did not own 25% or more of our common stock before the change in control owns 25% or more of the stock of the surviving company, and (iii) at least a majority of the board of directors of the surviving company were members of the incumbent directors of our Company before the change in control;

•	the sale of all or substantially all of our assets; or

•	a stockholder-approved dissolution of our Company.

The 2000 LTIP and the award agreements under the 2011 LTIP, pursuant to which the awards reflected in this table were granted, generally define ‘‘comparable employment’’ as employment with us or our successor following a change in control pursuant to which:

•

the responsibilities and duties of the named executive officer are substantially the same as before the change in control, and the other terms and conditions of employment following the change in control do not impose obligations materially more burdensome;

•	the aggregate compensation is substantially economically equivalent to or greater than the named executive officer’s aggregate compensation immediately prior to the change in control; and

•	the named executive officer remains employed in the metropolitan area in which he was employed immediately preceding the change in control.

(3)	Severance benefit under the employment agreements is equal to (i) 18 months of base salary plus (ii) 150% of the executive officer’s target performance-based cash bonus award (based on the executive officer’s base salary as of January 1 of the year in which the termination date occurs). The severance benefit is payable in 18 substantially equal monthly installments beginning the first full month after termination; subject to a six-month deferral if necessary to avoid certain adverse tax consequences. The severance benefit with respect to Mr. Harper, who is not subject to an employment agreement, is equal to 6 months of base salary (as of December 31, 2014) and is pursuant to policies applicable to vice presidents in general.

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EXECUTIVE COMPENSATION

(4)	Assumes termination without cause or for good reason concurrent with change in control.

(5)	Upon “early retirement,” all unvested performance shares vest, pro-rated based on the number of months such executive officer has worked past the age of 55 and such vested performance shares are only paid out to the extent the performance metrics are ultimately achieved; provided, however, that if the executive officer’s termination date occurs prior to the third calendar month of the final year of the applicable performance period, the number of performance shares eligible for a payout greater than 100% of target with respect to such performance period is limited to a pro-rated number of performance shares based on the portion of the performance period during which the named executive was employed by the Company and the remaining performance shares are subject to a maximum payout equal to 100% of target.

The amount with respect to performance shares for the performance period ended December 31, 2014 is based on the actual payout for such performance shares at 166.7% of target. Because we are unable to calculate the number of performance shares that would have actually been paid out for the performance periods ending December 31, 2015 and 2016, the amounts with respect to performance shares for the performance periods ending December 31, 2015 and 2016 are based on an assumed performance period ended December 31, 2014. The awards are payable in shares of our common stock.

(6)	Upon an involuntary not for cause termination, the executive officer vests in a number of performance shares equal to the lesser of (i) the number of performance shares which would have vested and been paid based on the full achievement of the performance metrics at the end of the performance period, or (ii) the number of performance shares which would have vested and been paid based on an assumed performance period ending as of the most recently completed fiscal quarter prior to termination, in either case, pro-rated for the portion of the performance period during which the executive officer was employed by the Company. If the executive officer voluntarily terminates employment for good reason, all unvested performance shares are forfeited.

The amount with respect to performance shares for the performance period ended December 31, 2014 is based on the actual payout for such performance shares at 166.7% of target. Because we are unable to calculate the number of performance shares that would have actually been paid out for the performance periods ending December 31, 2015 and 2016, the amounts with respect to performance shares for the performance periods ending December 31, 2015 and 2016 are based on an assumed performance period ended December 31, 2014. The awards are payable in shares of our common stock.

(7)	Upon a termination due to death or disability, the executive officer vests in a number of unvested performance shares to the extent that the performance criteria are ultimately achieved and any payment of performance shares is pro-rated for the portion of the performance period during which the executive officer was employed by the Company.

The amount with respect to performance shares for the performance period ended December 31, 2014 is based on the actual payout for such performance shares at 166.7% of target. Because we are unable to calculate the number of performance shares that would have actually been paid out for the performance periods ending December 31, 2015 and 2016, the amounts with respect to performance shares for the performance periods ending December 31, 2015 and 2016 are based on an assumed performance period ended December 31, 2014. The awards are payable in shares of our common stock.

(8)	Upon a change in control, if the executive officer is employed by the Company on the change in control date, the executive officer receives in cash the value of one share of the Company’s common stock as of the last trading day before the change in control date, multiplied by the greater of (i) the target grant with respect to each performance share award and (ii) the portion of each performance share award which would have vested and been paid based on an assumed performance period ending the day immediately preceding the change in control date. This amount assumes the executive officer is employed on the change in control date regardless of whether an offer of comparable employment is made.

The amount with respect to performance shares for the performance period ended December 31, 2014 is based on the actual payout for such performance shares at 166.7% of target. Because we are unable to calculate the number of performance shares that would have actually been paid out for the performance periods ending December 31, 2015 and 2016, the amounts with respect to performance shares for the performance periods ending December 31, 2015 and 2016 are based on an assumed performance period ended December 31, 2014. The awards are payable in cash.

If the executive officer’s employment was previously terminated due to death, disability or retirement prior to the change in control date, then the executive officer receives in cash the value of one share of the Company’s common stock as of the last trading day before the change in control date, multiplied by the target grant with respect to each performance share award. If the executive officer’s employment was previously terminated by the Company without cause prior to the change in control date, then the executive officer receives in cash the value of one share of the Company’s common stock as of the last trading day before the change in control date, multiplied by the lesser of (i) the target grant with respect to each

58    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

EXECUTIVE COMPENSATION

performance share award and (ii) the portion of each performance share award which would have vested and been paid based on an assumed performance period ending as of the most recently completed fiscal quarter prior to termination, in either case, pro-rated for the portion of the actual performance period during which the executive officer was employed. The Committee, at its discretion, may provide for different treatment of performance share awards that are not assumed, exchanged or substituted or are cancelled in connection with a change in control.

(9)	Upon “early retirement,” (i) all unvested stock options granted prior to January 1, 2014 and scheduled to vest prior to the date that is 12 months plus the number of months worked by the executive officer past the age of 55 and (ii) all unvested stock options granted after January 1, 2014 and scheduled to vest prior to the fourth anniversary of the date of termination, in each case, continue to vest on schedule, pro-rated based on the number of months the executive officer was employed past the age of 55 divided by 60 and remain vested and exercisable through such date. The amount set forth in the table reflects the value of unvested stock options as of December 31, 2014 that continue vest on schedule following the date of termination.

(10)	Upon a termination due to death or disability, all unvested stock options vest and remain exercisable for one year following the date of termination. The amount set forth in the table reflects the value of unvested stock options as of December 31, 2014 that vest on the date of termination.

(11)	With respect to stock options granted prior to January 1, 2013, (i) upon a change in control where there will be no U.S. public market for the Company’s common stock or successor to the Company’s common stock following the change in control date, all unvested stock options vest and are payable in cash, and (ii) upon a change in control where there will be a U.S. public market for the Company’s common stock or successor to the Company’s common stock following the change in control date, all stock options will be assumed, exchanged or substituted for by the successor entity to the Company’s common stock and all unvested stock options vest and remain exercisable through the remainder of their respective term.

With respect to stock options granted after January 1, 2013, upon a change in control where there will be no U.S. public market for the Company’s common stock or successor to the Company’s common stock following the change in control date, all unvested stock options vest and are payable in cash. Upon a change in control where there will be a U.S. public market for the Company’s common stock or successor to the Company’s common stock following the change in control date, all options will be assumed, exchanged or substituted for by the successor entity to the Company’s common stock and if (i) within 90 days prior to the change in control date the employment of the named executive is terminated without ‘cause’ (as defined in the 2011 LTIP), or (ii) within two years following the change in control date, the employment of the named executive is terminated without ‘cause’ (as defined in the 2011 LTIP) or the named executive terminates employment due to a constructive termination (as defined in the stock option award agreement), then all outstanding unvested options shall vest in full on the change in control date, in the case of clause (i) above, and as of the date of termination, in the case of clause (ii) above and remain exercisable for the duration of their term.

The amount set forth in the table reflects the value of unvested stock options as of December 31, 2014 that vest on the date of termination assuming that either (i) there is no U.S. public market for the Company’s common stock or successor to the Company’s common stock following the change in control date or (ii) there will be a U.S. public market for the Company’s common stock or successor to the Company’s common stock following the change in control date, but the named executive is terminated without cause on the change of control date immediately following the change in control.

(12)	Upon “early retirement,” a pro-rated portion (based on the number of months such executive officer has worked past the age of 55, divided by 60) of the executive officer’s unvested restricted stock units that are scheduled to vest on or prior to the third anniversary of the termination date continue to vest in accordance with their terms. The amounts set forth in the table reflect the value of unvested restricted stock units as of December 31, 2014 that continue to vest in accordance with their terms following the date of termination.

(13)	Upon a termination due to death or disability, all unvested restricted stock units vest, pro-rated for the portion of the period from the grant date through the last vesting date on the vesting schedule with respect to each restricted stock unit award during which the executive officer was employed by the Company.

(14)	With respect to grants made prior to January 1, 2013, upon a change in control, if the executive officer is offered and accepts “comparable employment” with the Company or any successor of the Company’s business on or before the change in control date, then one-half of the executive officer’s unvested restricted stock units vest as of the change in control date. With respect to grants made after January 1, 2013, if the executive officer is offered and accepts “comparable employment” with the Company or any successor of the Company’s business, then no accelerated vesting occurs.

The amount set forth in the table assumes that an offer of “comparable employment” is accepted. If an offer of “comparable employment” is made and not accepted, then all of the executive officer’s unvested restricted stock units are forfeited.

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EXECUTIVE COMPENSATION

(15)	With respect to grants made prior to January 1, 2013, if the executive officer is either (i) not offered “comparable employment” on or before the change in control date or (ii) involuntarily terminated without cause after the change in control date or voluntarily terminated for failure to maintain “comparable employment” relative to the executive officer’s employment immediately prior to the change in control date, then all of the executive officer’s restricted stock units vest as of the change in control date (in the case clause (i) above) and as of the termination date (in the case of clause (ii) above).

With respect to grants made after January 1, 2013, if the executive officer is either (i) terminated without cause within 90 days prior to the change in control date or (ii) involuntarily terminated without cause within two years following the change in control date or voluntarily terminated within two years following the change in control date for failure to maintain “comparable employment” relative to the executive officer’s employment immediately prior to the change in control date, then all of the executive officer’s restricted stock units vest as of the change in control date (in the case of clause (i) above) and as of the termination date (in the case of clause (ii) above).

The amount set forth in the table assumes that on the change of control date, immediately following the change of control, the executive officer is terminated without cause.

(16)	Mr. Paz is currently eligible for “retirement” (as defined in the EDCP) and accordingly, all of the Company EDCP contributions to Mr. Paz have fully vested. For the total amount payable to Mr. Paz under the EDCP upon his termination of employment, see the “Nonqualified Deferred Compensation in 2014” table above.

(17)	Reimbursement for cost of continuing health insurance under COBRA for 18 months after termination (for Mr. Paz, payments for 36 months after termination equal to either the cost of continuing medical insurance under COBRA or, following expiration of the COBRA period, equivalent medical insurance coverage). Amounts are calculated based on the current monthly cost for COBRA for the highest cost options under our current health plans.

(18)	Upon a termination due to death or “disability” (as defined in the EDCP), all Company contributions to the named executive’s EDCP account are accelerated and vested. Withdrawals/distributions of vested amounts can be made after termination from the Company, either at a fixed time in a lump sum payment or pursuant to a fixed schedule as previously specified. The amount set forth in the table reflects the unvested Company contributions that vest on the termination date. Distribution of a participant’s EDCP account shall be made in cash, except for those amounts that are invested in the Company Stock Fund, which will be distributed in whole shares of our common stock with fractional shares paid in cash. All withdrawals and distributions are made in compliance with Section 409A of the Internal Revenue Code of 1986, as amended.

60    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

EXECUTIVE COMPENSATION

CATHY SMITH

As discussed above, Cathy Smith left the role of chief financial officer effective as of December 10, 2014. Ms. Smith remained an employee of the Company through March 1, 2015. A summary of the expected payments, compensation and benefits with respect to Ms. Smith’s termination of employment is as follows:

Executive Benefits and Payments Upon Termination	Benefits Upon Termination
Compensation:
Severance Benefit	$2,175,000	(1)
Long-term Incentive:
PSUs	388,270	(2)
Stock Options Unvested & Accelerated	—
RSUs Unvested & Accelerated	—
Deferred Compensation Unvested & Accelerated	—
Benefits:
Post-termination Health Care	31,193	(3)
280G Tax Gross-up	—
Total	2,594,463

(1)	Payable in 18 monthly installments beginning April 1, 2015, subject to a six-month deferral if necessary to avoid certain adverse tax consequences.

(2)	Pursuant to the terms of her executive employment agreement, Ms. Smith will vest in a number of performance shares equal to the lesser of (i) the number of performance shares which would have vested and been paid based on the full achievement of the performance metrics at the end of the performance period, or (ii) the number of performance shares which would have vested and been paid based on an assumed performance period ending as of the most recently completed fiscal quarter prior to termination, in either case, pro-rated for the portion of the performance period during which she was employed by the Company.

The amount set forth in the table is calculated based on an assumed performance period ending as of December 31, 2014 and is pro-rated for the portion of the performance period during which Ms. Smith was employed by the Company.

(3)	Estimated reimbursement for cost of continuing health insurance under COBRA.

Ms. Smith also received an amount of $579,225 pursuant to our 2014 executive performance-based bonus award program which represents 45% of her maximum potential performance-based cash bonus award granted by the Committee (and ratified by the board) in March 2014.

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    61

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Stock Ownership of Directors and Executive Officers

The following table contains certain information regarding the beneficial ownership of our common stock as of February 15, 2015 (unless otherwise noted) by (i) each of our directors and director nominees, (ii) each of our executive officers named in the Summary Compensation Table above, and (iii) all of our current executive officers and directors as a group. Unless otherwise indicated, each of the persons or entities listed below exercises sole voting and investment power over the shares that each of them beneficially owns. The business address for each of our directors and executive officers listed below is c/o Express Scripts Holding Company, One Express Way, St. Louis, MO 63121.

Name	Shares of Common Stock Beneficially Owned Directly or Indirectly(1)	Stock Options Exercisable currently or within 60 days	Shares Issuable within 60 days(2)	Other Stock- Based Holdings(3)	Total Shares Beneficially Owned(4)
George Paz	834,978	759,305	124,245	69,280	1,787,808
Gary G. Benanav	39,803	35,173	—	—	74,976
Maura C. Breen	14,102	22,045	—	—	36,147
William J. DeLaney	2,207	10,473	—	—	12,680
Elder Granger	—	—	—	—	—
Nicholas J. LaHowchic	23,096	14,395	—	—	37,491
Thomas P. Mac Mahon	38,164	35,173	—	—	73,337
Frank Mergenthaler	8,724	37,747	—	—	46,471
Woodrow A. Myers	7,981	22,045	—	—	30,026
Roderick A. Palmore	—	—	—	—	—
William L. Roper	1,861	6,537	6,872	—	15,270
Seymour Sternberg	37,823	6,537	—	—	44,360
Timothy C. Wentworth	43,938	96,507	28,215	701	169,361
Keith J. Ebling	33,317	155,865	24,306	1,607	215,095
Sara E. Wade	13,544	75,419	16,013	671	105,647
Cathy R. Smith	—	16,920	3,960	112	20,992
Matthew D. Harper	—	9,502	1,845	—	11,347
Directors and Executive Officers as a Group (22 persons)	1,125,627	1,676,604	254,013	76,234	3,132,478

(1)	Includes shares in which voting and investment power are shared with the director’s or executive’s spouse or held in family trust(s), as follows: Mr. Paz 139,797, Mr. Benanav 39,803, Mr. Mac Mahon 38,164, Mr. Sternberg 37,823, Mr. Wentworth 9,635, Mr. Ebling 33,317; and for directors and executive officers as a group 298,539.

(2)	Includes shares that may be acquired within 60 days of February 15, 2015 upon the vesting of restricted stock units (“RSUs”) and the payout of performance shares (“PSUs”). RSUs vesting within 60 days of February 15, 2015 are as follows: Mr. Paz 36,261; Mr. Wentworth 28,215; Mr. Ebling 10,952; Ms. Wade 7,373; Ms. Smith 3,960; Mr. Harper 1,845; and for directors and executive officers as a group 117,528. PSUs approved for payout on March 4, 2015 are as follows: Mr. Paz 87,984; Mr. Ebling 13,354; Ms. Wade 8,640; and for directors and executive officers as a group 129,613. Also includes vested restricted stock units, the settlement of which has been deferred, as follows: Mr. Roper 6,872 shares, and for directors and executive officers as a group 6,872 shares.

(3)	Includes phantom shares representing fully-vested investments in the Company stock fund under the EDCP, as to which no voting or investment power exists.

(4)	The total beneficial ownership for any individual, and total for the directors and executive officers as a group, is less than 1%, based on 727,059,245 shares of common stock issued and outstanding on February 15, 2015.

62    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Five Percent Owners of Company Stock

The following table sets forth information as to each person or entity known to us, based on information available to us, to be the beneficial owner of more than five percent of the outstanding shares of our common stock as of February 15, 2015 (percent of common stock outstanding based on shares of common stock issued and outstanding on February 15, 2015).

Name and Mailing Address	Number of Shares		Percent of Common Stock Outstanding
BlackRock, Inc. 55 East 52nd Street, New York, NY 10022	42,307,861	(1)	5.8%
Vanguard Group Inc. 100 Vanguard Blvd., Malvern, PA 19355	40,098,971	(2)	5.5%

(1)	Information based on Schedule 13G/A filed with the SEC on February 9, 2015 by BlackRock Inc., including on behalf of certain subsidiaries, reporting beneficial ownership as of December 31, 2014. Such filing reports that the beneficial owner, BlackRock Inc. holds sole voting power with respect to 35,377,373 of the shares reported, shared voting power with respect to 13,285 of the shares reported, sole dispositive power with respect to 42,294,576 of the shares reported, and shared dispositive power with respect to 13,285 of the shares reported. The filing also reports that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the shares and that no one person’s interest in the shares is greater than five percent (5%) of the total number of outstanding shares.

(2)	Information based on Schedule 13G filed with the SEC on February 11, 2015 by Vanguard Group Inc., including on behalf of certain subsidiaries, reporting beneficial ownership as of December 31, 2014. Such filing reports that the beneficial owner, Vanguard Group Inc. holds sole voting power with respect to 1,274,948 of the shares reported, shared voting power with respect to none of the shares reported, sole dispositive power with respect to 38,895,039 of the shares reported, and shared dispositive power with respect to 1,203,932 of the shares reported.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, persons who beneficially own more than ten percent of a registered class of our equity securities, and certain other persons to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and to furnish the Company with copies of the forms. Based solely on our review of the forms we received or filed with the SEC, or written representations from reporting persons, we believe that all of our directors, executive officers and greater than ten percent beneficial owners complied with all such filing requirements during 2014, except that, due to an internal Company oversight, Christopher K. Knibb, our Chief Accounting Officer, filed a late Form 4 on May 20, 2014 reporting the March 5, 2014 annual grant of stock options and restricted stock units and Christine Houston, our Senior Vice President of Operations, filed an amended Form 3 on February 10, 2015 reflecting 10,687 shares of our common stock that were held as of February 1, 2014, the date she became an executive officer of the Company.

64    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

REPORT OF THE AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE

Our Audit Committee is composed of three directors who, in the judgment of our board of directors, meet the independence requirements of The Nasdaq Global Select Market.

Since 1992 the Audit Committee has operated under a charter adopted by our board of directors. The charter, as amended, can be found at the “Investor Relations — Governance — Corporate Governance Documents” section of our website at www.express-scripts.com. The primary function of the Audit Committee is to assist our board of directors in its oversight of the integrity of our Company’s financial reporting processes and system of internal controls with respect to finance and accounting. Management is responsible for our financial statements and overall reporting process, including the system of internal controls. The independent registered public accountants are responsible for conducting annual audits and quarterly reviews of our financial statements and expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles.

The Audit Committee submits the following report pursuant to SEC rules:

•

The Audit Committee has reviewed and discussed with management the audited consolidated financial statements of Express Scripts Holding Company included in the annual report on Form 10-K for the year ended December 31, 2014 (which we refer to as the “Financial Statements”).

•

The Audit Committee has discussed with PricewaterhouseCoopers LLP, or “PwC,” our Company’s independent registered public accountants, the matters required to be discussed by Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board, or “PCAOB.”

•

The Audit Committee has received from PwC the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence (which relates to the auditor’s independence from our Company and its related entities), and has discussed with PwC the independence of PwC from us.

•

Based upon the aforementioned review and discussions, the Audit Committee recommended to the board of directors that the Financial Statements be included in the Express Scripts Holding Company Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the SEC.

Respectfully submitted,

Frank Mergenthaler, Chair

William J. DeLaney

Seymour Sternberg

The Report of the Audit Committee will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement or portions thereof into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed filed under such Acts.

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PROXY ITEM NO. 2

PROXY ITEM NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The firm of PricewaterhouseCoopers LLP served as our independent registered public accountants for the year ended December 31, 2014. The Audit Committee of the board of directors has appointed PricewaterhouseCoopers LLP to act in that capacity for the year ending December 31, 2015. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from stockholders.

Although we are not required to submit this appointment to a stockholder vote, the Audit Committee continues to believe that it is appropriate as a matter of policy to request that our stockholders ratify the appointment of PricewaterhouseCoopers LLP as our principal independent registered public accountants. If the stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for stockholder rejection and consider whether to retain PricewaterhouseCoopers LLP or appoint another auditor. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Principal Accountant Fees

The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP for the audit with respect to our annual financial statements for the years ended December 31, 2013 and December 31, 2014, as well as fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.

	2013	2014
Audit fees(1)	$3,454,975	$3,375,000
Audit-related fees(2)	1,162,000	1,006,000
Tax fees(3)	100,000	344,400
All other fees(4)	5,200	5,200
Total fees	$4,722,175	$4,730,600

(1)	Audit fees are fees paid for professional services rendered for the audit of our annual consolidated financial statements, for reviews of our interim consolidated financial statements and SEC filings, and for the audit of internal controls over financial reporting. Audit fees also include fees for work generally only the independent auditor can be expected to provide such as services associated with documents filed with the SEC and with assistance in responding to SEC comment letters, as well as reports, specific audits and agreed upon procedures as required by regulators.

(2)	Audit related fees are fees paid for assurance and related services performed by our independent registered public accountant including services related to SOC 1 reports.

(3)	Tax fees are fees paid for state tax apportionment work, preparation and review of international tax filings and international tax consulting and advice related to compliance with international tax laws.

(4)	All other fees include any fees earned for services rendered by PricewaterhouseCoopers LLP during 2013 and 2014 which are not included in any of the above categories. The other fees for 2013 and 2014 consist of licensing fees paid by us with respect to certain accounting research software.

The Audit Committee charter requires the Audit Committee’s pre-approval of all services, both audit and permitted non-audit, to be performed for the Company by the independent auditors. In determining whether proposed services are permissible, the Audit Committee considers whether the provision of such services is compatible with maintaining auditor independence. As part of its consideration of proposed services, the Audit Committee may (i) consult with management as part of the decision-making process, but may not delegate this authority to management and (ii) delegate, from time to time, its authority to pre-approve such services to one or more Audit Committee members, provided that any such approvals are presented to the full Audit Committee at the next scheduled Audit Committee meeting.

Directors’ Recommendation

The board of directors unanimously recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for the year ending December 31, 2015.

66    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

PROXY ITEM NO. 3

PROXY ITEM NO. 3: NON-BINDING VOTE ON EXECUTIVE COMPENSATION

Section 14A of the Securities Exchange Act requires that we include in this proxy statement a non-binding stockholder vote on our executive compensation as described in this proxy statement.

We encourage stockholders to review the Compensation Discussion and Analysis, or “CD&A”, beginning on page 24. The CD&A provides additional details of our executive compensation program, including our compensation philosophy and objectives, the individual elements of our executive compensation program, and how our executive compensation program is administered.

The board of directors believes that the executive compensation as disclosed in the CD&A, tabular disclosures, and other narrative executive compensation disclosures in this proxy statement aligns with our compensation philosophy and objectives as well as the pay practices of our Peer Group Companies. The board of directors strongly endorses the Company’s executive compensation program and recommends that stockholders vote in favor of the following resolution:

RESOLVED, that the stockholders approve the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis section and the tabular and narrative disclosures included in the Company’s 2015 annual meeting proxy statement.

Because the vote is advisory, it will not be binding upon the board of directors or the Compensation Committee and neither the board nor the Compensation Committee will be required to take any action as a result of the outcome of the vote on this proposal. The board of directors values the opinions of the Company’s stockholders as expressed through their votes and other communications. Although the resolution is non-binding, the board of directors and the Compensation Committee will consider the outcome of the advisory vote on executive compensation and those opinions when making future compensation decisions. We currently intend to hold a non-binding stockholder vote on our executive compensation each year at the annual meeting of our stockholders.

Directors’ Recommendation The board of directors unanimously recommends a vote FOR the approval of the above resolution and the Company’s executive compensation.

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    67

STOCKHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

STOCKHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

Certain stockholders have submitted the two proposals set forth below. The proposals have been carefully considered by our board of directors, which has concluded that adoption of the proposals would not be in our best interests or the best interests of our stockholders. For the reasons stated after each proposal, our board of directors recommends a vote AGAINST each of the stockholder proposals.

The proposals and supporting statements are presented as received from the stockholders in accordance with SEC rules, and we (and our board of directors) disclaim any responsibility for their content. All references to “we” in the proposal and supporting statement are references to the proponents and not our other stockholders, us, or our board of directors. We will furnish, orally or in writing as requested, the names, addresses and claimed stock ownership positions of the proponents of this proposal promptly upon written or oral request directed to our Corporate Secretary, Express Scripts Holding Company, at One Express Way, St. Louis, Missouri 63121.

Each stockholder proposal is required to be voted upon at the annual meeting only if properly presented at the meeting by one of the stockholder proponents. The proponents have informed us that each intends to present the proposal and related supporting statement at the annual meeting.

Information regarding the inclusion of proposals in the proxy statement for our 2016 annual meeting of stockholders can be found on page 76 under “Other Matters — Future Stockholder Proposals.”

Proxy Item No. 4:

STOCKHOLDER PROPOSAL REGARDING POLITICAL DISCLOSURE AND ACCOUNTABILITY

RESOLVED, shareholders of Express Scripts (the “Company”) hereby request the Company to prepare and semiannually update a report, which shall be presented to the pertinent board of directors committee and posted on the Company’s website, that discloses the Company’s—

(a)	Policies and procedures for making political contributions and expenditures (both direct and indirect) with corporate funds, including the board’s role (if any) in that process, and

(b)	Monetary and non-monetary political contributions or expenditures that could not be deducted as an “ordinary and necessary” business expense under section 162(e) of the Internal Revenue Code; this would include (but not be limited to) contributions to or expenditures on behalf of political candidates, political parties, political committees and other entities organized and operating under sections 501(c)(4) of the Internal Revenue Code, as well as the portion of any dues or payments that are made to any tax-exempt organization (such as a trade association) and that are used for an expenditure or contribution that, if made directly by the Company, would not be deductible under section 162(e) of the Internal Revenue Code.

The report shall be made available within 12 months of the annual meeting and identify all recipients and the amount paid to each recipient from Company funds.

Supporting Statement

As long-term shareholders of Express Scripts, we support transparency and accountability in corporate spending on political activities. Disclosure is in the best interest of the Company and its shareholders; gaps in transparency and accountability may expose the company to reputational and business risks that could threaten long-term shareholder value.

We acknowledge that our Company discloses a political spending policy on its website. It also offers a report on corporate contributions to state-level campaigns, parties, and committees, as well as to some national committees. We believe this is deficient because it will not disclose the following expenditures made for political purposes:

•	A list of trade associations to which it belongs and how much it gave to each;

•	Payments to any other third-party organization, including those organized under the section 501(c)(4) of the Internal Revenue Service codes; and

•	Any independent expenditure made directly by the Company.

68    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

STOCKHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

Meanwhile, publicly available records show that Express Scripts contributed at least $4.6 million in corporate funds since the 2004 election cycle. (CQ: http://moneyline.cq.com and National Institute on Money in State Politics: http://www.followthemoney.org)

Information on indirect political engagement through trade associations and 501(c)4 groups cannot be obtained by shareholders unless the Company discloses it. This proposal asks the Company to disclose all of its political spending, direct and indirect. This would bring our Company in line with a growing number of leading companies, including Becton, Dickinson and Co., Baxter International, and Boston Scientific, which support political disclosure and accountability and present this information on their websites.

The Company’s Board and its shareholders need comprehensive disclosure to be able to fully evaluate the political use of corporate assets. We urge your support for this critical governance reform.

Directors’ Recommendation

The board of directors unanimously recommends a vote AGAINST this proposal for the reasons set forth below:

The board of directors and the Corporate Governance Committee have considered this proposal and concluded that its adoption is unnecessary and is not in the best interests of our stockholders. In considering the proposal, the board also considered (1) a 2012 vote on a similar proposal by stockholders, which received support from only 31.6% of votes cast and (2) a number of improvements to the Company’s disclosure regarding political contributions that the Company intends to implement prior to the Annual Meeting on May 6, 2015.

The Company currently provides a report, updated semi-annually and available on our corporate website, that discloses contributions made during the covered period to political candidates, political parties, political committees, ballot measures and other political entities organized and operating under 26 U.S.C. Section 527 of the Internal Revenue Code. We have disclosed every such political contribution from January 1, 2009 through December 31, 2014.

Further, and in addition to our current disclosure described above, the Company intends to enhance its disclosure regarding political contributions through the following improvements, which the Board expects to be implemented prior to the Annual Meeting:

•	Making available on our corporate website our Policy Regarding Corporate Political Contributions, as reviewed by the Corporate Governance Committee and approved by the Board;

•

Making available on our corporate website a report, updated annually, that discloses the nondeductible portion of membership dues and expenses paid to political parties, political committees and trade associations; and

•

Making available on our corporate website a report, updated annually, that discloses any nondeductible additional payments, in excess of membership dues and expenses paid to political parties, political committees and trade associations.

All corporate political contributions are subject to a legal approval process, and all corporate political contributions are periodically reported to the Corporate Governance Committee.

Pursuant to our Policy Regarding Corporate Political Contributions (which we expect to make available on our corporate website prior to the Annual Meeting), contributions are generally made after considering factors such as: (i) public policy that promotes private competition, choice and free markets in the delivery and financing of health care; (ii) support for important tools that pharmacy benefit managers employ to make prescription drugs safer and more affordable; and (iii) support for positions on issues important to Express Scripts and its plan sponsors and patients. All contributions must promote the interest of the Company and are made without regard for the private political preferences of employees or directors.

Like many other organizations, including businesses, labor unions, and affinity groups, we believe participation in the political process through political contributions is an important and appropriate part of our business. In addition to our Policy Regarding Corporate Political Contributions, the Company makes and discloses its political contributions in strict accordance with applicable laws and regulations. Where corporate funds are used for making political contributions, it is only done so where allowed by applicable law and where management has determined that such contributions will be an effective use of those funds.

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    69

STOCKHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

All political contributions, whether by individuals, organizations, or other groups, are subject to intense public scrutiny as well as regulation by federal and state governments, including detailed disclosure requirements. Reports of our political contributions are available on our corporate website as discussed above, and are readily available today at numerous federal and state governments’ websites. For example, the Company submits periodic reports on lobbying expenditures to Congress, which are publicly available.

The board of directors intends to improve the Company’s disclosure policy by implementing most of the additional disclosure items requested by this proposal. Consequently, this proposal is largely duplicative of the additional disclosure the Company intends to provide prior to the Annual Meeting. We believe that this additional disclosure, together with the political contribution activity already disclosed on our corporate website and information that is already otherwise publicly available, is sufficient to provide information to stockholders and others who are interested in the Company’s political activities. We also believe that the Company’s current approval and compliance procedures are sufficient to ensure accountability.

Accordingly, the board of directors unanimously recommends a vote AGAINST this proposal, and your proxy will be so voted if the proposal is presented unless you specify otherwise.

Proxy Item No. 5:

STOCKHOLDER PROPOSAL REGARDING

INDEPENDENT BOARD CHAIRMAN

Proposal 5 – Independent Board Chairman

RESOLVED: The shareholders request the Board of Directors to adopt as policy, and amend the bylaws as necessary, to require the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. The Board would have the discretion to phase in this policy for the next CEO transition, implemented so it did not violate any existing agreement. If the Board determines that a Chair who was independent when selected is no longer independent, the Board shall select a new Chair who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chair.

The role of the CEO and management is to run the company. The role of the Board of Directors is to provide independent oversight of management and the CEO. There is a potential conflict of interest for a CEO to be her/his own overseer as Chair while managing the business. The combination of these two roles in a single person weakens a corporation’s governance structure, which can harm shareholder value.

As Intel’s former chair Andrew Grove stated, “The separation of the two jobs goes to the heart of the conception of a corporation. Is a company a sandbox for the CEO, or is the CEO an employee? If he’s an employee, he needs a boss, and that boss is the Board. The Chairman runs the Board. How can the CEO be his own boss?”

Shareholders are best served by an independent Board Chair who can provide a balance of power between the CEO and the Board empowering strong Board leadership. The primary duty of a Board of Directors is to oversee the management of a company on behalf of shareholders. A combined CEO / Chair creates a potential conflict of interest, resulting in excessive management influence on the Board and weaker oversight of management.

Numerous institutional investors recommend separation of these two roles. For example, California’s Retirement System CalPERS’ Principles & Guidelines encourage separation, even with a lead director in place.

Chairing and overseeing the Board is a time intensive responsibility. A separate Chair also frees the CEO to manage the company and build effective business strategies.

Many companies have separate and/or independent Chairs. An independent Chair is the prevailing practice in the United Kingdom and many international markets and is an increasing trend in the U.S. This proposal topic won 50% plus support at five major U.S. companies in 2013.

Please vote to protect shareholder value:

Independent Board Chairman – Proposal 5

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STOCKHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

Directors’ Recommendation

The board of directors unanimously recommends a vote AGAINST this proposal for the reasons set forth below:

The board of directors and the Corporate Governance Committee have considered this proposal and concluded that its adoption is unnecessary and is not in the best interests of our stockholders. In considering the proposal, the board also considered a 2010 vote on a similar proposal by stockholders of our predecessor, Express Scripts, Inc., which received support from only 16% of votes cast.

The board of directors values the flexibility of selecting, on a case-by-case basis, the style of leadership best suited to meet the needs of Express Scripts and its stockholders based on the individuals available and circumstances as they exist at the time.

The adoption of a mandate that the chair of the board be an independent director would limit the board’s ability to select the director best suited to serve as chair based on the relevant facts, circumstances, and criteria as they exist at the time. Such a mandate would impose an unnecessary restriction on the board that is not in the best interests of Express Scripts or its stockholders. It is essential that the board maintain an appropriate degree of discretion to select the best possible chair of the board, including whether Express Scripts and its stockholders are best served by a chair who acts in a dual role as chief executive officer.

Our Corporate Governance Guidelines mandate (i) a strong independent Presiding Director, (ii) a majority independent board, and (iii) fully independent key committees, each of which ensures that the board of directors will remain focused on stockholder interests.

The board of directors has adopted Corporate Governance Guidelines, available on our website and discussed in greater detail in the Corporate Governance section of this proxy statement. These guidelines and other governing documents, including our committee charters, include a multitude of provisions to ensure that we conduct our business in accordance with the highest governance standards and with the purpose of enhancing stockholder value. These provisions include the following:

•	We have an accountable board. Each of our board members is subject to re-election by stockholders annually, and is subject to a majority voting policy as set forth in our bylaws.

•

We have a strong, independent Presiding Director. Our Corporate Governance Guidelines provide for a Presiding Director who is elected annually by the independent directors. The Presiding Director is an independent director who, among other duties:

•	presides at all meetings of the board at which the chair is not present, including executive sessions of the independent directors;

•	serves as a liaison between the chair of the board and the independent directors;

•	has the authority to approve the nature and extent of information and data sent to the board;

•	has the authority to approve meeting agendas for the board;

•	has the authority to approve the meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	has the authority to call meetings of the independent directors; and

•	if requested by major stockholders, ensures availability for consultation and direct communication with such stockholders.

We believe the Presiding Director role has been and will continue to be an effective means for strengthening our corporate governance process, empowering our independent directors and enhancing the overall functioning of the board. Mr. Mac Mahon currently serves as the Presiding Director of our Company.

•

The board of directors is composed predominately of independent directors. The vast majority of our current board members and director nominees are independent as defined by the listing standards of The Nasdaq Global Select Market.

•

The independent directors are active participants in the process. Each director is an equal participant in the major strategic and policy decisions of Express Scripts and the chair of the board has no greater vote on matters considered by the board of directors than any other director. Further, the Presiding Director and the other independent directors

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    71

STOCKHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

communicate regularly with the chair of the board regarding appropriate agenda topics and other related matters. Any director may recommend agenda items, and is free to raise any subjects that are not on the agenda for a particular meeting. Moreover, all directors are bound by fiduciary obligations to act in a manner they believe to be in the best interests of Express Scripts and its stockholders. Separating the offices of chair of the board and chief executive officer would not augment or alter these duties.

•

The key committees are composed of independent directors. Much of the board’s substantive work is done at the committee level. Each of the board’s four primary committees, the Audit Committee, the Compensation Committee, the Compliance Committee and the Corporate Governance Committee is composed solely of independent directors. Each committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern that may fall within its jurisdiction. The chair of each committee, in consultation with the appropriate members of management, develops meeting agendas. Each director who is a member of a committee may recommend agenda items, and is free to raise any subjects that are not on the agenda for a particular meeting. Further, each committee is authorized to retain its own outside counsel and other advisors as it determines appropriate.

•

Independent Directors meet regularly. Independent directors generally meet in executive session at every regularly scheduled board meeting. Our Presiding Director chairs these executive sessions. Each independent director may submit topics he or she deems appropriate for discussion at executive sessions to the Presiding Director in order to ensure that the interests and needs of the independent directors are appropriately addressed. The Presiding Director also has the authority to call meetings of the independent directors.

•

CEO compensation is determined by Independent Directors. The independent Compensation Committee is responsible for reviewing the performance of the chief executive officer and for recommending the compensation, including salary, annual incentive compensation and long-term incentive compensation, of the chief executive officer and Express Scripts’ other senior executives. Final compensation decisions with respect to the chief executive officer are considered and approved by the independent directors of the board in executive session, during which, the chief executive officer and members of management are not present.

•

Our board is focused on Express Scripts’ corporate governance practices and will continue to reevaluate its policies on an ongoing basis. In the past decade, the board has adopted a number of enhancements to its Corporate Governance Guidelines and other governance documents, including the following:

•	recommending an amendment to our bylaws (which was approved by our stockholders) to provide stockholders the ability to call a special meeting;

•

adopting a clawback policy applicable to all current and former executive officers and certain other executives, designed to recover incentive compensation in the event of a restatement of financial results;

•	amending our bylaws to adopt majority voting in uncontested elections;

•	amending our bylaws to reduce the threshold for stockholders to amend our bylaws from two thirds to a majority of the voting power of the outstanding stock entitled to vote thereon; and

•	enhancing the power and role of the Presiding Director.

The board will continue to reexamine its policies on an ongoing basis to ensure that its Corporate Governance Guidelines and processes sufficiently meet Express Scripts’ needs.

The board’s selection of a single individual to serve in the dual role of chair of the board and chief executive officer is consistent with the practices of many other Fortune 100 and S&P 500 companies. As reported in the Spencer Stuart 2014 Board Index, published by Spencer Stuart and available at www.spencerstuart.com, 53% of all S&P 500 boards have a combined chair of the board/chief executive officer role. Moreover, the 2014 index indicates that, with respect to those S&P 500 companies that have separated the positions of chair and chief executive officer, in approximately 40% of such organizations the position of chair is held by a current or former executive of such company. Consequently, the 2014 index noted only 28% of the S&P 500 companies have chairs who are considered truly independent. In addition, a 2013 Corporate Governance Survey by Shearman & Sterling suggests that 78% of large U.S. public company boards have either retained the flexibility to separate or combine the offices of chief executive officer and chair or have no formal policy.

Mr. Paz’s tenure as chair and chief executive officer of Express Scripts has resulted in significant stockholder value.

Total stockholder return for Express Scripts’ stockholders during Mr. Paz’s tenure as chair and chief executive officer (through December 31, 2014) is approximately 362%, which is in the 90th percentile of our peer group companies used for compensation benchmarking purposes. Total stockholder return for the S&P 500 during the same period was 95%.

72    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

STOCKHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

We have engaged in stockholder outreach and our largest stockholders generally have not expressed concern with a non-independent chair of the board.

We maintain an active dialogue with our largest stockholders regarding a range of issues. The stockholders with whom we have spoken generally have not suggested that separating the role of chair of the board and the role of chief executive officer is necessary at this time. Moreover, our stockholders decisively rejected a similar proposal in 2010, with only 16% of votes cast supporting a limit on the board’s ability and discretion to select the best possible candidate to serve as chair of the board.

The board of directors believes that retaining a flexible approach to board governance, in which the board of directors can select a chair from among all available candidates, best serves the interests of our stockholders. Moreover, the independent directors elect an empowered Presiding Director annually, which enhances the role of independent directors in corporate governance.

Accordingly, the board of directors unanimously recommends a vote AGAINST this proposal, and your proxy will be so voted if the proposal is presented unless you specify otherwise.

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    73

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes information as of December 31, 2014 relating to our equity compensation plans under which equity securities are authorized for issuance:

	Number of securities to be issued upon exercise of outstanding options and rights		Weighted-average exercise price of outstanding Options and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)		(b)		(c)
Equity Compensation Plans approved by security holders(1)	22,900,466	(2)	$50.26	(3)	40,522,772	(4)
Equity Compensation Plans not approved by security holders	—		—		—
Total	22,900,466	(2)	$50.26	(3)	40,522,772	(4)

(1)	All shares reflected in this table are issuable pursuant to equity incentive plans that were approved prior to the consummation of the Medco transactions by (i) Express Scripts, Inc., in its capacity as our sole stockholder, and (ii) stockholders of either Express Scripts, Inc. or Medco Health Solutions, Inc., as applicable.

(2)	Does not include stock options, restricted stock units or performance shares awarded after December 31, 2014.

•	The following is a summary of the 2011 LTIP as of December 31, 2014:

•	There are 5,955,022 shares of our common stock to be issued upon exercise of outstanding options, with a weighted average exercise price of $61.74.

•

The number of outstanding and unvested restricted stock units and performance shares (assuming vesting at target) is 1,167,679. Assuming that all performance shares vest at the maximum level, the amount shown in column (a) would be increased by 519,333 shares.

•	The following is a summary of the Medco Health Solutions, Inc. 2002 Stock Incentive Plan (the “Medco 2002 SIP”) as of December 31, 2014:

•	There are 10,921,804 shares of our common stock to be issued upon exercise of outstanding options, with a weighted average exercise price of $46.33.

•

The number of outstanding and unvested restricted stock units is 1,025,760 and the number of outstanding vested deferred restricted stock units (which were previously offered under the Medco 2002 SIP prior to April 2, 2012) is 28,763.

•	The following is a summary of our 2000 Long-Term Incentive Plan (the “2000 LTIP”) as of December 31, 2014:

•	There are 2,596,440 shares of our common stock to be issued upon exercise of outstanding options, with a weighted average exercise price of $45.15.

•	Pursuant to the terms of the 2011 LTIP, no grants of equity awards may be made under the 2000 LTIP after June 1, 2011.

•	The following is a summary of our Accredo Health, Incorporated 2002 Long-Term Incentive Plan (the “Accredo Plan”) as of December 31, 2014:

•	We assumed the sponsorship of the Accredo Plan, and awards granted thereunder, upon the consummation of the Medco transactions; however, no further awards may be made under the Accredo Plan.

•	As of December 31, 2014, there are 1,131,936 shares of our common stock to be issued upon exercise of outstanding options, with a weighted average exercise price of $39.59.

•	The number of outstanding and unvested restricted stock units under the Accredo Plan is 73,062.

74    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

(3)	Shares issuable upon vesting of restricted stock units or performance shares are not included in the weighted average computation.

(4)	Includes shares available for issuance under the 2011 LTIP, the EDCP, the Express Scripts, Inc. Employee Stock Purchase Plan (the “ESPP”), and the Medco 2002 SIP. Because no further grants under the 2000 LTIP or the Accredo Plan may be made, shares available for issuance under the 2000 LTIP and the Accredo Plan are not included. The number of shares available for issuance includes 20,642,348 shares remaining available for future issuance under the 2011 LTIP, 5,875,592 shares remaining available for future issuance under the EDCP, 1,642,866 shares remaining available for future issuance under the ESPP and 12,361,966 shares remaining available for future issuance under the Medco 2002 SIP.

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    75

OTHER MATTERS

OTHER MATTERS

Other Business at the Annual Meeting

Management does not intend to bring before the meeting any matters other than those specifically described above and knows of no matters other than the foregoing to come before the meeting. If any other matters or motions properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote shares of our common stock subject to such proxy in accordance with the recommendation of management on such matters or motions, including any matters dealing with the conduct of the meeting.

Future Stockholder Proposals

In accordance with our bylaws, a stockholder who, at any annual meeting of our stockholders, intends to nominate a person for election as a director or present a proposal must so notify our Corporate Secretary, in writing, describing such nominee(s) or proposal and providing information concerning such stockholder and the underlying beneficial owner, if any, including, among other things, such information as name, address, occupation, shares, rights to acquire shares and other derivative securities, and any relevant understandings or arrangements between the stockholder and beneficial owner, if any, and the reasons for and interest of such stockholder and beneficial owner, if any, in the proposal. Generally, to be timely, such notice must be received by our Corporate Secretary not less than 90 days nor more than 120 days in advance of the first anniversary of the preceding year’s annual meeting, provided that in the event that no annual meeting was held the previous year or the date of the annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, or in the event of a special meeting of stockholders called to elect directors, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. For our annual meeting to be held in 2016, any such notice must be received by us at our principal executive offices between January 7, 2016 and February 6, 2016 to be considered timely for purposes of the 2016 annual meeting. Any person interested in offering such a nomination or proposal should request a copy of the relevant bylaw provisions from our Corporate Secretary. Please note that these time periods also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority, which rules are separate from and in addition to the SEC requirements that a stockholder must meet in order to have a proposal included in our proxy statement.

Our bylaws also set out specific eligibility requirements that nominees for director must satisfy, which require nominees to:

•

complete and return a written questionnaire with respect to the background and qualification of the nominee and the background of any other person or entity on whose behalf the nomination is being made; and

•	provide a written representation and agreement that the nominee:

•	will abide by the advance resignation requirements of our bylaws in connection with director elections;

•

is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such prospective nominee, if elected as a director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to us or (2) any Voting Commitment that could limit or interfere with the nominee’s ability to comply, if elected as a director, with the nominee’s fiduciary duties under applicable law;

•

is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than us with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and

•

if elected as a director, would be in compliance and will comply with all of our applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines.

Stockholder proposals intended to be presented at the 2016 annual meeting must be received by us at our principal executive office no later than November 25, 2015, in order to be eligible for inclusion in our proxy statement and proxy relating to that meeting under Rule 14a-8 of the Securities Exchange Act of 1934. Upon receipt of any proposal, we will determine whether to include such proposal in accordance with SEC rules and regulations.

Householding of Proxy Materials

The SEC has adopted rules which permit companies and intermediaries such as brokers to satisfy delivery requirements for Notice of Internet Availability of Proxy Material with respect to two or more stockholders sharing the same address by

76    EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement

OTHER MATTERS

delivering a single Notice of Internet Availability of Proxy Material addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you currently receive multiple proxy statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Express Scripts Holding Company, Attention: Investor Relations, One Express Way, Saint Louis, Missouri 63121, or by telephone at 314-810-3115, and we will promptly deliver these documents to you or start householding following our receipt of such request.

Solicitation of Proxies

We will bear the cost of the solicitation of proxies for the meeting. Brokerage houses, banks, custodians, nominees and fiduciaries are being requested to forward the proxy material to beneficial owners and their reasonable expenses will be reimbursed by us. Solicitation will be made by mail and may also be made personally or by telephone, facsimile or other means by our executive officers, directors and employees, without special compensation for such activities. We have hired MacKenzie Partners, Inc. to assist in the solicitation of proxies. MacKenzie will receive a fee for such services of approximately $15,000, plus reasonable out-of-pocket expenses, which will be paid by us.

By Order of the Board of Directors

Martin P. Akins
Vice President, Deputy General Counsel and Corporate Secretary

March 24, 2015

EXPRESS SCRIPTS HOLDING COMPANY – Proxy Statement    77

MAP TO ANNUAL MEETING OF STOCKHOLDERS

AIRPORT
I–70
EXIT 240
FLORISSANT ROAD NORTH
DOWNTOWN
EXIT 240
EXPRESS SCRIPTS®
ONE EXPRESS WAY
UNIVERSITY BOULEVARD
UNIVERSITY PLACE DRIVE
MARK TWAIN
N
W
E
S

EXPRESS SCRIPTS®

One Express Way

On the Campus of the University of Missouri-St. Louis

- *Exit Interstate 70 at Exit 240 (Florissant/University Boulevard).*
- *Go south on University Boulevard for approximately 1/4 mile to the first traffic signal at the intersection of University Boulevard and University Place Drive.*
- *Turn right on University Place Drive and continue to Express Scripts' Headquarters at One Express Way, just off University Place Drive, on the right.*

EXPRESS SCRIPTS HOLDING COMPANY ONE EXPRESS WAY SAINT LOUIS, MO 63121

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 5, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 5, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

EXPRESS SCRIPTS HOLDING COMPANY

The Board of Directors recommends you vote FOR each of the following nominees:						The Board of Directors recommends you vote FOR each of the following proposals:		For	Against	Abstain
1.	Election of Directors					2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for 2015.	☐	☐	☐
	Nominees:		For	Against	Abstain
	1a.	Gary G. Benanav	☐	☐	☐	3.	To approve, by non-binding vote, executive compensation.	☐	☐	☐
	1b.	Maura C. Breen	☐	☐	☐
	1c.	William J. DeLaney	☐	☐	☐
	1d.	Elder Granger, MD, MG, USA (Retired)	☐	☐	☐
	1e.	Nicholas J. LaHowchic	☐	☐	☐	The Board of Directors recommends you vote AGAINST each of the following proposals:		For	Against	Abstain
	1f.	Thomas P. Mac Mahon	☐	☐	☐
	1g.	Frank Mergenthaler	☐	☐	☐	4.	Stockholder proposal regarding political disclosure and accountability.	☐	☐	☐
	1h.	Woodrow A. Myers, Jr., MD	☐	☐	☐
	1i.	Roderick A. Palmore	☐	☐	☐	5.	Stockholder proposal regarding an independent board chairman.	☐	☐	☐
	1j.	George Paz	☐	☐	☐
	1k.	William L. Roper, MD, MPH	☐	☐	☐	Please indicate whether you plan to attend the meeting.		Yes	No
	1l.	Seymour Sternberg	☐	☐	☐			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]				Date			Signature (Joint Owners)			Date

Admission Ticket

EXPRESS SCRIPTS HOLDING COMPANY

Annual Meeting of Stockholders

Wednesday, May 6, 2015

8:00 a.m., Central Time

Principal Executive Offices

One Express Way

Saint Louis, Missouri 63121

Please present this top portion of the proxy card at the meeting if you wish to attend. Please remember to indicate that you plan to attend this meeting on reverse side.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

EXPRESS SCRIPTS HOLDING COMPANY

This Proxy is solicited on behalf of the Board of Directors

Annual Meeting of Stockholders

May 6, 2015

The stockholder(s) hereby appoint(s) George Paz and Keith J. Ebling, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Express Scripts Holding Company that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m. Central Time on May 6, 2015, at the principal executive offices of the Company located at One Express Way, Saint Louis, Missouri 63121 and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THE PROXIES SHALL VOTE: (i) FOR THE ELECTION OF EACH NOMINEE FOR THE BOARD OF DIRECTORS, (ii) FOR PROPOSALS NO. 2 AND NO. 3, (iii) AGAINST PROPOSALS NO. 4 AND 5, AND (iv) IN THEIR DISCRETION UPON OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

Continued and to be signed on reverse side